As filed with the Securities and Exchange Commission on May 1, 1997

                                                  Registration No. 33-87272
___________________________________________________________________________
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-1

          Registration Statement under The Securities Act of 1933

                              Amendment No. 8

                  GOLDEN AMERICAN LIFE INSURANCE COMPANY
          (Exact name of registrant as specified in its charter)

           DELAWARE                 6355                   41-0991508
       (State or other        (Primary Standard         (I.R.S. Employer
       jurisdiction of            Industrial           Identification No.)
      incorporation or        Classification Code
        organization)              Number)

                     1001 Jefferson Street, Suite 400
                           Wilmington, DE  19801
                              (302) 576-3400
 (Address and Telephone Number of registrant's principal executive office)

Marilyn Talman, Esq.                      COPY TO:
Golden American Life Insurance Company    Stephen Roth, Esq.
1001 Jefferson Street, Suite 400          Sutherland, Asbill & Brennan, L.L.P.
Wilmington, DE  19801                     1275 Pennsylvania Avenue, N.W.
(Name and Address of Agent for Service    Washington, D.C.  20004-2404
     of Process)

     Approximate date of commencement of proposed sale to the public:
As soon as practical after the effective date of the Registration Statement

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ...................................... [X]

___________________________________________________________________________
                      Calculation of Registration Fee

                                          Proposed Maximum      Proposed
Title of Securities       Amount Being     Offering Price   Maximum Aggregate            Amount of
  Being Registered        Registered (1)     Per Unit (1)    Offering Price (1)      Registration Fee (2)
--------------------------------------------------------------------------------------------------------
Annuity Contracts
(Interests in             N/A             N/A               $300,000,000             $103,500
Fixed Account)

(1) The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.
(2) Previously paid.
___________________________________________________________________________

                    CROSS REFERENCE SHEET
                            _____

           Pursuant to Regulation S-K, Item 501(b)




S-1 Item                           Prospectus Heading
-----------------------------      -------------------------
1.   Forepart of Registration      Cover Page
     Statement and Outside
     Front Cover Page

2.   Inside Front and Outside      Summary of the Contract;
     Back Cover                    Table of Contents

3.   Summary Information,          Prospectus Cover; Facts
     Risk Factors and Ratio        Facts About the Company
     of Earnings to Fixed          and the Fixed Account;
     Fixed Charges                 Summary of the Contract:
                                   Definition of Terms

4.   Use of Proceeds               Facts About the Company
                                   and the Fixed Account

5.   Determination of              Not Applicable
     Offering Price

6.   Dilution                      Not Applicable

7.   Selling Security Holders      Not Applicable

8.   Plan of Distribution          Facts About the Contract

9.   Description of Securities     Summary of the Contract;
     Being Offered                 Facts About the Contract

10.  Interest of Named Experts     Experts
     and Counsel

11.  Information with Respect      More Information of
     to the Registrant             Golden American Life
                                   Insurance Company;
                                   Directors and Executive
                                   Officers; Legal
                                   Proceedings

12.  Disclosure of Commission      Part II, Item 14
     Position  on
     Indemnification for
     Securities Act Liabilities

                               PART I




       The Prospectus contained herein does not contain all of the information permitted by Securities and Exchange Commission Regulations. Therefore, this Amendment No. 8 on Form S-1 for Golden American Life Insurance Company ("Golden American") incorporates by reference the Statement of Additional Information for the GoldenSelect DVA PLUS Combination Variable and Fixed Annuity, and Part C (Other Information) contained the in Registration Statement on Form N-4 (post-effective amendment No. 7, File Nos. 33-59261, 811-5626, filed on or about the date hereof) for Golden American Separate Account B. This information may be obtained free of charge from Golden American Life Insurance Company by calling Customer Service at 800-366-0066.

PART A

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                            GOLDENSELECT DVA PLUS                             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
GOLDEN AMERICAN LIFE INSURANCE COMPANY
Golden American Life Insurance Company is a stock company domiciled in Wilmington, Delaware
                       DEFERRED COMBINATION VARIABLE AND
                            FIXED ANNUITY PROSPECTUS
                             GOLDENSELECT DVA PLUS

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This prospectus describes group and individual deferred variable annuity Con-tracts (the "Contract") offered by Golden American Life Insurance Company ("Golden American" "we" "our" or "us"). The Owner ("you" or "your") purchases the Contract with an Initial Premium and is permitted to make additional pre-mium payments.

The Contract is funded by two accounts, Separate Account B ("Account B") and the Fixed Account (collectively, the "Accounts").

Nineteen Divisions of Account B are currently available under the Contract. The investments available through the Divisions of Account B include mutual fund portfolios (the "Series") of The GCG Trust (the "GCG Trust") and the Equi-Se-lect Series Trust (the "ESS Trust"). The investments available through the Fixed Account include various Fixed Allocations which we credit with fixed rates of interest for the Guarantee Periods you select. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years. We reserve the right at any time to increase or decrease the number of Guarantee Periods of-fered. Not all Guarantee Periods may be available.

This prospectus describes the Contract and provides background information re-garding Account B and the Fixed Account. The prospectuses for the GCG Trust and the ESS Trust (individually, "a Trust," and collectively, "the Trusts"), which must accompany this prospectus, provide information regarding investment activ-ities and policies of the Trusts.

You may allocate your premiums among the nineteen Divisions and the Fixed Allo-cations available under the Contract in any way you choose, subject to certain restrictions. You may change the allocation of your Accumulation Value during a Contract Year free of charge. We reserve the right, however, to assess a charge for each allocation change after the twelfth allocation change in a Contract Year.

Your Accumulation Value in Account B will vary in accordance with the invest-ment performance of the Divisions selected by you. Therefore, you bear the en-tire investment risk for all amounts allocated to Account B. You also bear in-vestment risk with respect to surrenders, partial withdrawals, transfers and annuitization from a Fixed Allocation prior to the end of the applicable Guar-antee Period. Such surrender, partial withdrawal, transfer or annuitization may be subject to a Market Value Adjustment, which could have the effect of either increasing or decreasing your Accumulation Value.

We will pay a death benefit to the Beneficiary if the Owner dies prior to the Annuity Commencement Date or the Annuitant dies prior to the Annuity Commencement Date when the Owner is other than an individual.


This prospectus describes your principal rights and limitations and sets forth the information concerning the Accounts that investors should know before in-vesting. A Statement of Additional Information, dated May 1, 1997, about Ac-count B has been filed with the Securities and Exchange Commission ("SEC") and is available without charge upon request. To obtain a copy of this document call or write our Customer Service Center. The Table of Contents of the State-ment of Additional Information may be found on the last page of this prospec-tus. The Statement of Additional Information is incorporated herein by refer-ence.


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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE AC-CURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CONTRACTS AND UNDERLYING SERIES SHARES WHICH FUND THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO MARKET FLUCTUATION, REINVESTMENT RISK AND POSSIBLE LOSS OF PRINCIPAL INVESTED.

PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE. IT IS NOT VALID UNLESS ACCOMPANIED BY THE CURRENT PROSPECTUSES FOR THE GCG TRUST AND THE ESS TRUST.

THE FIXED ACCOUNT AND ENHANCED DEATH BENEFITS MAY NOT BE AVAILABLE IN ALL STATES. YOU MAY CONTACT OUR CUSTOMER SERVICE CENTER TO FIND OUT ABOUT STATE AVAILABILITY.

ISSUED BY:        DISTRIBUTED BY:     ADMINISTERED AT:
Golden American   Directed Serv-      Customer Service
Life              ices, Inc.          Center
Insurance Com-    Wilmington,         Mailing Address:
pany              Delaware 19801      P.O. Box 8794
                                      Wilmington, Dela-
                                      ware 19899-8794
                                      1-800-366-0066


                         PROSPECTUS DATED: MAY 1, 1997

 TABLE OF CONTENTS

                                                                           PAGE
DEFINITION OF TERMS.......................................................   3
SUMMARY OF THE CONTRACT...................................................   5
FEE TABLE.................................................................   7
CONDENSED FINANCIAL AND OTHER INFORMATION.................................  10
 Index of Investment Experience
 Financial Statements
 Performance Related Information
INTRODUCTION..............................................................  12
FACTS ABOUT THE COMPANY AND THE ACCOUNTS..................................  12
 Golden American
 The GCG Trust and the ESS Trust
 Separate Account B
 Account B Divisions
 Changes Within Account B
 The Fixed Account
FACTS ABOUT THE CONTRACT..................................................  19
 The Owner
 The Annuitant
 The Beneficiary
 Change of Owner or Beneficiary
 Availability of the Contract
 Types of Contracts
 Your Right to Select or Change Contract Options
 Premiums
 Making Additional Premium Payments
 Crediting Premium Payments
 Restrictions on Allocation of Premium Payments
 Your Right to Reallocate
 Dollar Cost Averaging
 What Happens if a Division is Not Available
 Your Accumulation Value
 Accumulation Value in Each Division
 Measurement of Investment Experience
 Cash Surrender Value
 Surrendering to Receive the Cash Surrender Value
 Partial Withdrawals
 Automatic Rebalancing
 Proceeds Payable to the Beneficiary
 Death Benefit Options
 Reports to Owners
 When We Make Payments

                                                                            PAGE
CHARGES AND FEES...........................................................  29
 Charge Deduction Division
 Charges Deducted from the Accumulation Value
 Charges Deducted from the Divisions
 Trust Expenses
CHOOSING YOUR ANNUITIZATION OPTIONS........................................  31
 Annuitization of Your Contract
 Annuity Commencement Date Selection
 Frequency Selection
 The Annuitization Options
 Payment When Named Person Dies
OTHER CONTRACT PROVISIONS..................................................  33
 In Case of Errors in Application Information
 Contract Changes -- Applicable Tax Law
 Your Right to Cancel or Exchange Your Contract
 Other Contract Changes
 Group or Sponsored Arrangements
 Selling the Contract
REGULATORY INFORMATION.....................................................  35
 Voting Rights
 State Regulation
 Legal Proceedings
 Legal Matters
 Experts
MORE INFORMATION ABOUT GOLDEN AMERICAN LIFE INSURANCE COMPANY..............  35
 Selected Financial Data
 Management's Discussion and Analysis of Financial Condition and Results of
 Operations
 Directors and Executive Officers
 Compensation Tables and Other Information
FEDERAL TAX CONSIDERATIONS.................................................  48
 Introduction
 Tax Status of Golden American
 Taxation on Non-Qualified Annuities
 IRA Contracts and Other Qualified Retirement Plans
 Federal Income Tax Withholding
AUDITED FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY.....  56
STATEMENT OF ADDITIONAL INFORMATION........................................  77
 Table of Contents
APPENDIX A.................................................................  A1
 Market Value Adjustment Examples

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO PERSON IS AUTHORIZED TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS.

 DEFINITION OF TERMS

ACCOUNTS
Separate Account B and the Fixed Account.

ACCUMULATION VALUE
The total amount invested under the Contract. Initially, this amount is equal to the premium paid. Thereafter, the Accumulation Value will reflect the pre-miums paid, investment experience of the Divisions and interest credited to your Fixed Allocations, charges deducted and any partial withdrawals.

ANNUAL RATCHET ENHANCED DEATH BENEFIT OPTION
An enhanced death benefit option that may be elected only at issue and only if the Owner or Annuitant (when the Owner is other than an individual) is age 79 or younger. The enhanced death benefit provided by this option is the highest Accumulation Value on any Contract Anniversary on or prior to the Owner turn-ing age 80, as adjusted for additional premiums and partial withdrawals.

ANNUITANT
The person designated by the Owner to be the measuring life in determining An-nuity Payments.

ANNUITY COMMENCEMENT DATE
The date on which Annuity Payments begin.

ANNUITY OPTIONS
Options the Owner selects that determine the form and amount of Annuity Pay-ments.

ANNUITY PAYMENT
The periodic payment an Owner receives. It may be either a fixed or a variable amount based on the Annuity Option chosen.

ATTAINED AGE
The Issue Age of the Owner or Annuitant plus the number of full years elapsed since the Contract Date.

BENEFICIARY
The person designated to receive benefits in the case of the death of the Owner or the Annuitant (when the Owner is other than an individual).

BUSINESS DAY
Any day the New York Stock Exchange ("NYSE") is open for trading, exclusive of Federal holidays, or any day on which the SEC requires that mutual funds, unit investment trusts or other investment portfolios be valued.

CASH SURRENDER VALUE
The amount the Owner receives upon surrender of the Contract, including any Market ValueAdjustment.

CHARGE DEDUCTION DIVISION
The Division from which all charges are deducted if so designated by you. The Charge Deduction Division currently is the Liquid Asset Division.

CONTINGENT ANNUITANT
The person designated by the Owner who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

CONTRACT
The entire Contract consisting of the basic Contract and any riders or en-dorsements.

CONTRACT ANNIVERSARY
The anniversary of the Contract Date.

CONTRACT DATE
The date on which we have received the Initial Premium and upon which we begin determining the Contract values. It may or may not be the same as the Issue Date. This date is used to determine Contract months, processing dates, years and anniversaries.

CONTRACT PROCESSING DATES
The days when we deduct certain charges from the Accumulation Value. If the Contract Processing Date is not a Valuation Date, it will be on the next suc-ceeding Valuation Date. The Contract Processing Dates will be once each year on the Contract Anniversary.

CONTRACT PROCESSING PERIOD
The first Contract processing period begins with the Contract Date and ends at the close of business on the first Contract Processing Date. All subsequent Contract processing periods begin at the close of business on the most recent Contract Processing Date and extend to the close of business on the next Con-tract Processing Date. There is one Contract processing period each year.

CONTRACT YEAR
The period between Contract anniversaries.

CUSTOMER SERVICE CENTER
Where service is provided to you. The mailing address and telephone number of the Customer Service Center are shown on the cover.

DIVISIONS
The investment options available under Account B.

ENDORSEMENTS
An endorsement changes or adds provisions to the Contract.

EXCHANGE CONTRACTS
Contracts issued by insurance companies not affiliated with Golden American.

EXPERIENCE FACTOR
The factor which reflects the investment experience of the portfolio in which a Division invests and also reflects the charges assessed against the Division for a Valuation Period.

FIXED ACCOUNT
An Account which contains all of our assets that support Owner Fixed Alloca-tions and any interest credited thereto.

FIXED ALLOCATION
An amount allocated to the Fixed Account that is credited with a Guaranteed Interest Rate for a specified Guarantee Period.

FREE LOOK PERIOD
The period of time within which the Owner may examine the Contract and return it for a refund.

GUARANTEED INTEREST RATE
The effective annual interest rate which we will credit for a specified Guar-antee Period. The Guaranteed Interest Rate will never be less than 3%.

GUARANTEE PERIOD
The period of time for which a rate of interest is guaranteed to be credited to a Fixed Allocation. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years.

INDEX OF INVESTMENT EXPERIENCE
The index that measures the performance of a Division.

INITIAL PREMIUM
The payment required to put a Contract into effect.

ISSUE AGE
The Owner's or Annuitant's age on his or her last birthday on or before the Contract Date.

ISSUE DATE
The date the Contract is issued at our Customer Service Center.

MARKET VALUE ADJUSTMENT
A positive or negative adjustment made to a Fixed Allocation. It may apply to certain withdrawals and transfers, whether in whole or in part, and annuitizations of all or part of a Fixed Allocation prior to the end of a Guarantee Period.

MATURITY DATE
The date on which a Guarantee Period matures.

OWNER
The person who owns the Contract and is entitled to exercise all rights under the Contract. This person's death also initiates payment of the death benefit.

RIDER
A rider amends the Contract, in certain instances adding benefits.

7% SOLUTION ENHANCED DEATH BENEFIT OPTION
An enhanced death benefit option that may be elected only at issue and only if the Owner or Annuitant (when the Owner is other than an individual) is age 75 or younger. The enhanced death benefit provided by this option is equal to an annual rate of return of 7% on all assets, except those invested in the Liquid Asset Division, Limited Maturity Bond Division, and the Fixed Account, as ad-justed for additional premiums and partial withdrawals. Each accumulated ini-tial or additional premium payment reduced by any partial withdrawals taken will continue to grow at 7% until it reaches the maximum enhanced death bene-fit.

SPECIALLY DESIGNATED DIVISION
The Division to which distributions from a portfolio underlying a Division in which reinvestment is not available will be allocated unless you specify oth-erwise. The Specially Designated Division currently is the Liquid Asset Divi-sion.

STANDARD DEATH BENEFIT OPTION
The death benefit option that you will receive under the Contact unless one of the enhanced death benefit options is elected. The death benefit provided by this option is equal to the greatest of (i) Accumulation Value; (ii) total premium payments less any partial withdrawals; and (iii) Cash Surrender Value.

VALUATION DATE
The day at the end of a Valuation Period when each Division is valued.

VALUATION PERIOD
Each business day together with any non-business days before it.

 SUMMARY OF THE CONTRACT

This prospectus has been designed to provide you with information regarding the Contract and the Accounts which fund the Contract. Information concerning the Series underlying the Divisions of Account B and the Fixed Account is set forth in the Trusts' prospectuses.

This summary is intended to provide only a very brief overview of the more significant aspects of the Contract. Further detail is provided in this pro-spectus and in the Contract. The Contract, together with any riders or en-dorsements, constitutes the entire agreement between you and us and should be retained.

This prospectus has been designed to provide you with the necessary informa-tion to make a decision on purchasing the Contract. You have a choice of in-vestments. We do not promise that your Accumulation Value will increase. De-pending on the investment experience of the Divisions and interest credited to the Fixed Allocations in which you are invested, your Accumulation Value, Cash Surrender Value and death benefit may increase or decrease on any day. You bear the investment risk.

DESCRIPTION OF THE CONTRACT
The Contract is designed to establish retirement benefits for two types of purchasers. The first type of purchaser is one who is eligible to participate in, and purchases a Contract for use with, an individual retirement annuity ("IRA") meeting the requirements of section 408(b) of the Internal Revenue Code of 1986 ("qualified plan"). For a Contract funding a qualified plan, dis-tributions may be made to you to satisfy requirements imposed by Federal tax law. The second type of purchaser is one who purchases a Contract outside of a qualified plan ("non-qualified plan").

The Contract also offers a choice of Annuity Options to which you may apply all or a portion of the Accumulation Value on the annuity commencement date or the Cash Surrender Value upon surrender of the Contract. See Choosing Your An-nuity Options.

AVAILABILITY
We can issue a Contract if both the Annuitant and the Owner are not older than age 85 and accept additional premium payments until either the Annuitant or Owner reaches the Attained Age of 85 for non-qualified plans (age 70 for qual-ified plans, except for rollover contributions). The minimum Initial Premium is $10,000 for a non-qualified plan and $1,500 for a qualified plan. We may change the minimum initial or additional premium requirements for certain group or sponsored arrangements. See Other Contract Provisions, Group or Spon-sored Arrangements.

The minimum additional premium payment we will accept is $500 for a non-quali-fied plan and $250 for a qualified plan. You must receive our prior approval before making a premium payment that causes the Accumulation Value of all an-nuities that you maintain with us to exceed $1,000,000.

THE DIVISIONS
Each of the nineteen Divisions of Account B offered under this prospectus in-vests in a mutual fund portfolio with its own distinct investment objectives and policies. Each Division of Account B invests in a corresponding Series of the GCG Trust, managed by Directed Services, Inc. ("DSI"), or a corresponding Series of the ESS Trust, managed by Equitable Investment Services, Inc. ("EISI," and together with DSI, the "Managers"). The Trusts and the Managers have retained several portfolio managers to manage the assets of each Series. See Facts About the Company and the Accounts, Account B Divisions.

HOW THE ACCUMULATION VALUE VARIES
The Accumulation Value in the Divisions varies each day based on investment results. You bear the risk of poor investment performance and you receive the benefits from favorable investment performance. The Accumulation Value also reflects premium payments, charges deducted and partial withdrawals. See Facts About the Contract, Accumulation Value in Each Division.

THE FIXED ACCOUNT
The investments available through the Fixed Account include various Fixed Al-locations which we credit with fixed rates of interest for the Guarantee Peri-ods you select. We reset the interest rates for new Guarantee Periods periodi-cally based on our sole discretion. We may offer Guarantee Periods from one to ten years. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years.

You bear investment risk with respect to surrenders, partial withdrawals, transfers and annuitization from your Fixed Allocations. A surrender, partial withdrawal, transfer or annuitization made prior to the end of a Guarantee Pe-riod may be subject to a Market Value Adjustment, which could have the effect of either increasing or decreasing your Accumulation Value. We will not apply a Market Value Adjustment on a surrender, partial withdrawal, transfer or annuitization made within 30 days prior to the Maturity Date of the applicable Guarantee Period or certain transfers made in connection with the dollar cost averaging program.

Systematic withdrawals from a Fixed Allocation also are not subject to a Mar-ket Value Adjustment.

MARKET VALUE ADJUSTMENT
We will apply a Market Value Adjustment, subject to certain exceptions, to a surrender, partial withdrawal, transfer or annuitization from a Fixed Alloca-tion made prior to the end of a Guarantee Period. The Market Value Adjustment does not apply to amounts invested in Account B.

SURRENDERING YOUR CONTRACT
You may surrender the Contract and receive its Cash Surrender Value at any time while both the Annuitant and Owner are living and before the Annuity Com-mencement Date. See Facts About the Contract, Cash Surrender Value and Surren-dering to Receive the Cash Surrender Value.

TAKING PARTIAL WITHDRAWALS
After the Free Look Period, prior to the annuity commencement date and while the Contract is in effect, you may take partial withdrawals from the Accumula-tion Value of your Contract. You may elect in advance to take systematic par-tial withdrawals on a monthly, quarterly, or annual basis. If you have an IRA Contract, you may elect IRA partial withdrawals on a monthly, quarterly or an-nual basis.

Partial withdrawals are subject to certain restrictions as defined in this prospectus, including a surrender charge and a Market Value Adjustment. Par-tial withdrawals above a specified percentage of your Accumulation Value may be subject to a surrender charge. See Facts About the Contract, Partial Withdrawals.

DOLLAR COST AVERAGING
Under this program, you may choose to have a specified dollar amount trans-ferred from either the Limited Maturity Bond Division, Liquid Asset Division or a Fixed Allocation with a one year Guarantee Period to the other Divisions of Account B on a monthly basis with the objective of shielding your invest-ment from short-term price fluctuations. See Facts About the Contract, Dollar Cost Averaging.

YOUR RIGHT TO CANCEL THE CONTRACT
You may cancel your Contract within the Free Look Period which is a ten day period of time beginning once you receive the Contract. For purposes of admin-istering our allocation and certain other administrative rules, we deem this period to end 15 days after the Contract is mailed from our Customer Service Center. Some states may require that we provide a longer free look period. In some states we restrict the Initial Premium allocation during the Free Look Period. See Other Contract Provisions, Your Right to Cancel or Exchange Your Contract.

YOUR RIGHT TO CHANGE THE CONTRACT
The Contract may be changed to another annuity plan subject to our rules at the time of the change. See Other Contract Provisions, Other Contract Changes.

DEATH BENEFIT OPTIONS
The Contract provides a death benefit to the beneficiary if the Owner dies prior to the Annuity Commencement Date. Subject to our rules, there are three death benefit options that may be available to you under the Contract: the Standard Death Benefit Option; the 7% Solution Enhanced Death Benefit Option; and the Annual Ratchet Enhanced Death Benefit Option. See Facts About the Con-tract, Death Benefit Options. We may offer a reduced death benefit under cer-tain group and sponsored arrangements. See Other Contract Provisions, Group or Sponsored Arrangements.

DEDUCTIONS FOR CHARGES AND FEES
We invest the entire amount of the initial and any additional premium payments in the Divisions and the Fixed Allocations you select, subject to certain re-strictions we impose. See Facts About the Contract, Restrictions on Allocation of Premium Payments. We then may deduct an annual Contract fee from your Accu-mulation Value. See Other Contract Provisions, Charges and Fees. We may reduce certain charges under group or sponsored arrangements. See Other Contract Pro-visions, Group or Sponsored Arrangements. Unless you have elected the Charge Deduction Division, charges are deducted proportionately from all Account B Divisions in which you are invested. If there is no Accumulation Value in these Divisions, charges will be deducted from your Fixed Allocations starting with Guarantee Periods nearest their Maturity Dates until such charges have been deducted.

 FEE TABLE


FEDERAL INCOME TAXES
The ultimate effect of Federal income taxes on the amounts held under an annu-ity Contract, on Annuity Payments and on the economic benefits to the Owner, Annuitant or Beneficiary depends on Golden American's tax status and upon the tax status of the individuals concerned. In general, an Owner is not taxed on increases in value under an annuity Contract until some form of distribution is made under it. There may be tax penalties if you make a withdrawal or sur-render the Contract before reaching age 59 1/2. See Federal Tax Considera-tions.
TRANSACTION EXPENSES(/1/)
Contingent Deferred Sales Charge(/2/) (imposed as a percentage of premium pay-ments withdrawn upon excess partial withdrawal or surrender):(/3/)

              COMPLETE YEARS ELAPSED   SURRENDER
              SINCE PREMIUM PAYMENT     CHARGE
                       0                   7%
                       1                   7%
                       2                   6%
                       3                   5%
                       4                   4%
                       5                   3%
                       6                   1%
                       7+                  0%

     Excess Allocation Charge.......................................... $0(/4/)

ANNUAL CONTRACT FEES:

     Administrative Charge................................................ $40
     (Waived if the Accumulation Value equals or exceeds $100,000 at the end of the Contract Year, or once the sum of premiums paid equals or exceeds $100,000.)

SEPARATE ACCOUNT ANNUAL EXPENSES (percentage of assets in each Division)(/5/):


                                           STANDARD   ENHANCED DEATH BENEFIT
                                            DEATH   --------------------------
                                           BENEFIT  ANNUAL RATCHET 7% SOLUTION
                                           -------- -------------- -----------

     Mortality and Expense Risk Charge....  1.10%       1.25%         1.40%
     Asset Based Administrative Charge....  0.15%       0.15%         0.15%
                                            -----       -----         -----
     Total Separate Account Expenses......  1.25%       1.40%         1.55%

THE GCG TRUST ANNUAL EXPENSES (based on combined net assets of the indicated groups of Series):


                                                  OTHER              TOTAL
              SERIES           FEES(/6/)      EXPENSES(/7/)         EXPENSES
              ------           --------- ----------------------- --------------
     Multiple Allocation,
     Fully Managed, Capital
     Appreciation, Rising
     Dividends, All-Growth,
     Real Estate, Hard           0.99%            0.01%              1.00%
     Assets, Value Equity,
     Strategic Equity, and
     Small Cap Series:

     Emerging Markets
     Series:(/8/)                1.75%            0.05%              1.80%

     Managed Global              1.25%            0.01%              1.26%
     Series:(/9/)

     Limited Maturity Bond       0.60%            0.01%              0.61%
     and Liquid Asset Series:

THE ESS TRUST ANNUAL EXPENSES:
                                                  OTHER              TOTAL
                                                EXPENSES            EXPENSES
                                              AFTER EXPENSE      AFTER EXPENSE
              SERIES           FEES(/6/) REIMBURSEMENTS (/1//0/) REIMBURSEMENTS
              ------           --------- ----------------------- --------------

     OTC, Research, and Total
     Return Portfolios:          0.80%            0.40%              1.20%

     Growth & Income and
     Value + Growth              0.95%            0.40%              1.35%
     Portfolios:

-------------------
 (1) A Market Value Adjustment, which may increase or decrease your Accumula-tion Value, may apply to certain transactions. See Market Value Adjust-ment.
 (2) We also deduct a charge for premium taxes (which can range from 0% to 3.5% of premium) from your Accumulation Value upon surrender, excess par-tial withdrawals or on the Annuity Commencement Date. See Premium Taxes.
 (3) For purposes of calculating the surrender charge for the excess partial withdrawal, (i) we treat premium payments as being withdrawn on a first-in first-out basis, and (ii) amounts withdrawn which are not considered an excess partial withdrawal are not treated as a withdrawal of any pre-mium payments. See Charges Deducted from the Accumulation Value, Surren-der Charge for Excess Partial Withdrawals.
 (4) We reserve the right to impose a charge in the future at a maximum of $25 for each allocation change in excess of twelve per Contract Year. See Ex-cess Allocation Charge.
 (5) See Facts About the Contract, Death Benefit Options, for a description of the Contract's Standard and Enhanced Death Benefit Options.
 (6) Fees decline as combined assets increase (see Account B Divisions and the Trust prospectuses for details).
 (7) Other Expenses generally consist of independent trustees fees and ex-penses.

 (8) Expenses have been restated to reflect current fees.
 (9) The expenses for the Managed Global Series are based on the actual expe-rience of the Series together with that of its predecessor for accounting purposes, the Managed Global Account of Separate Account D. On September 3, 1996, the Managed Global Account was reorganized into the Managed Global Division of Account B and the Managed Global Series of the GCG Trust.
(10)Other expenses shown take into account the effect of EISI's agreement to reimburse the portfolios for all operating expenses, excluding management fees, that exceed 0.40% of their average daily net assets. This reimburse-ment agreement commenced February 1, 1997. Prior to February 1, 1997, EISI reimbursed the portfolios for all operating expenses, excluding management fees, that exceeded 0.75% of their average daily net assets. This reim-bursement is voluntary and can be terminated at any time. In the absence of the current reimbursement agreement, Other Expenses would have been 0.55%, 0.51%, 0.45%, 0.69%, and 0.95%, respectively, for the OTC, Research, Total Return, Growth & Income, and Value + Growth Portfolios for the year ended December 31, 1996.


Examples:

The examples do not take into account any deduction for premium taxes. Premium taxes currently range from 0% to 3.5% of premium payments. There may be sur-render charges if you choose to annuitize within the first three Contract Years.

If at issue you elect the 7% Solution Enhanced Death Benefit Option and you surrender your Contract at the end of the applicable time period, you would pay the following expenses for each $1,000 of Initial Premium assuming a 5% annual return on assets:
-------------------------------------------------------------------------------

DIVISION                               ONE YEAR THREE YEARS FIVE YEARS TEN YEARS
Multiple Allocation................... $ 96.43    $131.15    $168.46    $293.91
Fully Managed......................... $ 96.43    $131.15    $168.46    $293.91
Capital Appreciation.................. $ 96.43    $131.15    $168.46    $293.91
Rising Dividends...................... $ 96.43    $131.15    $168.46    $293.91
All-Growth............................ $ 96.43    $131.15    $168.46    $293.91
Real Estate........................... $ 96.43    $131.15    $168.46    $293.91
Hard Assets........................... $ 96.43    $131.15    $168.46    $293.91
Value Equity.......................... $ 96.43    $131.15    $168.46    $293.91
Strategic Equity...................... $ 96.43    $131.15    $168.46    $293.91
Small Cap............................. $ 96.43    $131.15    $168.46    $293.91
Emerging Markets...................... $104.39    $154.79    $207.41    $369.15
Managed Global........................ $ 99.02    $138.90    $181.30    $319.09
OTC................................... $ 98.42    $137.11    $178.35    $313.34
Research.............................. $ 98.42    $137.11    $178.35    $313.34
Total Return.......................... $ 98.42    $137.11    $178.35    $313.34
Growth & Income....................... $ 99.92    $141.56    $185.70    $327.64
Value + Growth........................ $ 99.92    $141.56    $185.70    $327.64
Limited Maturity Bond................. $ 92.52    $119.41    $148.87    $254.79
Liquid Asset.......................... $ 92.52    $119.41    $148.87    $254.79

-------------------------------------------------------------------------------

If at issue you elect the 7% Solution Enhanced Death Benefit Option and you do not surrender your Contract or if you annuitize on the Annuity Commencement Date, you would pay the following expenses for each $1,000 of initial premium assuming a 5% annual return on assets:
-------------------------------------------------------------------------------

DIVISION                               ONE YEAR THREE YEARS FIVE YEARS TEN YEARS
Multiple Allocation...................  $26.43    $ 81.15    $138.46    $293.91
Fully Managed.........................  $26.43    $ 81.15    $138.46    $293.91
Capital Appreciation..................  $26.43    $ 81.15    $138.46    $293.91
Rising Dividends......................  $26.43    $ 81.15    $138.46    $293.91
All-Growth............................  $26.43    $ 81.15    $138.46    $293.91
Real Estate...........................  $26.43    $ 81.15    $138.46    $293.91
Hard Assets...........................  $26.43    $ 81.15    $138.46    $293.91
Value Equity..........................  $26.43    $ 81.15    $138.46    $293.91
Strategic Equity......................  $26.43    $ 81.15    $138.46    $293.91
Small Cap.............................  $26.43    $ 81.15    $138.46    $293.91
Emerging Markets......................  $34.39    $104.79    $177.41    $369.15
Managed Global........................  $29.02    $ 88.90    $151.30    $319.09
OTC...................................  $28.42    $ 87.11    $148.35    $313.34
Research..............................  $28.42    $ 87.11    $148.35    $313.34
Total Return..........................  $28.42    $ 87.11    $148.35    $313.34
Growth & Income.......................  $29.92    $ 91.56    $155.70    $327.64
Value + Growth........................  $29.92    $ 91.56    $155.70    $327.64
Limited Maturity Bond.................  $22.52    $ 69.41    $118.87    $254.79
Liquid Asset..........................  $22.52    $ 69.41    $118.87    $254.79

-------------------------------------------------------------------------------


The purpose of the Fee Table is to assist you in understanding the various costs and expenses that you will bear directly or indirectly. For purposes of computing the annual per Contract administrative charge, the dollar amounts shown in the examples are based on an Initial Premium of $65,000.


The examples reflect the election at issue of the 7% Solution Enhanced Death Benefit Option. If the Standard Death Benefit Option or the Annual Ratchet En-hanced Death Benefit Option is elected, the actual expenses incurred will be less than those represented in the Examples.

THIS EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EX-PENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN, SUBJECT TO THE GUARANTEES UNDER THE CONTRACT.

 CONDENSED FINANCIAL AND OTHER INFORMATION

INDEX OF INVESTMENT EXPERIENCE
The upper table gives the index of investment experience for each Division of Account B available under the Contract for each death benefit option. Informa-tion for 1996 was not available for this prospectus. Except for the Small Cap, OTC, Research, Total Return, Growth & Income, and Value + Growth Divisions, each Division commenced operations on October 2, 1995 (The Managed Global Di-vision commenced operations initially as a division of another separate ac-count, the Managed Global Account of Separate Account D; however, the index of investment experience is unchanged). The index of investment experience is equal to the value of a unit for each Division of the Accounts. The total in-vestment value of each Division as of the end of each period is shown in the lower table.


                                                INDEX OF INVESTMENT EXPERIENCE
                         -------------------------------------------------------------------------
                                                                        ENHANCED DEATH BENEFITS
                                                                ----------------------------------
                                    STANDARD                             ANNUAL RACHET
                         ----------------------------------     ----------------------------------
                         10/2/95      12/31/95     12/31/96     10/2/95      12/31/95     12/31/96
                         -------      --------     --------     -------      --------     --------
Multiple Allocation..... $16.10        $16.72       $17.96      $15.94        $16.55       $17.75
Fully Managed...........  14.77         15.23        17.50       14.62         15.07        17.29
Capital Appreciation....  14.31         14.71        17.46       14.23         14.63        17.34
Rising Dividends........  12.16         13.24        15.77       12.12         13.19        15.69
All-Growth..............  13.88         14.10        13.85       13.74         13.96        13.68
Real Estate.............  15.06         15.94        21.30       14.91         15.78        21.04
Hard Assets.............  14.86         15.11        19.89       14.71         14.96        19.65
Value Equity............  12.43         13.37        14.61       12.41         13.36        14.57
Strategic Equity........  10.00(/1/)    10.01        11.81       10.00(/1/)    10.01        11.78
Small Cap...............     --(/2/)       --(/2/)   11.86          --(/2/)       --(/2/)   11.84
Emerging Markets........   9.50          9.23         9.78        9.47          9.20         9.74
Managed Global..........   9.32          9.58        10.62        9.28          9.53        10.55
OTC.....................     --(/3/)       --(/3/)   15.77          --(/3/)       --(/3/)   15.70
Research................     --(/4/)       --(/4/)      --(/4/)     --(/4/)       --(/4/)      --(/4/)
Total Return............     --(/4/)       --(/4/)      --(/4/)     --(/4/)       --(/4/)      --(/4/)
Growth & Income.........     --(/3/)       --(/3/)   12.50          --(/3/)       --(/3/)   12.49
Value + Growth..........     --(/4/)       --(/4/)      --(/4/)     --(/4/)       --(/4/)      --(/4/)
Limited Maturity Bond...  14.49         14.86        15.31       14.35         14.71        15.13
Liquid Asset............  12.89         13.03        13.51       12.76         12.89        13.35

                          ----------------------------------

                          ----------------------------------
                                 7% SOLUTION
                          ----------------------------------
                          10/2/95      12/31/95     12/31/96
                          -------      --------     --------
Multiple Allocation.....  $15.78        $16.38       $17.54
Fully Managed...........   14.47         14.91        17.08
Capital Appreciation....   14.16         14.55        17.22
Rising Dividends........   12.09         13.15        15.62
All-Growth..............   13.60         13.81        13.52
Real Estate.............   14.76         15.61        20.79
Hard Assets.............   14.57         14.80        19.42
Value Equity............   12.40         13.34        14.53
Strategic Equity........   10.00(/1/)    10.01        11.76
Small Cap...............      --(/2/)       --(/2/)   11.82
Emerging Markets........    9.44          9.17         9.69
Managed Global..........    9.24          9.49        10.49
OTC.....................      --(/3/)       --(/3/)   15.66
Research................      --(/4/)       --(/4/)      --(/4/)
Total Return............      --(/4/)       --(/4/)      --(/4/)
Growth & Income.........      --(/3/)       --(/3/)   12.47
Value + Growth..........      --(/4/)       --(/4/)      --(/4/)
Limited Maturity Bond...   14.20         14.56        14.95
Liquid Asset............   12.63         12.76        13.19



                                  TOTAL INVESTMENT VALUE IN THOUSANDS
                         ------------------------------------------------------------------------
                                                         ENHANCED DEATH BENEFITS
                                                   ----------------------------------------------
                             STANDARD                ANNUAL RACHET             7% SOLUTION
                         ---------------------     --------------------     ---------------------
                         12/31/95     12/31/96     12/31/95    12/31/96     12/31/95     12/31/96
                         --------     --------     --------    --------     --------     --------
Multiple Allocation.....  $1,747       $5,207        $349       $2,675       $6,068      $19,593
Fully Managed...........     748        3,568         211        2,999        2,750       16,273
Capital Appreciation....     355        2,839         239        3,028        4,752       19,054
Rising Dividends........     303        4,699         476        5,575        3,956       25,976
All-Growth..............     309        1,795         231        2,000        3,479       10,173
Real Estate.............      43        1,155          46          899          955        8,004
Hard Assets.............     375        1,873          43          850          394        6,635
Value Equity............     458        2,649         312        3,642        2,394       15,282
Strategic Equity........     762(/1/)   4,374         475(/1/)   2,729        1,528(/1/)  11,396
Small Cap...............      --(/2/)   2,352          --(/2/)   2,692           --(/2/)  15,569
Emerging Markets........     145          957         115          995        1,475        6,581
Managed Global..........     256        2,402         262        2,446        1,983       14,422
OTC.....................      --(/3/)     471          --(/3/)     443           --(/3/)     880
Research................      --(/4/)      --(/4/)     --(/4/)      --(/4/)      --(/4/)      --(/4/)
Total Return............      --(/4/)      --(/4/)     --(/4/)      --(/4/)      --(/4/)      --(/4/)
Growth & Income.........      --(/3/)     627          --(/3/)     475           --(/3/)   2,167
Value + Growth..........      --(/4/)      --(/4/)     --(/4/)      --(/4/)      --(/4/)      --(/4/)
Limited Maturity Bond...     401        1,285         174          701        1,988        5,224
Liquid Asset............     494        1,033         801        1,134        1,190        5,054

-------------------
(1) The Strategic Equity Division became available for investment on October 2, 1995, starting with an index of investment experience of $10.00.
(2) The Small Cap Equity Division became available for investment on January 2, 1996, starting with an index of investment experience of $10.00.
(3) The OTC Division and Growth & Income Divisions became available for in-vestment on September 3, 1996, starting with indices of investment experi-ence of $14.64 and $10.94, respectively.
(4) The Research, Total Return and Value + Growth Divisions became available for investment on January 20, 1997, starting with indices of investment experience of $16.43, $13.76, and $11.99, respectively.

FINANCIAL STATEMENTS

The audited financial statements of Separate Account B for the years ended De-cember 31, 1996 and 1995 (as well as the auditors' report thereon) and the au-dited financial statements of the Managed Global Account of Separate Account D, the predecessor entity of the Managed Global Series for accounting purpos-es, for the years ended December 31, 1995 and 1994 (as well as the auditors' report thereon) appear in the Statement of Additional Information. The audited financial statements of Golden American prepared in accordance with generally accepted accounting principles for the years ended December 31, 1996, 1995 and 1994 (as well as the auditors' report thereon) are contained in the Prospec-tus.


PERFORMANCE RELATED INFORMATION
Performance information for the Divisions of Account B, including the yield and effective yield of the Liquid Asset Division, the yield of the remaining Divisions, and the total return of all Divisions may appear in reports and promotional literature to current or prospective Owners.

Current yield for the Liquid Asset Division will be based on income received by a hypothetical investment over a given 7-day period (less expenses accrued during the period), and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks, stated in terms of an annual percentage return on the investment). "Effective yield" for the Liquid Asset Division is calcu-lated in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of earnings.

For the remaining Divisions, quotations of yield will be based on all invest-ment income per unit (Accumulation Value divided by the index of investment experience, see Facts About the Contract, Measurement of Investment Experi-ence, Index of Investment Experience and Unit Value) earned during a given 30-day period, less expenses accrued during the period ("net investment income"). Quotations of average annual total return for any Division will be expressed in terms of the average annual compounded rate of return on a hypothetical in-vestment in a Contract over a period of one, five, and ten years (or, if less, up to the life of the Division), and will reflect the deduction of the appli-cable surrender charge, the administrative charge and the applicable mortality and expense risk charge. See Charges and Fees. Quotations of total return may simultaneously be shown for other periods that do not take into account cer-tain contractual charges, such as the surrender charge. Quotations of yield and average annual total return for the Managed Global Division take into ac-count the period prior to September 3, 1996, during which it was maintained as a division of Account D.

Performance information for a Division may be compared, in reports and promo-tional literature, to: (i) the Standard & Poor's 500 Stock Index ("S&P 500"), Dow Jones Industrial Average ("DJIA"), Donoghue Money Market Institutional Av-erages, or other indices measuring performance of a pertinent group of securi-ties so that investors may compare a Division's results with those of a group of securities widely regarded by investors as representative of the securities markets in general; (ii) other variable annuity separate accounts or other in-vestment products tracked by Lipper Analytical Services, a widely used inde-pendent research firm which ranks mutual funds and other investment companies by overall performance, investment objectives, and assets, or tracked by other ratings services, including VARDS, companies, publications, or persons who rank separate accounts or other investment products on overall performance or other criteria; and (iii) the Consumer Price Index (measure for inflation) to assess the real rate of return from an investment in the Contract. Unmanaged indices may assume the reinvestment of dividends but generally do not reflect deductions for administrative and management costs and expenses.

Performance information for any Division reflects only the performance of a hypothetical Contract under which the Accumulation Value is allocated to a Di-vision during a particular time period on which the calculations are based. Performance information should be considered in light of the investment objec-tives and policies, characteristics and quality of the portfolio of the Series of the respective Trust in which the Division invests and the market condi-tions during the given time period, and should not be considered as a repre-sentation of what may be achieved in the future. For a description of the methods used to determine yield and total return for the Divisions, see the Statement of Additional Information.

Reports and promotional literature may also contain other information includ-ing the ranking of any Division derived from rankings of variable annuity sep-arate accounts or other investment products tracked by Lipper Analytical Serv-ices or by rating services, companies, publications, or other persons who rank separate accounts or other investment products on overall performance or other criteria.

 INTRODUCTION

 FACTS ABOUT THE COMPANY AND THE ACCOUNTS

The following information describes the Contract and the Accounts which fund the Contract, Account B and the Fixed Account. Account B invests in mutual fund portfolios of the Trusts. The Fixed Account contains all of the assets that support Owner Fixed Allocations which we credit with Guaranteed Interest Rates for the Guarantee Periods you select.
GOLDEN AMERICAN
Golden American Life Insurance Company ("Golden American" or the "Company") is a stock life insurance company organized under the laws of the State of Dela-ware and is a wholly owned subsidiary of Equitable of Iowa Companies ("Equita-ble of Iowa"). Prior to December 30, 1993, Golden American was a Minnesota corporation. Prior to August 13, 1996, Golden American was a wholly owned in-direct subsidiary of Bankers Trust Company. We are authorized to do business in all jurisdictions except New York. In May 1996, we established a subsidi-ary, First Golden American Life Insurance Company of New York, which is autho-rized to do business in New York. We offer variable annuities and variable life insurance. Administrative services for the Contract are provided at our Customer Service Center, the address is shown on the cover.

Equitable of Iowa is the holding company for Equitable Life Insurance Company of Iowa, USG Annuity & Life Company, Locust Street Securities, Inc., Equitable American Insurance Company, Equitable Investment Services, Inc. ("EISI"), Eq-uitable of Iowa Securities Network, Inc., Directed Services, Inc. ("DSI"), and Golden American.

As of December 31, 1996, Equitable of Iowa had over $12.5 billion in assets.

THE GCG TRUST AND THE ESS TRUST
The GCG Trust is an open-end management investment company, more commonly called a mutual fund. The GCG Trust's shares may also be available to certain separate accounts funding variable life insurance policies offered by Golden American. This is called "mixed funding."

The GCG Trust may also sell its shares to separate accounts of other insurance companies, both affiliated and not affiliated with Golden American. This is called "shared funding." Although we do not anticipate any inherent difficul-ties arising from either mixed or shared funding, it is theoretically possible that, due to differences in tax treatment or other considerations, the inter-est of Owners of various Contracts participating in the GCG Trust might at sometime be in conflict. After the GCG Trust receives the requisite order from the SEC, shares of the GCG Trust may also be sold to certain qualified pension and retirement plans. The Board of Trustees of the GCG Trust, the GCG Trust's Manager, and we and any other insurance companies participating in the GCG Trust are required to monitor events to identify any material conflicts that arise from the use of the GCG Trust for mixed and/or shared funding or between various policy Owners and pension and retirement plans. For more information about the risks of mixed and shared funding, please refer to the GCG Trust prospectus.

The ESS Trust is also an open-end management investment company. Currently, the ESS Trust's shares are not available to separate accounts of other insur-ance companies other than insurance companies affiliated with Equitable of Iowa such as Golden American. It is anticipated that in the future the ESS Trust will become available to separate accounts of unaffiliated companies as well as to separate accounts funding variable life insurance policies offered by Golden American.

You will find complete information about both the GCG Trust and the ESS Trust, including the risks associated with each Series, in the accompanying Trusts' prospectuses. You should read them carefully in conjunction with this prospec-tus before investing. Additional copies of the Trusts' prospectuses may be ob-tained by contacting our Customer Service Center.

SEPARATE ACCOUNT B
All obligations under the Contract are general obligations of Golden American. Account B is a separate investment account used to support our variable annu-ity Contracts and for other purposes as permitted by applicable laws and regu-lations. The assets of Account B are kept separate from our general account and any other separate accounts we may have. We may offer other variable annu-ity Contracts investing in Account B which are not discussed in this prospec-tus. Account B may also invest in other series which are not available to the Contract described in this prospectus.

We own all the assets in Account B. Income and realized and unrealized gains or losses from assets in the account are credited to or charged against that account without regard to other income, gains or losses in our other investment accounts. As required, the assets in Account B are at least equal to the reserves and other liabilities of that account. These assets may not be charged with liabilities from any other business we conduct.

They may, however, be subject to liabilities arising from Divisions whose as-sets are attributable to other variable annuity Contracts supported by Account
B. If the assets exceed the required reserves and other liabilities, we may transfer the excess to our general account.

Account B was established on July 14, 1988 to invest in mutual funds, unit in-vestment trusts or other investment portfolios which we determine to be suit-able for the Contract's purposes. Account B is treated as a unit investment trust under Federal securities laws. It is registered with the SEC under the Investment Company Act of 1940 (the "1940 Act") as an investment company and meets the definition of a separate account under the Federal securities laws. It is governed by the laws of Delaware, our state of domicile, and may also be governed by the laws of other states in which we do business. Registration with the SEC does not involve any supervision by the SEC of the management or investment policies or practices of Account B.

ACCOUNT B DIVISIONS
Account B is divided into Divisions. The Managed Global Division was a divi-sion of Separate Account D of Golden American until September 3, 1996 when it was converted to a division of Account B. Currently, each Division of Account B offered under this prospectus invests in a portfolio of the GCG Trust or the ESS Trust. DSI serves as the Manager to each Series of the GCG Trust, and EISI serves as the Manager to each Series of the ESS Trust. See the Trusts' pro-spectuses for details. The Trusts, DSI and EISI have retained several portfo-lio managers to manage the assets of each Series as indicated below. There may be restrictions on the amount of the allocation to certain Divisions based on state laws and regulations. The investment objectives of the various Series in the Trusts are described below. There is no guarantee that any portfolio or Series will meet its investment objectives. Meeting objectives depends on var-ious factors, including, in certain cases, how well the portfolio managers an-ticipate changing economic and market conditions. Account B also has other Di-visions investing in other series which are not available to the Contract described in this prospectus.

DSI and EISI provide the overall business management and administrative serv-ices necessary for the Series' operation and provide or procure the services and information necessary to the proper conduct of the business of the Series. See the Trusts' prospectuses for details.

DSI is responsible for providing or procuring, at DSI's expense, the services reasonably necessary for the ordinary operation of the Series of the GCG Trust. DSI does not bear the expense of brokerage fees and other transactional expenses for securities or other assets (which are generally considered part of the cost for assets), taxes (if any) paid by a Series of the GCG Trust, in-terest on borrowing, fees and expenses of the independent trustees, and ex-traordinary expenses, such as litigation or indemnification expenses. See the GCG Trust prospectus for details.

Each Trust pays its respective Manager for its services a fee, payable month-ly, based on the annual rates of the average daily net assets of the Series shown in the tables below. DSI and EISI (and not the Trusts) pay each portfo-lio manager a monthly fee for managing the assets of the Series.

THE GCG TRUST

                                                  FEES (based on combined
                                                  assets of the indicated
 SERIES                                           groups of Series)
 ------------------------------------------------ -----------------------------
 Multiple Allocation, Fully Managed, Capital      1.00% of first $750 million;
 Appreciation, Rising Dividends, All-Growth,      0.95% of next $1.250 billion;
 Real Estate, Hard Assets, Value Equity,          0.90% of next $1.5 billion;
 Strategic Equity, and Small Cap Series:          and
                                                  0.85% of amount in excess of
                                                  $3.5 billion

 Emerging Markets Series:                         1.75% of average daily net
                                                  assets

Managed Global:                                  1.25% of first $500 million;
                                                  1.05% of amount in excess of
                                                  $500 million
 Limited Maturity Bond and                        0.60% of first $200 million;
 Liquid Asset Series:                             0.55% of next $300 million;
                                                  and
                                                  0.50% of amount in excess of
                                                  $500 million
-------------------------------------------------------------------------------

THE ESS TRUST

 SERIES                                           FEES
 ------------------------------------------------ ----------------------------
 OTC, Research, and Total Return Portfolios:      0.80% of first $300 million;
                                                  0.55% of amount in excess of
                                                  $300 million
 Growth & Income and Value + Growth Portfolios:   0.95% of first $200 million;
                                                  0.75% of amount in excess of
                                                  $200 million
------------------------------------------------------------------------------

The following Divisions invest in designated Series of the GCG Trust.

MULTIPLE ALLOCATION DIVISION
MULTIPLE ALLOCATION SERIES
OBJECTIVE
 The highest total return, consisting of capital appreciation and current in-come, consistent with the preservation of capital and elimination of unneces-sary risk.
INVESTMENTS
 Investment in equity and debt securities and the use of certain sophisticated investment strategies and techniques.
PORTFOLIO MANAGER
 Zweig Advisors Inc.

FULLY MANAGED DIVISION
FULLY MANAGED SERIES
OBJECTIVE
 High total investment return over the long term, consistent with the preser-vation of capital and prudent investment risk.
INVESTMENTS
 Pursues an active asset allocation strategy whereby investments are allocat-ed, based upon an evaluation of economic and market trends and the antici-pated relative total return available, among three asset classes -- debt se-curities, equity securities and money market instruments.
PORTFOLIO MANAGER
 T. Rowe Price Associates, Inc.

CAPITAL APPRECIATION DIVISION
CAPITAL APPRECIATION SERIES
OBJECTIVE
 Long-term capital growth.
INVESTMENTS
 Invests in common stocks and preferred stock that will be allocated among various categories of stocks referred to as "components" which consist of the following: (i) The Growth Component -- Securities that the portfolio manager believes have the following characteristics: stability and quality of earn-ings and positive earnings momentum; dominant competitive positions; and dem-onstrate above-average growth rates as compared to published S&P 500 earnings projections; and (ii) The Value Component-Securities that the portfolio man-ager regards as fundamentally undervalued, i.e., securities selling at a dis-count to asset value and securities with a relatively low price/earnings ratio. The securities eligible for this component may include real estate stocks, such as securities of publicly-owned companies that, in the portfolio manager's judgement, offer an optimum combination of current dividend yield, expected dividend growth, and discount to current real estate value.
PORTFOLIO MANAGER
 Chancellor LGT Asset Management, Inc.

RISING DIVIDENDS DIVISION
RISING DIVIDENDS SERIES
OBJECTIVE
 Capital appreciation, with dividend income as a secondary objective.
INVESTMENTS
 Investment in equity securities of high quality companies that meet the fol-lowing four criteria: consistent dividend increases; substantial dividend in-creases; reinvested profits; and an under-leveraged balance sheet.
PORTFOLIO MANAGER
 Kayne, Anderson Investment Management, L.P.

ALL-GROWTH DIVISION
ALL-GROWTH SERIES
OBJECTIVE
 Capital appreciation.
INVESTMENTS
 Investment in securities selected for their long- term growth prospects. PORTFOLIO MANAGER
 Pilgrim Baxter & Associates, Ltd.

REAL ESTATE DIVISION
REAL ESTATE SERIES
OBJECTIVE
 Capital appreciation, with current income as a secondary objective.
INVESTMENTS
 Investment in publicly traded equity securities of companies in the real es-tate industry listed on national exchanges or on the National Associa-tion of Securities Dealers Automated Quotation System.
PORTFOLIO MANAGER
 E.I.I. Realty Securities, Inc.

HARD ASSETS DIVISION (FORMERLY NATURAL RESOURCES)
HARD ASSETS SERIES
OBJECTIVE
 Long-term capital appreciation.
INVESTMENTS
 Investment in equity and debt securities of companies engaged in the explora-tion, development, production, management, and distribution of hard assets.
PORTFOLIO MANAGER
 Van Eck Associates Corporation

VALUE EQUITY DIVISION
VALUE EQUITY SERIES
OBJECTIVE
 Capital appreciation with a secondary objective of dividend income.
INVESTMENTS
 Investment primarily in equity securities of U.S. and foreign issuers which, when purchased, meet quantitative standards believed by the Portfolio Manager to indicate above average financial soundness and high intrinsic value rela-tive to price.
PORTFOLIO MANAGER
 Eagle Asset Management, Inc.

STRATEGIC EQUITY DIVISION
STRATEGIC EQUITY SERIES
OBJECTIVE
 Long-term capital appreciation.
INVESTMENTS
 Investment primarily in equity securities based on various equity market tim-ing techniques. The amount of the Series' assets allocated to equities shall vary from time to time to seek positive investment performance from advancing equity markets and to reduce exposure to equities when risk/reward character-istics are believed to be less attractive.
PORTFOLIO MANAGER
 Zweig Advisors Inc.

SMALL CAP DIVISION
SMALL CAP SERIES
OBJECTIVE
 Long-term capital appreciation.
INVESTMENTS
 Investment primarily in equity securities of companies that, at the time of purchase, have a total market capitalization -- present market value per share multiplied by the total number of shares outstanding -- within the range of companies included in the Russell 2000 Growth Index.
PORTFOLIO MANAGER
 Fred Alger Management, Inc.

EMERGING MARKETS DIVISION
EMERGING MARKETS SERIES
OBJECTIVE
 Long-term growth of capital.
INVESTMENTS
 Investment primarily in equity securities of companies that are considered to be in emerging market countries in the Pacific Basin and Latin America. In-come is not an objective, and any production of current income is considered incidental to the objective of growth of capital.
PORTFOLIO MANAGER

 Putnam Investment Management, Inc.




MANAGED GLOBAL DIVISION
MANAGED GLOBAL SERIES
OBJECTIVE
 High total investment return, consistent with a prudent regard for capital preservation.
INVESTMENTS
 Investment in a wide range of equity and debt securities and money market in-struments of both domestic and foreign issuers.
PORTFOLIO MANAGER



 Putnam Investment Management, Inc.


LIMITED MATURITY BOND DIVISION
LIMITED MATURITY BOND SERIES
OBJECTIVE
 Highest current income consistent with low risk to principal and liquidity. Also seeks to enhance its total return through capital appreciation when mar-ket factors indicate that capital appreciation may be available without sig-nificant risk to principal.
INVESTMENTS
 Investment primarily in a diversified portfolio of limited maturity debt se-curities. No individual security will at the time of purchase have a remain-ing maturity longer than seven years and the dollar-weighted average maturity of the Series will not exceed five years.
PORTFOLIO MANAGER
 Equitable Investment Services, Inc.

LIQUID ASSET DIVISION
LIQUID ASSET SERIES
OBJECTIVE
 High level of current income consistent with the preservation of capital and liquidity.

INVESTMENTS
 Obligations of the U.S. Government and its agencies and instrumentalities; bank obligations; commercial paper and short-term corporate debt securities.
TERM
 All issues maturing in less than one year.
PORTFOLIO MANAGER
 Equitable Investment Services, Inc.

The following Divisions invest in designated Series of the ESS Trust.

OTC DIVISION
OTC PORTFOLIO
OBJECTIVE
 Long-term growth of capital.
INVESTMENTS
 Investment primarily in securities of companies that are traded principally on the over-the-counter (OTC) market.
PORTFOLIO MANAGER
 Massachusetts Financial Services Company

RESEARCH DIVISION
RESEARCH PORTFOLIO
OBJECTIVE
 Long term growth of capital and future income.
INVESTMENTS
 Investment primarily in common stocks or securities convertible into common stocks of companies believed to possess better than average prospects for long-term growth.
PORTFOLIO MANAGER
 Massachusetts Financial Services Company

TOTAL RETURN DIVISION
TOTAL RETURN PORTFOLIO
OBJECTIVE
 Above-average income consistent with prudent employment of capital.
INVESTMENTS
 Investment primarily in equity securities.
PORTFOLIO MANAGER
 Massachusetts Financial Services Company

GROWTH & INCOME DIVISION
GROWTH & INCOME PORTFOLIO
OJECTIVE
 Long-term total return.
INVESTMENTS
 Investment primarily in equity and debt securities, focusing on small- and mid-cap companies that offer potential appreciation, current income, or both.
PORTFOLIO MANAGER
 Robertson, Stephens & Company Investment Management, L.P.

VALUE + GROWTH DIVISION
VALUE + GROWTH PORTFOLIO
OBJECTIVE
 Capital appreciation.
INVESTMENTS
 Investment primarily in mid-cap growth companies with favorable relationships between price/earnings ratios and growth rates. Mid-cap companies are those with market capitalizations ranging from $750 million to approximately $2 billion.
PORTFOLIO MANAGER
 Robertson, Stephens & Company Investment Management, L.P.

CHANGES WITHIN ACCOUNT B
We may from time to time make additional Divisions available. These Divisions will invest in investment portfolios we find suitable for the Contract. We also have the right to eliminate investment Divisions from Account B, to com-bine two or more Divisions, or to substitute a new portfolio for the portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio no longer suits the purposes of the Contract. This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio is no longer available for investment, or for some other reason. In addition, we reserve the right to transfer assets of Account B, which we determine to be associated with the class of Contracts to which your Contract belongs, to another ac-count. If necessary, we will get prior approval from the insurance department of our state of domicile before making such a substitution or transfer. We will also get any required approval from the SEC and any other required ap-provals before making such a substitution or transfer. We will notify you as soon as practicable of any proposed changes.

When permitted by law, We reserve the right to:

(1) deregister Account B under the 1940 Act;

(2) operate Account B as a management company under the 1940 Act if it is op-erating as a unit investment trust;

(3) operate Account B as a unit investment trust under the 1940 Act if it is operating as a managed separate account;

(4) restrict or eliminate any voting rights as to Account B; and

(5) combine Account B with other accounts.

THE FIXED ACCOUNT
Premium payments may be allocated to the Fixed Account at the time of the Ini-tial Premium payment or as subsequently made. In addition, all or part of of your Accumulation Value may be transferred to the Fixed Account. Assets sup-porting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customers, Owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Se-curities Act of 1933 but the Fixed Account is not registered under the 1940 Act.

SELECTING A GUARANTEE PERIOD
 You may select one or more Fixed Allocations with specified Guarantee Periods for investment. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years. We reserve the right at any time to decrease or increase the number of Guarantee Periods offered. Not all Guarantee Periods may be available for new allocations. Each Fixed Allocation will have a Maturity Date corresponding to the last day of the calendar month of the applicable Guarantee Period.

 Your Accumulation Value in the Fixed Account equals the sum of your Fixed Al-locations plus the interest credited thereto, as adjusted for any partial withdrawals, reallocations or other charges we may impose. Your Fixed Alloca-tion will be credited with the Guaranteed Interest Rate in effect on the date we receive and accept your premium or reallocation of Accumulation Value. The Guaranteed Interest Rate will be credited daily to yield the quoted Guaran-teed Interest Rate.

GUARANTEED INTEREST RATES
 Each Guarantee Period will have an interest rate that is guaranteed. We do not have a specific formula for establishing the Guaranteed Interest Rates for the different Guarantee Periods. The determination made will be influ-enced by, but not necessarily correspond to, interest rates available on fixed income investments which we may acquire with the amounts we receive as premium payments or reallocations of Accumulation Value under the Contracts. These amounts will be invested primarily in investment-grade fixed income se-curities including: securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government; debt securities that have an investment grade rating, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Rat-ings Group (AAA, AA, A or BBB) or any other nationally recognized rating service; mortgage-backed securities collateralized by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association or the Gov-ernment National Mortgage Association, or that have an investment grade rat-ing at the time of purchase within the four highest grades described above; other debt investments; commercial paper; and cash or cash equivalents. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the Guaranteed Interest Rates, includ-ing regulatory and tax requirements, sales commissions and administrative ex-penses borne by us, general economic trends and competitive factors. We can-not predict or guarantee the level of future interest rates. However, no Fixed Allocation will ever have a Guaranteed Interest Rate of less than 3% per year.

 While the foregoing generally describes our investment strategy with respect to the Fixed Account, we are not obligated to invest according to any partic-ular strategy, except as may be required by Delaware and other state insur-ance laws.

TRANSFERS FROM A FIXED ALLOCATION
 You may transfer your Accumulation Value from a Fixed Allocation to one or more new Fixed Allocations with new Guarantee Periods of any length offered by us or to the Divisions of Account B. Unless you specify in writing the Fixed Allocations from which such transfers will be made, we will transfer amounts from the Fixed Allocations starting with the Guarantee Period nearest its Maturity Date, until we have honored your transfer request.

 Transfers from a Fixed Allocation made within 30 days prior to the Maturity Date of the applicable Guarantee Period or pursuant to the dollar cost aver-aging program will not be subject to a Market Value Adjustment. All other transfers from your Fixed Allocations will be subject to a Market Value Ad-justment. The minimum amount that can be transferred to or from any Fixed Al-location is $250. If a transfer request would reduce the Accumulation Value remaining in your Fixed Allocation to less than $250, we will treat such transfer request as a request to transfer the entire Accumulation Value in such Fixed Allocation.

 At the end of a Fixed Allocation's Guarantee Period, you may transfer amounts in that Fixed Allocation to the Divisions and one or more new Fixed Alloca-tions with Guarantee Periods of any length then offered by us. You may not, however, transfer amounts to any Fixed Allocation with a Guarantee Period that extends beyond your Annuity Commencement Date.

 At least 30 calendar days prior to a Maturity Date of any of your Fixed Allo-cations, or earlier if required by state law, we will send you a notice of the Guarantee Periods then available. Prior to the Maturity Date of your Fixed Allocations you must notify us as to which Division or new Guarantee Period you have selected. If timely instructions are not received, we will transfer your Accumulation Value in the maturing Fixed Allocation to a Fixed Allocation with a Guarantee Period equal in length to the expiring Guarantee Period. If such Guarantee Period is not available or extends beyond your an-nuity commencement date, we will transfer your Accumulation Value in the ma-turing Fixed Allocation to the next shortest Guarantee Period which does not extend beyond the Annuity Commencement Date. If no such Guarantee Period is available, we will transfer your Accumulation Value to the Specially Desig-nated Division.

PARTIAL WITHDRAWALS FROM A FIXED ALLOCATION
 Prior to the Annuity Commencement Date and while your Contract is in effect, you may take partial withdrawals from the Accumulation Value in a Fixed Allo-cation by sending satisfactory notice to our Customer Service Center. You may make systematic withdrawals of interest earnings only from a Fixed Allocation under our Systematic Partial Withdrawal Option. (See, Partial Withdrawals, Systematic Partial Withdrawal Option.) Systematic withdrawals from a Fixed Allocation are not permitted if such Fixed Allocation participates in the dollar cost averaging program. Withdrawals from a Fixed Allocation taken within 30 days prior to the Maturity Date and systematic withdrawals are not subject to a Market Value Adjustment; however, a surrender charge may be im-posed. Withdrawals may have federal income tax consequences, including a 10% penalty tax. See Surrender Charge, Surrender Charge for Excess Partial With-drawals and Federal Tax Considerations.

 If you specify a Fixed Allocation from which your partial withdrawal will be made, we will assess the partial withdrawal against that Fixed Allocation. If you do not specify the investment option from which the partial withdrawal will be taken, we will not assess your partial withdrawal against any Fixed Allocations unless the partial withdrawal exceeds the Accumulation Value in the Divisions of Account B. If there is no Accumulation Value in those Divi-sions, partial withdrawals will be deducted from your Fixed Allocations starting with the Guarantee Periods nearest their Maturity Dates until we have honored your request.

MARKET VALUE ADJUSTMENT
 We will apply a Market Value Adjustment, determined by application of the formula described below, in the following circumstances: (i) whenever you make a withdrawal or transfer from a Fixed Allocation, other than withdrawals or transfers made within 30 days prior to the Maturity Date of the applicable Guarantee Period, systematic partial withdrawals, or pursuant to the dollar cost averaging program; and (ii) on the Annuity Commencement Date with re-spect to any Fixed Allocation having a Guarantee Period that does not end on or within 30 days after the annuity commencement date.

 The Market Value Adjustment is determined by multiplying the amount with-drawn, transferred or annuitized by the following factor:

                              1+I
                         -----------
                        (  1+J+.0025) N/365/   -1


 Where "I" is the Index Rate for a Fixed Allocation as of the first day of the applicable Guarantee Period; "J" is the Index Rate for new Fixed Allocations with Guarantee Periods equal to the number of years (fractional years are rounded up to the next full year except in Pennsylvania) remaining in the Guarantee Period at the time of the withdrawal, transfer or annuitization; and "N" is the remaining number of days in the Guarantee Period at the time of the withdrawal, transfer or annuitization.

 The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The aver-age currently is based on the period from the 22nd day of the calendar month two months prior to the calendar month of the Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity is the maturity date for these U.S. Treasury Strips on or next following the last day of the Guarantee Period. If the Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method ap-proved where required.

 We currently calculate the Index Rate once each calendar month. However, we reserve the right to calculate the Index Rate more frequently than monthly, but in no event will such Index Rate be based upon a period of less than 28 days.

 The Market Value Adjustment may result in either an increase or decrease in the Accumulation Value of your Fixed Allocation. If a full surrender, trans-fer or annuitization from the Fixed Allocation has been requested, the bal-ance of the Market Value Adjustment will be added to or subtracted from the amount surrendered, transferred or annuitized. If a partial withdrawal, transfer or annuitization has been requested, the Market Value Adjustment will be calculated on the total amount that must be withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds the Accumulation Value in the Fixed Allocation, such transaction will be considered a full surrender, transfer or annuitization. The Appendix contains several examples which illustrate the application of the Market Value Adjustment.


 FACTS ABOUT THE CONTRACT

THE OWNER
You are the Owner. You are also the Annuitant unless another Annuitant is named in the application or enrollment form. You have the rights and options described in the Contract. One or more persons may own the Contract. If there are multiple Owners named, the age of the oldest Owner shall determine the ap-plicable death benefit.

Death of an Owner activates the death benefit provision. In the case of a sole Owner who dies prior to the annuity commencement date, we will pay the Benefi-ciary the death benefit when due. The sole Owner's estate will be the Benefi-ciary if no Beneficiary designation is in effect, or if the designated Benefi-ciary has predeceased the Owner. In the case of a joint Owner of the Contract dying prior to the annuity commencement date, we will designate the surviving Owner(s) as the Beneficiary(ies). This supersedes any previous Beneficiary designation.

In the case where the Owner is a trust and a beneficial Owner of the trust has been designated, the beneficial Owner will be treated as the Owner of the Con-tract solely for the purpose of determining the death benefit provisions. If a beneficial Owner is changed or added after the Contract Date, this will be treated as a change of Owner for purposes of determining the death benefit. See Change of Owner or Beneficiary. If no beneficial Owner of the Trust has been designated, the availability of enhanced death benefits will be deter-mined by the age of the Annuitant at issue.

THE ANNUITANT
The Annuitant is the person designated by the Owner to be the measuring life in determining Annuity Payments. The Owner will receive the annuity benefits of the Contract if the Annuitant is living on the Annuity Commencement Date. If the Annuitant dies before the Annuity Commencement Date, and a contingent Annuitant has been named, the contingent Annuitant becomes the Annuitant (un-less the Owner is not an individual, in which case the death benefit becomes payable). Once named, the Annuitant may not be changed at any time.

If there is no contingent Annuitant when the Annuitant dies prior to the Annu-ity Commencement Date, the Owner will become the Annuitant. The Owner may des-ignate a new Annuitant within 60 days of the death of the Annuitant.

If there is no contingent Annuitant when the Annuitant dies prior to the Annu-ity Commencement Date and the Owner is not an individual, we will pay the Ben-eficiary the death benefit then due. The Beneficiary will be as provided in the Beneficiary designation then in effect. If no Beneficiary designation is in effect, or if there is no designated Beneficiary living, the Owner will be the Beneficiary. If the Annuitant was the sole Owner and there is no Benefi-ciary designation, the Annuitant's estate will be the Beneficiary.

Regardless of whether a death benefit is payable, if the Annuitant dies and any Owner is not an individual, such death will trigger application of the distribution rules imposed by Federal tax law.

THE BENEFICIARY
The Beneficiary is the person to whom we pay death benefit proceeds and who becomes the successor Owner if the Owner dies prior to the annuity commence-ment date. We pay death benefit proceeds to the primary Beneficiary (unless there are joint Owners, in which case death proceeds are payable to the sur-viving Owner(s)). See Proceeds Payable to the Beneficiary.

If the Beneficiary dies before the Annuitant or Owner, the death benefit pro-ceeds are paid to the contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the death benefit proceeds to the Owner's estate.

One or more persons may be named as Beneficiary or contingent Beneficiary. In the case of more than one Beneficiary, unless otherwise specified, we will as-sume any death benefit proceeds are to be paid in equal shares to the surviv-ing beneficiaries.

You have the right to change beneficiaries during the Annuitant's lifetime un-less you have designated an irrevocable Beneficiary. When an irrevocable Bene-ficiary has been designated, you and the irrevocable Beneficiary may have to act together to exercise certain rights and options under the Contract.

CHANGE OF OWNER OR BENEFICIARY
During the Annuitant's lifetime and while your Contract is in effect, you may transfer ownership of the Contract (if purchased in connection with a non-qualified plan) subject to our published rules at the time of the change. A change in Ownership may affect the amount of the death benefit and the guaranteed death benefit. You may also change the Beneficiary. To make either of these changes, you must send us written notice of the change in a form satisfactory to us. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center. See Federal Tax Considerations, Transfer of Annuity Contracts, and Assignments.

AVAILABILITY OF THE CONTRACT
We can issue a Contract if both the Annuitant and the Owner are not older than age 85.

TYPES OF CONTRACTS

QUALIFIED CONTRACTS
 The Contract may be issued as an Individual Retirement Annuity or in connec-tion with an individual retirement account. In the latter case, the Contract will be issued without an Individual Retirement Annuity endorsement, and the rights of the participant under the Contract will be affected by the terms and conditions of the particular individual retirement trust or custodial ac-count, and by provisions of the Code and the regulations thereunder. For ex-ample, the individual retirement trust or custodial account will impose mini-mum distribution rules, which may require distributions to commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. For both Individual Retirement Annuities and individual retirement accounts, the minimum Initial Premium is $1,500.

 IF THE CONTRACT IS PURCHASED TO FUND A QUALIFIED PLAN, DISTRIBUTION MUST COMMENCE NOT LATER THAN APRIL 1ST OF THE CALENDAR YEAR FOLLOWING THE CALENDAR YEAR IN WHICH YOU ATTAIN AGE 70 1/2. IF YOU OWN MORE THAN ONE QUALIFIED PLAN, YOU SHOULD CONSULT YOUR TAX ADVISOR.

NON-QUALIFIED CONTRACTS
 The Contract may fund any non-qualified plan. Non-qualified Contracts do not qualify for any tax-favored treatment other than the benefits provided for by annuities.

YOUR RIGHT TO SELECT OR CHANGE CONTRACT OPTIONS
Before the Annuity Commencement Date, you may change the Annuity Commencement Date, fre-quency of Annuity Payments or the Annuity Option by sending a written request to our Customer Service Center. The Annuitant may not be changed at any time.

PREMIUMS
You purchase the Contract with an Initial Premium. After the end of the Free Look Period, you may make additional premium payments. See Making Additional Premium Payments. The minimum Initial Premium is $10,000 for a non-qualified Contract and $1,500 for a qualified Contract.

You must receive our prior approval before making a premium payment that causes the Accumulation Value of all annuities that you maintain with us to exceed $1,000,000. We may change the minimum initial or additional premium re-quirements for certain group or sponsored arrangements. See Group or Sponsored Arrangements.

QUALIFIED PLANS
 For IRA Contracts, the annual premium on behalf of any individual Contract may not exceed $2,000. Provided your spouse does not make a contribution to an IRA, you may set up a spousal IRA even if your spouse has earned some com-pensation during the year. The maximum deductible amount for a spousal IRA program is the lesser of $2,250 or 100% of your compensation reduced by the contribution (if any) made by you for the taxable year to your own IRA. How-ever, no more than $2,000 can go to either your or your spouse's IRA in any one year. For example, $1,750 may go to your IRA and $500 to your spouse's IRA. These maximums are not applicable if the premium is the result of a rollover from another qualified plan.

WHERE TO MAKE PAYMENTS
 Remit premium payments to our Customer Service Center. The address is shown on the cover. We will send you a confirmation notice.

MAKING ADDITIONAL PREMIUM PAYMENTS
You may make additional premium payments after the end of the Free Look Peri-od. We can accept additional premium payments until either the Annuitant or Owner reaches the Attained Age of 85 under non-qualified plans. For qualified plans, no contributions may be made to an IRA Contract for the taxable year in which you attain age 70 1/2 and thereafter (except for rollover contribu-tions). The minimum additional premium payment we will accept is $500 for a non-qualified plan and $250 for a qualified plan.

CREDITING PREMIUM PAYMENTS
The Initial Premium will be accepted or rejected within two business days of receipt by us if accompanied by information sufficient to permit us to deter-mine if we are able to issue a Contract. We may retain an Initial Premium for up to five business days while attempting to obtain information sufficient to enable us to issue the Contract. If we are unable to do so within five busi-ness days, the applicant or enrollee will be informed of the reasons for the delay and the Initial Premium will be returned immediately unless the appli-cant or enrollee consents to our retaining the Initial Premium until we have received the information we require. Thereafter, all additional premiums will be accepted on the day received.

In certain states we will also accept, by agreement with broker-dealers, transmittal of initial and additional premium payments by wire order from the broker-dealer to our Customer Service Center. Such transmittals must be accom-panied by a simultaneous telephone facsimile or other electronic data trans-mission containing the essential information we require to open an account and allocate the premium payment. Contact our Customer Service Center to find out about state availability and broker-dealer requirements.

Upon our acceptance of premium payments received via wire order and accompa-nied by sufficient electronically transmitted data, we will issue the Con-tract, allocate the premium payment according to your instructions, and invest the payment at the value next determined following receipt. See Restrictions on Allocation of Premium Payments. Wire orders not accompanied by sufficient data to enable us to accept the premium payment may be retained for up to five business days while we attempt to obtain information sufficient to enable us to issue the Contract. If we are unable to do so, our Customer Service Center will inform the broker-dealer, on behalf of the applicant or enrollee, of the reasons for the delay and return the premium payment immediately to the bro-ker-dealer for return to the applicant or enrollee, unless the applicant or enrollee specifically consents to allow us to retain the premium payment until our Customer Service Center receives the required information.

On the date we receive and accept your initial or additional premium payment:

(1) We allocate the Initial Premium among the Divisions and Fixed Allocations according to your instructions, subject to any restrictions. See Restric-tions on Allocation of Premium Pay-
   ments. For additional premium payments, the Accumulation Value will in-crease by the amount of the premium. If we do not receive instructions from you, the increase in the Accumulation Value will be allocated among the Di-visions in proportion to the amount of Accumulation Value in each Division as of the date we receive and accept the additional premium payment. If there is no Accumulation Value in the Divisions, the increase in the Accu-mulation Value will be allocated to a Fixed Allocation with the shortest Guarantee Period then available.

(2) For an Initial Premium, we calculate your applicable death benefit. When an additional premium payment is made, we increase your applicable death benefit in accordance with the death benefit option in effect for your Contract.

Following receipt and acceptance of the wire order and accompanying data, and investment of the premium payment, we will follow one of the two procedures set forth below. The one we follow is determined by state availability and the procedures of the broker-dealer which submitted the wire order.

(1) We will issue the Contract. However, until we have received and accepted a properly completed application or enrollment form, we reserve the right to rescind the Contract. If the form is not received within fifteen days of receipt of the premium payment, we will refund the Accumulation Value plus any charges we deducted, and the Contract will be voided. Some states re-quire that we return the premium paid. In these states, different rules will apply.

(2) Based on the information provided, we will issue the Contract. We will mail the Contract to you, together with an Application Acknowledgement Statement. You must execute the Application Acknowledgement Statement and return it to us at our Customer Service Center. Until we receive the exe-cuted Application Acknowledgement Statement, neither you nor the broker-dealer may execute any financial transactions with respect to the Contract unless such transactions are appropriately requested in writing by you.

RESTRICTIONS ON ALLOCATION OF PREMIUM PAYMENTS
We may require that an Initial Premium designated for a Division of Account B be allocated to the Specially Designated Division during the Free Look Period for Initial Premiums received from some states. After the free look period, if your Initial Premium was allocated to the Specially Designated Division, we will transfer the Accumulation Value to the Divisions you previously selected based on the index of investment experience next computed for each Division. See Facts About the Contract, Measurement of Investment Experience, Index of Investment Experience and Unit Value. Initial premiums designated for the Fixed Account will be allocated to a Fixed Allocation with the Guarantee Pe-riod you have chosen.

YOUR RIGHT TO REALLOCATE
You may reallocate your Accumulation Value among the Divisions and Fixed Allo-cations at the end of the free look period. We currently do not assess a charge for allocation changes made during a Contract Year. We reserve the right, however, to assess a $25 charge for each allocation change after the twelfth allocation change in a Contract Year. We require that each realloca-tion of your Accumulation Value equal at least $250 or, if less, your entire Accumulation Value within a Division or Fixed Allocation. We reserve the right to limit, upon notice, the maximum number of reallocations you may make within a Contract Year. In addition, we reserve the right to defer the reallocation privilege at any time we are unable to purchase or redeem shares of the GCG Trust or the ESS Trust. We also reserve the right to modify or terminate your right to reallocate your Accumulation Value at any time in accordance with ap-plicable law. Reallocations from the Fixed Account are subject to the Market Value Adjustment unless taken as part of the dollar cost averaging program or within 30 days prior to the Maturity Date of the applicable Guarantee Period. To make a reallocation change, you must provide us with satisfactory notice at our Customer Service Center.

We reserve the right to limit the number of reallocations of your Accumulation Value among the Divisions and Fixed Allocations or refuse any reallocation re-quest if we believe that: (a) excessive trading by you or a specific realloca-tion request may have a detrimental effect on unit values or the share prices of the underlying Series; or (b) we are informed by the GCG Trust or the ESS Trust that the purchase or redemption of shares is to be restricted because of excessive trading or a specific reallocation or group of reallocations is deemed to have a detrimental effect on share prices of the GCG Trust or the ESS Trust.

Where permitted by law, we may accept your authorization of third party real-location on your behalf, subject to our rules. We may suspend or cancel such acceptance at any time. We will notify you of any such suspension or cancella-tion. We may restrict the Divisions and Fixed Allocations that will be avail-able to you for reallocations of premiums during any period in which you au-thorize such third party to act on your behalf. We will give you prior notification of any such restrictions. However, we will not enforce such re-strictions if we are provided evidence satisfactory to us that: (a) such third party has been appointed by a court of competent jurisdiction to act on your behalf; or (b) such third party has been appointed by you to act on your be-half for all your financial affairs.

Some restrictions may apply based on the free look provisions of the state where the Contract is issued. See Your Right to Cancel or Exchange Your Contract.

DOLLAR COST AVERAGING
If you have at least $10,000 of Accumulation Value in the Limited Maturity Bond Division, the Liquid Asset Division or a Fixed Allocation with a one year Guarantee Period, you may elect the dollar cost averaging program and have a specified dollar amount transferred from those Divisions or such Fixed Alloca-tion on a monthly basis.

The main objective of dollar cost averaging is to attempt to shield your in-vestment from short-term price fluctuations. Since the same dollar amount is transferred to other Divisions each month, more units are purchased in a Divi-sion if the value per unit is low and less units are purchased if the value per unit is high.

Therefore, a lower than average value per unit may be achieved over the long term. This plan of investing allows investors to take advantage of market fluctuations but does not assure a profit or protect against a loss in declin-ing markets.

Dollar cost averaging may be elected at issue or at a later date. The minimum amount that may be transferred each month is $250. The maximum amount which may be transferred is equal to your Accumulation Value in the Limited Maturity Bond Division, the Liquid Asset Division or a Fixed Allocation with a one year Guarantee Period when you elect the dollar cost averaging program, divided by 12.

The transfer date will be the same calendar day each month as the Contract Date. The dollar amount will be allocated to the Divisions in which you are invested in proportion to your Accumulation Value in each Division unless you specify otherwise. If, on any transfer date, your Accumulation Value is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may change the trans-fer amount once each Contract Year, or cancel this program by sending satis-factory notice to our Customer Service Center at least seven days before the next transfer date. Any allocation under this program will not be included in determining if the excess allocation charge will apply. We currently do not permit transfers under the dollar cost averaging program from Fixed Alloca-tions with other than one year Guarantee Periods. Transfers from a Fixed Allo-cation under the dollar cost averaging program will not be subject to a Market Value Adjustment. See, Market Value Adjustment. A Fixed Allocation may not participate simultaneously in both the dollar cost averaging program and the Systematic Partial Withdrawal Option.

WHAT HAPPENS IF A DIVISION IS NOT AVAILABLE
When a distribution is made from an investment portfolio supporting a Division of Account B in which reinvestment is not available, we will allocate the dis-tribution, unless you specify otherwise, to the Specially Designated Division.

Such a distribution can occur when (a) an investment portfolio matures, or (b) a distribution from a portfolio or Division cannot be reinvested in the port-folio or Division due to the unavailability of securities for acquisition. When an investment portfolio matures, we will notify you in writing 30 days in advance of that date. To elect an allocation of the distribution to other than the Specially Designated Division, you must provide satisfactory notice to us at least seven days prior to the date the portfolio matures. Such allocations are not counted for purposes of the number of free allocation changes permit-ted. When a distribution from a portfolio or Division cannot be reinvested in the portfolio due to the unavailability of securities for acquisition, we will notify you promptly after the allocation has occurred. If within 30 days you allocate the Accumulation Value from the Specially Designated Division to other Divisions or Fixed Allocations of your choice, such allocations will not be included in determining if the excess allocation charge will apply.

YOUR ACCUMULATION VALUE
Your Accumulation Value is the sum of the amounts in each of the Divisions and the Fixed Allocations in which you are invested, and is the amount available for investment at any time. You select the Divisions and Fixed Allocations to which to allocate your Accumula-tion Value. We adjust your Accumulation Value on each Valuation Date to re-flect the Divisions' investment performance and interest credited to your Fixed Allocations, any additional premium payments or partial withdrawals since the previous Valuation Date, and on each Contract processing date to re-flect any deduction of the annual Contract fee. Your Accumulation Value is ap-plied to your choice of an Annuity Option on the Annuity Commencement Date subject to our published rules at such time. See Choosing an Income Plan.

ACCUMULATION VALUE IN EACH DIVISION

ON THE CONTRACT DATE
 On the Contract Date, your Accumulation Value is allocated to each Division as you have specified, unless the Contract is issued in a state that requires the return of premium payments during the Free Look Period, in which case, the portion of your Initial Premium not allocated to a Fixed Allocation will be allocated to the Specially Designated Division during the Free Look Peri-od. See Your Right to Cancel or Exchange Your Contract.

ON EACH VALUATION DATE
 At the end of each subsequent Valuation Period, the amount of Accumulation Value in each Division will be calculated as follows:

 (1) We take the Accumulation Value in the Division at the end of the preced-ing Valuation Period.

 (2) We multiply (1) by the Division's net rate of return for the current Val-uation Period.

 (3) We add (1) and (2).

 (4) We add to (3) any additional premium payments allocated to the Division during the current Valuation Period.

 (5) We add or subtract allocations to or from that Division during the cur-rent Valuation Period.

 (6) We subtract from (5) any partial withdrawals and any associated charges allocated to that Division during the current Valuation Period.

 (7) We subtract from (6) the amounts allocated to that Division for:

   (a)any Contract fees; and

   (b)any charge for premium taxes.

 All amounts in (7) are allocated to each Division in the proportion that (6) bears to the Accumulation Value in Account B, unless the Charge Deduction Di-vision has been specified. See Charges Deducted from the Accumulation Value.

MEASUREMENT OF INVESTMENT EXPERIENCE

INDEX OF INVESTMENT EXPERIENCE AND UNIT VALUE
 The investment experience of a Division is determined on each Valuation Date. We use an index to measure changes in each Division's experience during a Valuation Period. We set the index at $10 when the first investments in a Di-vision are made, except for the OTC, Research, Total Return, Growth and In-come, and Value + Growth Divisions, which started with indices of $14.64, $16.43, $13.76, $10.94, and $11.99, respectively. The index for a current Valuation Period equals the index for the preceding Valuation Period multi-plied by the experience factor for the current Valuation Period.

 We may express the value of amounts allocated to the Divisions in terms of units. We determine the number of units for a given amount on a Valuation Date by dividing the dollar value of that amount by the index of investment experience for that date. The index of investment experience is equal to the value of a unit.

HOW WE DETERMINE THE EXPERIENCE FACTOR
 For Divisions of Account B the experience factor reflects the investment ex-perience of the Series of the Trust in which a Division invests as well as the charges assessed against the Division for a Valuation Period. The factor is calculated as follows:

 (1) We take the net asset value of the portfolio in which the Division in-vests at the end of the current Valuation Period.

 (2) We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current Valuation Period. We subtract from that amount a charge for our taxes, if any.

 (3) We divide (2) by the net asset value of the portfolio at the end of the preceding Valuation Period.

 (4) We subtract the applicable daily mortality and expense risk charge from each Division for each day in the valuation period.

 (5) We subtract the daily asset based administrative charge from each Divi-sion for each day in the valuation period.

 Calculations for Divisions investing in a Series are made on a per share ba-sis.

NET RATE OF RETURN FOR A DIVISION
 The net rate of return for a Division during a valuation period is the expe-rience factor for that Valuation Period minus one.

CASH SURRENDER VALUE
Your Contract's Cash Surrender Value fluctuates daily with the investment re-sults of the Divisions, interest credited to Fixed Allocations and any Market Value Adjustment. We do not guarantee any minimum Cash Surrender Value. On any date before the Annuity Commencement Date while the Contract is in effect, the cash surrender value is calculated as follows:

 (1) We take the Contract's Accumulation Value;

 (2) We deduct from (1) any surrender charge and any charge for premium taxes;

 (3) We deduct from (2) any charges incurred but not yet deducted; and

 (4) We adjust (3) for any Market Value Adjustment.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE
The Contract may be surrendered by the Owner at any time while the Annuitant is living and before the Annuity Commencement Date.

A surrender will be effective on the date your written request and the Con-tract are received at our Customer Service Center. The Cash Surrender Value is determined and all benefits under the Contract will then be terminated, as of that date. You may receive the Cash Surrender Value in a single sum payment or apply it under one or more Annuity Options. See The Annuity Options. We will usually pay the Cash Surrender Value within seven days but we may delay pay-ment. See When We Make Payments.

PARTIAL WITHDRAWALS
Prior to the Annuity Commencement Date, while the Annuitant is living and the Contract is in effect, you may take partial withdrawals from the Accumulation Value by sending satisfactory notice to our Customer Service Center. Unless you specify otherwise, the amount of the withdrawal, including any surrender charge and Market Value Adjustment, will be taken in proportion to the amount of Accumulation Value in each Division in which you are invested. If there is no Accumulation Value in those Divisions, partial withdrawals will be deducted from your Fixed Allocations starting with the Guarantee Periods nearest their Maturity Dates until we have honored your request.

There are three options available for selecting partial withdrawals, the Con-ventional Partial Withdrawal Option, the Systematic Partial Withdrawal Option and the IRA Partial Withdrawal Option. All three options are described below. The maximum amount you may withdraw each Contract Year without incurring a surrender charge is 15% of your Accumulation Value. See Surrender Charge for Excess Partial Withdrawals. Partial withdrawals may not be repaid. A partial withdrawal request for an amount in excess of 90% of the Cash Surrender Value will be treated as a request to surrender the Contract.

CONVENTIONAL PARTIAL WITHDRAWAL OPTION
 After the Free Look Period, you may take conventional partial withdrawals. The minimum amount you may withdraw under this option is $1,000. A conven-tional partial withdrawal from a Fixed Allocation may be subject to a Market Value Adjustment.

SYSTEMATIC PARTIAL WITHDRAWAL OPTION
 This option may be elected at the time you apply for a Contract, or at a later date. This option may be elected to commence in a Contract Year where a conventional partial withdrawal has been taken. However, it may not be elected while the IRA Partial Withdrawal Option is in effect.

 You may choose to receive systematic partial withdrawals on a monthly, quar-terly, or annual basis from your Accumulation Value in the Divisions or the Fixed Allocations. The commencement of payments under this option may not be elected to start sooner than 28 days after the Contract Issue Date. You se-lect the date when the withdrawals will be made but no later than the 28th day of the month. If no date is selected, the withdrawals will be made on the same calendar day of each month as the Contract Date.

 You may select a dollar amount or a percentage of the Accumulation Value from the Divisions in which you are invested as the amount of your withdrawal sub-ject to the following maximums, but in no event can a payment be less than $100:

    FREQUENCY                                               MAXIMUM PERCENTAGE
    ---------                                               ------------------
    Monthly                                                        1.25%
    Quarterly                                                      3.75%
    Annual                                                        15.00%

 If a dollar amount is selected and the amount to be systematically withdrawn would exceed the applicable maximum percentage of your Accumulation Value on the withdrawal date, the amount withdrawn will be reduced so that it equals such percentage. For example, if a $500 monthly withdrawal was elected and on the withdrawal date 1.25% of the Accumulation Value equaled $300, the with-drawal amount would be reduced to $300. If a percentage is selected and the amount to be systematically withdrawn based on that percentage would be less than the minimum of $100, we would increase the amount to $100 provided it does not exceed the maximum percentage. If it is below the maximum percentage we will send the minimum. If it is above the maximum percentage we will send the amount and then cancel the option. For example, if you selected 1.0% to be systematically withdrawn on a monthly basis and that amount equaled $90, and since $100 is less than 1.25% of the Accumulation Value, we would send $100. If 1.0% equaled $75, and since $100 is more than 1.25% of the Accumula-tion Value we would send $75 and then cancel the option. In such a case, in order to receive systematic partial withdrawals in the future, you would be required to submit a new notice to our Customer Service Center.

 Systematic Partial Withdrawals from Fixed Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency chosen. Systematic withdrawals are not subject to a Market Value Adjustment. A Fixed Allocation, however, may not participate simultaneously in both the dollar cost averaging program and the Systematic Partial Withdrawal Option.

 You may change the amount or percentage of your withdrawal once each Contract Year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least seven days prior to the next scheduled with-drawal date. However, you may not change the amount or percentage of your withdrawals in any Contract Year during which you have previously taken a conventional partial withdrawal.

IRA PARTIAL WITHDRAWAL OPTION
 If you have an IRA Contract and will attain age 70 1/2 in the current calen-dar year, distributions may be made to you to satisfy requirements imposed by Federal tax law. IRA partial withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans. See Federal Tax Considerations. We will send you a notice before your distributions commence, and you may elect this option at that time, or at a later date. You may not elect IRA partial with-drawals while the Systematic Partial Withdrawal Option is in effect. If you do not elect the IRA Partial Withdrawal Option, and distributions are re-quired by Federal tax law, distributions adequate to satisfy the requirements imposed by Federal tax law may be made. Thus, if the Systematic Partial With-drawal Option is in effect, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by Federal tax law.

 You may choose to receive IRA partial withdrawals on a monthly, quarterly or annual frequency. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, the withdrawals will be made on the same calendar day of the month as the Contract Date.

 At your request, we will determine the amount that is required to be with-drawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. The minimum dollar amount you can withdraw is $100. At the time we determine the required partial withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the partial withdrawal amount is greater than the Accumulation Value, we will cancel the Contract and send you the amount of the Cash Surrender Value.

 You may change the payment frequency of your withdrawals once each Contract Year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least seven days prior to the next scheduled withdrawal date.

 An IRA partial withdrawal in excess of the amount allowed under the System-atic Partial Withdrawal Option may be subject to a Market Value Adjustment.

PARTIAL WITHDRAWALS IN GENERAL
 CONSULT YOUR TAX ADVISOR REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAK-ING PARTIAL WITHDRAWALS. A partial withdrawal made before the taxpayer reaches age 59 1/2 may result in imposition of a tax penalty of 10% of the taxable portion withdrawn. See Federal Tax Considerations for more details.

AUTOMATIC REBALANCING
If you have at least $10,000 of Accumulation Value invested in the Divisions, you may elect to participate in our automatic rebalancing program. Automatic rebalancing provides you with an easy way to maintain the particular asset al-location that you and your financial advisor have determined are most suitable for your individual long-term investment goals. We do not charge a fee for participating in our automatic rebalancing program.

Under the program you may elect to have all your allocations among the Divi-sions rebalanced on a quarterly, semi-annual, or annual calendar basis. The minimum size of an allocation to a Division must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic partial withdrawal option only where such withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Au-tomatic rebalancing will not take place during the free look period.

To participate in automatic rebalancing you must submit to our Customer Serv-ice Center written notice in a form satisfactory to us. We will begin the pro-gram on the last Valuation Date of the applicable calendar period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your Accumulation Value among the Divisions or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.

PROCEEDS PAYABLE TO THE BENEFICIARY
If the Owner or the Annuitant (when the Owner is other than an individual) dies prior to the annuity commencement date, we will pay the Beneficiary the death benefit proceeds under the Contract. Such amount may be received in a single sum or applied to any of the Annuity Options. See The Annuity Options. If we do not receive a request to apply the death benefit proceeds to an Annu-ity Option, a single sum distribution will be made. Any distributions from non-qualified Contracts must comply with applicable Federal tax law distribu-tion requirements.

DEATH BENEFIT OPTIONS
Subject to our rules, there are three death benefit options that may be elected by you at issue under the Contract: the Standard Death Benefit Option; the 7% Solution Enhanced Death Benefit Option; and the Annual Ratchet Enhanced Death Benefit Option.

The 7% Solution enhanced Death Benefit Option may only be elected at issue and only if the Owner or Annuitant (when the Owner is other than an individual) is age 75 or younger at issue. The 7% Solution Enhanced Death Benefit Option may not be available where a Contract is held by joint Owners. The Annual Ratchet Enhanced Death Benefit Option may only be elected at issue and only if the Owner or Annuitant (when the Owner is other than an individual) is age 79 or younger at issue.

If an enhanced death benefit is elected, the death benefit under the Contract is equal to the greatest of: (i) the Accumulation Value; (ii) total premium payments less any partial withdrawals; (iii) the Cash Surrender Value; and
(iv) the enhanced death benefit (see below).

We may offer a reduced death benefit under certain group and sponsored ar-rangements. See Other Contract Provisions, Group or Sponsored Arrangements.

STANDARD DEATH BENEFIT OPTION
 You will automatically receive the Standard Death Benefit Option unless you elect one of the enhanced death benefits. The Standard Death Benefit Option for the Contract is equal to the greatest of: (i) your Accumulation Value;
 (ii) total premiums less any partial withdrawals; and (iii) the Cash Surren-der Value.

7% SOLUTION ENHANCED DEATH BENEFIT OPTION

(1) We take the enhanced death benefit from the prior Valuation Date. On the Contract Date, the enhanced death benefit is equal to the Initial Premium.

(2) We calculate interest on (1) for the current Valuation Period at the en-hanced death benefit interest rate, which rate is an annual rate of 7%; except that with respect to amounts in the Liquid Asset Division and Lim-ited Maturity Bond Division, the interest rate applied to such amounts will be the respective net rate of return for such Divisions during the current Valuation Period, if it is less than an annual rate of 7%; and ex-cept with respect to amounts in a Fixed Allocation, the interest rate ap-plied to such amounts will be the interest credited to such Fixed Allocation during the current Valuation Period, if it is less than an annual rate of 7%.

  Each accumulated initial or additional premium payment reduced by any par-tial withdrawals (including any associated Market Value Adjustment and sur-render charge incurred) allocated to such premium will continue to grow at the enhanced death benefit interest rate until reaching the maximum en-hanced death benefit. Such maximum enhanced death benefit is equal to two times the initial or each additional premium paid, as reduced by partial withdrawals. Each partial withdrawal reduces the maximum enhanced death benefit as follows: first, the maximum enhanced death benefit is reduced by the amount of any partial withdrawal of earnings; second, the maximum en-hanced death benefit is reduced in proportion to the reduction in the Accu-mulation Value for any partial withdrawal of premium (in each case, includ-ing any associated market value adjustment and surrender charge incurred). To the extent that partial withdrawals in a contract year do not exceed 7% of cumulative premiums and did not exceed 7% of cumulative premiums in any prior contract year, such withdrawals will be treated as withdrawals of earnings for the purpose of calculating the maximum enhanced death benefit.

(3) We add (1) and (2).

(4) We add to (3) any additional premiums paid during the current Valuation Pe-riod.

(5) We subtract from (4) any partial withdrawals (including any Market Value Adjustments and surrender charges incurred) made during the current Valua-tion Period.

ANNUAL RATCHET ENHANCED DEATH BENEFIT OPTION

(1) We take the enhanced death benefit from the prior Valuation Date. On the Contract Date, the enhanced death benefit is equal to the Initial Premium.

(2) We add to (1) any additional premiums paid since the prior Valuation Date and subtract from (1) any partial withdrawals (including any Market Value Adjustments and surrender charges incurred) taken since the prior Valuation Date.

(3) On a Valuation Date that occurs on or prior to the Owner's Attained Age 80 which is also a Contract Anniversary, we set the enhanced death benefit equal to the greater of (2) or the Accumulation Value as of such date.

  On all other Valuation Dates, the enhanced death benefit is equal to (2).

HOW TO CLAIM PAYMENTS TO BENEFICIARY
 We must receive due proof of the death of the Owner or the Annuitant (if the Owner is other than an individual) (such as an official death certificate) at our Customer Service Center before we will make any payments to the Benefi-ciary. We will calculate the death benefit as of the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions.

REPORTS TO OWNERS
We will send you a report once each calendar quarter within 31 days after the end of each calendar quarter. The report will show the Accumulation Value, the Cash Surrender Value, and the death benefit as of the end of the calendar quar-ter. The report will also show the allocation of your Accumulation Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any other information that may be currently required by the insurance supervisory official of the juris-diction in which the Contract is delivered.

We will also send you copies of any shareholder reports of the portfolios or securities in which Account B invests, as well as any other reports, notices or documents required by law to be furnished to Owners.

WHEN WE MAKE PAYMENTS
We will generally pay death benefit proceeds and the cash surrender value within seven days after our Customer Service Center receives all the informa-tion needed to process the payment.

However, we may delay payment of amounts derived from the Divisions if it is not practical for us to value or dispose of shares of Account B because:

(1) The NYSE is closed for trading;

(2) The SEC determines that a state of emergency exists;

(3) An order or pronouncement of the SEC permits a delay for the protection of Owners; or,

(4) The check used to pay the premium has not cleared through the banking sys-tem. This may take up to 15 days.

During such times, as to amounts allocated to the Divisions, we may delay:

(1) Determination and payment of any Cash Surrender Value;

(2) Determination and payment of any death benefit if death occurs before the Annuity Commencement Date;

(3) Allocation changes of the Accumulation Value; or,

(4) Application under an Annuity Option of the Accumulation Value.

We reserve the right to delay payment of amounts from the Fixed Account for up to six months.

 CHARGES AND FEES


We deduct the charges described below to cover our cost and expenses, services provided and risks assumed under the Contracts. We incur certain costs and ex-penses for the distribution and administration of the Contracts, for providing the benefits payable thereunder and for bearing various risks thereunder. The amount of a charge will not necessarily correspond to the costs associated with providing the services or benefits indicated by the designation of the charge. For example, the Surrender Charge collected may not fully cover all of the distribution expenses incurred by us.


CHARGE DEDUCTION DIVISION
You may specify at issue if you wish to have all charges against the Accumula-tion Value deducted from the Liquid Asset Division. We call this the Charge Deduction Division Option, and within this context refer to the Liquid Asset Division as the Charge Deduction Division. If you do not elect this option, or if the amount of the charges is greater than the amount in the Division, the charges will be deducted as discussed below. You may also choose to elect or cancel this option while the Contract is in force by sending satisfactory no-tice to our Customer Service Center.

CHARGES DEDUCTED FROM THE ACCUMULATION VALUE
We invest the entire amount of the initial and any additional premium payments in the Divisions and the Fixed Allocations you select, subject to certain re-strictions. See Restrictions on Allocation of Premium Payments. We then may deduct certain amounts from your Accumulation Value. We may reduce certain fees and charges, including any surrender, administration, and mortality and expense risk charges, under group or sponsored arrangements. See Group or Sponsored Arrangements. Unless you have elected the Charge Deduction Division, charges are deducted proportionately from all affected Divisions in which you are invested. If there is no Accumulation Value in those Divisions, we will deduct charges from your Fixed Allocations starting with the Guarantee Periods nearest their Maturity Dates until such charges have been paid. The charges we deduct are:

SURRENDER CHARGE
 A contingent deferred sales charge ("Surrender Charge") is imposed as a per-centage of each premium payment if the Contract is surrendered or an excess partial withdrawal is taken during the seven year period from the date we re-ceive and accept such premium payment. The percentage of premium payments de-ducted at the time of surrender or excess partial withdrawal depends upon the number of complete years that have elapsed since that premium payment was made. We determine the surrender charge as a percentage of each premium pay-ment as follows:

  Complete Years Elapsed      Surrender
   Since Premium Payment       Charge
    -------------------       ---------
             0                   7%
             1                   7%
             2                   6%
             3                   5%
             4                   4%
             5                   3%
             6                   1%
            7+                   0%

 Subject to our rules and as described in the Contract, the surrender charge arising from a surrender or excess partial withdrawal will be waived in the following events:

 (1) you begin receiving qualified extended medical care on or after the first Contract anniversary for at least 45 days during any continuous sixty-day period, and your request for the surrender or withdrawal, together with all required proof of such qualified extended medical care, must be re-ceived at our Customer Service Center during the term of such care or within ninety days after the last day upon which you received such care.

 (2) you are first diagnosed by a qualifying medical professional, on or after the first Contract

    Anniversary, as having a Qualifying Terminal Illness. Written proof of terminal illness, satisfactory to us, must be received at our Customer Service Center. We reserve the right to require an examination by a physi-cian of our choice.

 See your Contract for more information. The waiver of surrender charge may not be available in all states.

SURRENDER CHARGE FOR EXCESS PARTIAL WITHDRAWALS
 There is considered to be an excess partial withdrawal in any Contract Year in which the amount withdrawn exceeds 15% of your Accumulation Value on the date of the withdrawal minus any amount withdrawn during that Contract Year. Where you are receiving systematic partial withdrawals, any combination of conventional partial withdrawals taken and any systematic partial withdrawals expected to be received in a Contract Year will be considered in determining the amount of the excess partial withdrawal. Such a withdrawal will be con-sidered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. See Facts About the Contract, The Fixed Account, Market Value Adjustment. Such charges will be deducted from the Accumulation Value in proportion to the Accumulation Value in each Divi-sion or Fixed Allocation from which the excess partial withdrawal was taken. In instances where the excess partial withdrawal equals the entire Accumula-tion Value in each such Division or Fixed Allocation, charges will be de-ducted proportionately from all other Divisions and Fixed Allocations in which you are invested.

 For purposes of calculating the surrender charge for the excess partial with-drawal, (i) we treat premium payments as being withdrawn on a first-in first-out basis, and (ii) amounts withdrawn which are not considered an excess par-tial withdrawal are not treated as a withdrawal of any premium payments. Although we treat premium payments as being withdrawn before earnings for purposes of calculating the surrender charge for excess partial withdrawals, the Federal income tax law treats earnings as withdrawn first. See Federal Tax Considerations, Taxation of Non-Qualified Annuities.

 For example, the following assumes an Initial Premium payment of $10,000 and additional premium payments of $10,000 in each of the second and third Con-tract Years, for total premium payments under the Contract of $30,000. It also assumes a partial withdrawal at the beginning of the fourth Contract Year of 20% of the Accumulation Value of $35,000.

 In this example, $5,250 ($35,000 x .15) is the maximum partial withdrawal that may be withdrawn during the Contract Year without the imposition of a surrender charge. The total partial withdrawal would be $7,000 ($35,000 x .2). Therefore, $1,750 ($7,000-$5,250) is considered an excess partial with-drawal of a part of the Initial Premium payment of $10,000 and would be sub-ject to a 5% surrender charge of $87.50 ($1,750 x .05). This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

PREMIUM TAXES
 We make a charge for state and local premium taxes in certain states which can range from 0% to 3.5% of premium. The charge depends on the Owner's state of residence. We reserve the right to change this amount to conform with changes in the law or if the Owner changes state of residence.

 Premium taxes are generally incurred on the annuity commencement date and a charge for such premium taxes is then deducted from your Accumulation Value on such date. However, some jurisdictions impose a premium tax at the time that initial and additional premiums are paid, regardless of the Annuity Com-mencement Date. In those states we may initially defer collection of the amount of the charge for premium taxes from your Accumulation Value and de-duct it against Accumulation Value on surrender of the Contract, excess par-tial withdrawals or on the Annuity Commencement Date.

ADMINISTRATIVE CHARGE

 The administrative charge is incurred at the beginning of the Contract processing period and deducted at the end of each Contract processing period. We deduct this charge when determining the Cash Surrender Value payable if you surrender the Contract prior to the end of a Contract processing period. If the Accumulation Value at the end of the Contract processing period equals or exceeds $100,000 or the sum of the premiums paid equals or exceeds $100,000, the charge is zero. Otherwise, the amount deducted is $40 per Con-tract Year.


EXCESS ALLOCATION CHARGE
 We currently do not assess a charge for allocation changes made during a Con-tract Year. We re-serve the right, however, to assess a $25 charge for each allocation change after the twelfth allocation change in a Contract Year. This amount repre-sents the maximum we will charge. The charge would be deducted from the Divi-sions and the Fixed Allocations from which each such reallocation is made in proportion to the amount being transferred from each such Division and Fixed Allocation unless you have chosen to use the Charge Deduction Division. The excess allocation charge is set at a level that is not designed to produce profit for Golden American or any affiliate. Any allocations or transfers due to the election of dollar cost averaging and reallocation under the provision What Happens if a Division is Not Available will not be included in determin-ing if the excess allocation charge should apply.

CHARGES DEDUCTED FROM THE DIVISIONS

MORTALITY AND EXPENSE RISK CHARGE

 The amount of the mortality and expense risk charge depends on the death ben-efit option that has been elected. If the Standard Death Benefit Option is elected, the charge is equivalent, on an annual basis, to 1.10% of the assets in each Division. The charge is deducted on each Valuation Date at the rate of .003030% for each day in the Valuation Period. If an enhanced death bene-fit is elected, the charge is equivalent, on an annual basis, to 1.25% for the Annual Ratchet Death Benefit Option, or 1.40% for the 7% Solution Death Benefit Option, of the assets in each Division. The charge is deducted on each Valuation Date at the rate of .003446% or .003863%, respectively, for each day in the Valuation Period.


ASSET BASED ADMINISTRATIVE CHARGE

 We will deduct a daily charge from the assets in each Division, to compensate us for a portion of the administrative expenses under the Contract. The daily charge is at a rate of 0.000411% (equivalent to an annual rate of 0.15%) on the assets in each Division.


TRUST EXPENSES
There are fees and charges deducted from each Series of the GCG Trust and the ESS Trust. Please read the respective Trust prospectus for details.

 CHOOSING YOUR ANNUITIZATION OPTIONS

ANNUITIZATION OF YOUR CONTRACT
If the Annuitant and Owner are living on the Annuity Commencement Date, we will begin making payments to the Owner under an income plan. We will make these payments under the Annuity Option chosen. You may change an Annuity Op-tion by making a written request to us at least 30 days prior to the Annuity Commencement Date of the Contract. The amount of the payments will be deter-mined by applying your Accumulation Value adjusted for any applicable Market Value Adjustment on the Annuity Commencement Date in accordance with The Annu-ity Options section below, subject to our published rules at such time. See When We Make Payments.

You may also elect an Annuity Option on surrender of the Contract for its Cash Surrender Value or you may choose one or more Annuity Options for the payment of death benefit proceeds while it is in effect and before the Annuity Com-mencement Date. If, at the time of the Owner's death or the Annuitant's death (if the Owner is not an individual), no option has been chosen for paying death benefit proceeds, the Beneficiary may choose an option within 60 days. In all events, payments of death benefit proceeds must comply with the distri-bution requirements of applicable Federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the Accumulation Value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each option we will issue a separate written agreement putting the option into effect. Before we pay any annuity benefits, we require the return of the Contract. If your Contract has been lost, we will require that you complete and return the applicable Contract form. Various factors will affect the level of annuity benefits including the Annuity Option chosen, the applicable pay-ment rate used and the investment results of the Divisions and interest cred-ited to the Fixed Allocations in which the Accumulation Value has been invest-ed.

Some annuity options may provide only for fixed payments. Fixed Annuity Pay-ments are regular payments, the amount of which is fixed and guaranteed by us. The amount of the payments will depend only on the form and duration of pay-ments chosen, the age of the Annuitant or Beneficiary (and sex, where appropriate), the total Accumulation Value applied to purchase the fixed op-tion, and the applicable payment rate.

Our approval is needed for any option where:

(1) The person named to receive payment is other than the Owner or Beneficia-ry;

(2) The person named is not a natural person, such as a corporation; or

(3) Any income payment would be less than the minimum annuity income payment allowed.

ANNUITY COMMENCEMENT DATE SELECTION
You select the Annuity Commencement Date. You may select any date following the third Contract Anniversary but before the Contract Processing Date in the month following the Annuitant's 90th birthday. If, on the Annuity Commencement Date, a Surrender Charge remains, the elected Annuity Option must include a period certain of at least five years duration. If you do not select a date, the annuity commencement date will be in the month following the Annuitant's 90th birthday. However, in the state of Pennsylvania the annuity commencement date may not be later than in the month following the Annuitant's 85th birth-day for Annuitants with an Issue Age of 80 and under. If the Annuity Commence-ment Date occurs when the Annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for Federal tax purposes. See Federal Tax Considerations. For a Contract purchased in connection with a qualified plan, distribution must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. Consult your tax advisor.

FREQUENCY SELECTION
You choose the frequency of the Annuity Payments. They may be monthly, quar-terly, semi-annually or annually. If we do not receive written notice from you, the payments will be made monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITIZATION OPTIONS
There are four options to choose from as shown below. Options 1 through 3 are fixed and option 4 may be fixed or variable. For a fixed option, the Accumula-tion Value in the Divisions is transferred to the general account.

OPTION 1. INCOME FOR A FIXED PERIOD
 Payment is made in equal installments for a fixed number of years based on the Accumulation Value as of the annuity commencement date. We guarantee that each monthly payment will be at least the amount set forth in the Contract. Guaranteed amounts for annual, semi-annual and quarterly payments are avail-able upon request. Illustrations are available upon request. If the Cash Sur-render Value or Accumulation Value is applied under this option, a 10% pen-alty tax may apply to the taxable portion of each income payment until the Owner reaches age 59 1/2.

OPTION 2. INCOME FOR LIFE
 Payment is made in equal monthly installments and guaranteed for at least a period certain. The period certain can be 10 or 20 years. Other periods cer-tain may be available on request. A refund certain may be chosen instead. Un-der this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death. We guarantee that each payment will be at least the amount set forth in the Contract corresponding to the person's age on his or her last birthday before the option's effective date. Amounts for ages not shown in the Contract are available upon request.

OPTION 3. JOINT LIFE INCOME
 This option is available if there are two persons named to receive payments. At least one of the persons named must be either the Owner or Beneficiary of the Contract. Monthly payments are guaranteed and are made as long as at least one of the named persons is living. There is no minimum number of pay-ments. Monthly payment amounts are available upon request.

OPTION 4. ANNUITY PLAN
 An amount can be used to buy any single premium annuity we offer on the op-tion's effective date.

PAYMENT WHEN NAMED PERSON DIES
When the person named to receive payment dies, we will pay any amounts still due as provided by the option agreement. The amounts still due are determined as follows:

(1) For option 1, or any remaining guaranteed payments under option 2, pay-ments will be continued. Under options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for option 1 and 3.50% for option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for options 1 and 2 if such payments were not based on the tables in the Contract.

(2) For option 3, no amounts are payable after both named persons have died.

(3) For option 4, the annuity agreement will state the amount due, if any.

 OTHER CONTRACT PROVISIONS

IN CASE OF ERRORS IN APPLICATION INFORMATION
If an age or sex given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or sex.

SENDING NOTICE TO US
 Any written notices, inquiries or requests should be sent to our Customer Service Center. Please include your name, your Contract number and, if you are not the Annuitant, the name of the Annuitant.

ASSIGNING THE CONTRACT AS COLLATERAL
 You may assign a non-qualified Contract as collateral security for a loan or other obligation. This does not change the Ownership. However, your rights and any Beneficiary's rights are subject to the terms of the assignment. See Transfer of Annuity Contracts, and Assignments. An assignment may have Fed-eral tax consequences. See Federal Tax Considerations.

 You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the va-lidity of any assignment.

NON-PARTICIPATING
 The Contract does not participate in the divisible surplus of Golden Ameri-can.

AUTHORITY TO MAKE AGREEMENTS
 All agreements made by us must be signed by our president or a vice president and by our secretary or an assistant secretary. No other person, including an insurance agent or broker, can change any of the Contract's terms, make any can change any of the Contract's terms, make any agreements binding on us or extend the time for premium payments.

CONTRACT CHANGES -- APPLICABLE TAX LAW
We reserve the right to make changes in the Contract to the extent we deem it necessary to continue to qualify the Contract as an annuity. Any such changes will apply uniformly to all Contracts that are affected. You will be given ad-vance written notice of such changes.

YOUR RIGHT TO CANCEL OR EXCHANGE YOUR CONTRACT

CANCELLING YOUR CONTRACT
 You may cancel your Contract within your Free Look Period, which is ten days after you receive your Contract. For purposes of administering our allocation and administrative rules, we deem this period to expire 15 days after the Contract is mailed to you. Some states may require a longer Free Look Period. If you decide to cancel, you may mail or deliver the Contract to our Customer Service Center. We will refund the Accumulation Value plus any charges we de-ducted, and the Contract will be voided as of the date we receive the Con-tract and your request. Some states require that we return the premium paid. In these states, we require your premiums designated for investment in the Divisions of Account B be allocated to the Specially Designated Division dur-ing the Free Look Period. Premiums designated for the Fixed Account will be allocated to a Fixed Allocation with the Guarantee Period you have chosen. If you do not choose to exercise your right to cancel during the Free Look Peri-od, then at the end of the Free Look Period your money will be invested in the Divisions chosen by you, based on the index of investment experience next computed for each Division. See Facts About the Contract, Measurement of In-vestment Experience, Index of Experience and Unit Value.

EXCHANGING YOUR CONTRACT
 For information regarding exchanges under Section 1035 of the Internal Reve-nue Code of 1986, as amended, see Federal Tax Considerations.

OTHER CONTRACT CHANGES
You may change the Contract to another annuity plan subject to our rules at the time of the change.

GROUP OR SPONSORED ARRANGEMENTS
For certain group or sponsored arrangements, we may reduce any surrender, ad-ministration, and mortality and expense risk charges. We may also change the minimum initial and additional premium requirements, or offer a reduced death benefit. Group arrangements include those in which a trustee or an employer, for example, purchases Contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Contracts to its employees on an indi-vidual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our require-ments for size and number of years in existence. Group or sponsored arrange-ments that have been set up solely to buy Contracts or that have been in ex-istence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when an application or enrollment form for a Contract is approved. We may change these rules from time to time. Any variation in the administrative charge will reflect differences in costs or services and will not be unfairly discriminatory.

SELLING THE CONTRACT
DSI is principal underwriter and distributor of the Contract as well as for other Contracts issued through Account B and other separate accounts of Golden American. We pay DSI for acting as principal underwriter under a distribution agreement. The offering of the Contract will be continuous.


DSI has entered into and will continue to enter into sales agreements with broker-dealers to solicit for the sale of the Contract through registered rep-resentatives who are licensed to sell securities and variable insurance prod-ucts including variable annuities. These agreements provide that applications for Contracts may be solicited by registered representatives of the broker-dealers appointed by Golden American to sell its variable life insurance and variable annuities. These broker-dealers are registered with the SEC and are members of the National Association of Securities Dealers, Inc. ("NASD"). The registered representatives are authorized under applicable state regulations to sell variable life insurance and variable annuities. The writing agent will receive commissions of up to 6.5% of any initial or additional premium pay-ments made.


 REGULATORY INFORMATION

VOTING RIGHTS

ACCOUNT B
 We will vote the shares of a Trust owned by Account B according to your in-structions. However, if the Investment Company Act of 1940 or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a Trust in our own right, we may decide to do so.

 We determine the number of shares that you have in a Division by dividing the Contract's Accumulation Value in that Division by the net asset value of one share of the portfolio in which a Division invests. Fractional votes will be counted. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust's meeting. We will ask you for voting in-structions by mail at least 10 days before the meeting.

 If we do not get your instructions in time, we will vote the shares in the same proportion as the instructions received from all Contracts in that Divi-sion. We will also vote shares we hold in Account B which are not attribut-able to Owners in the same proportion.

STATE REGULATION
We are regulated and supervised by the Insurance Department of the State of Delaware, which periodically examines our financial condition and operations. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The variable Contract offered by this prospectus has been approved by the Insurance Department of the State of Delaware and by the Insurance Departments of other jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS
Golden American, as an insurance company, is ordinarily involved in litiga-tion. We do not believe that any current litigation is material and we do not expect to incur significant losses from such actions.

LEGAL MATTERS

The legal validity of the Contract described in this prospectus has been passed on by Myles R. Tashman, Esquire, Executive Vice President, Gen-eral Counsel and Secretary of Golden American. Sutherland, Asbill & Brennan, L.L.P. of Washington, D.C. has provided advice on certain matters relating to Federal securities laws.


EXPERTS
The audited financial statements of Golden American Life Insurance Company, Separate Account B and The Managed Global Account of Separate Account D ap-pearing or incorporated by reference in the Statement of Additional Informa-tion and Registration Statement have been audited by Ernst & Young LLP, inde-pendent auditors, as set forth in their reports thereon appearing or incorporated by reference in the Statement of Additional Information and in the Registration Statement and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

 MORE INFORMATION ABOUT GOLDEN AMERICAN LIFE INSURANCE COMPANY

SELECTED FINANCIAL DATA

The following selected financial data prepared in accordance with generally accepted accounting principles ("GAAP") for Golden American should be read in conjunction with the financial statements and notes thereto included in this Prospectus.


On August 13, 1996, Equitable of Iowa acquired all the outstanding capital stock of BT Variable, Inc., the parent of Golden American. For GAAP financial statement purposes, the change in control of Golden American through the ac-quisition was accounted for as a purchase acquisition. As a result, the GAAP financial data presented below for periods subsequent to August 13, 1996, are presented on the Post-Acquisition new basis of accounting while the financial statement data prior to August 14, 1996 is presented on a Pre-Acquisition his-torical basis of accounting.

                                             SELECTED GAAP BASIS FINANCIAL DATA
                                                       (IN THOUSANDS)
                         -----------------------------------------------------------------------------
                              POST-
                           ACQUISITION                         PRE-ACQUISITION
                         --------------- -------------------------------------------------------------
                         FOR THE PERIOD  FOR THE PERIOD
                         AUGUST 14, 1996 JANUARY 1, 1996
                             THROUGH         THROUGH     FOR THE FISCAL YEARS ENDED DECEMBER 31
                          DECEMBER 31,     AUGUST 13,    ----------------------------------------
                              1996            1996          1995       1994      1993    1992(A)
                         --------------- --------------- ---------- ---------- --------  --------
Annuity and Interest
 Sensitive Life Product
 Charges................   $    8,768        $12,259     $   18,388 $   17,519 $ 10,192  $    694
Net Income before
 Federal Income Tax.....   $      570        $ 1,736     $    3,364 $    2,222 $ (1,793) $   (508)
Net Income (Loss).......   $      350        $ 3,199     $    3,364 $    2,222 $ (1,793) $   (508)
Total Assets............   $1,677,899            N/A     $1,197,688 $1,044,760 $886,155  $320,539
Total Liabilities.......   $1,537,415            N/A     $1,099,563 $  955,254 $857,558  $306,197
Total Stockholder's
 Equity.................   $  140,484            N/A     $   98,125 $   89,506 $ 28,597  $ 14,342

  (a) Results for 1992 are for the period September 30, 1992 (date of acquisi-tion) to December 31, 1992.

The following selected financial data was prepared on the basis of statutory accounting practices ("SAP"), which have been prescribed by the Department of Insurance of the State of Delaware and the National Association of Insurance Commissioners. These practices differ in certain respects from GAAP. The se-lected financial data should be read in conjunction with the financial state-ments and notes thereto included in this Prospectus, which describe the dif-ferences between SAP and GAAP. See the Company's Annual Report for more detail.

                                     SELECTED STATUTORY FINANCIAL DATA
                                               (IN THOUSANDS)
                          -------------------------------------------------------------
                               FOR THE FISCAL YEARS ENDED DECEMBER 31
                          ----------------------------------------------------
                             1996        1995       1994      1993      1992
                          ----------  ----------  --------  --------  --------
Premiums & Annuity
 Considerations.........  $  442,852  $  124,687  $294,550  $505,465  $191,039
Net Income (Loss) before
 Federal Income Tax.....  $   (9,137) $   (4,117) $(11,260) $ (9,417) $ (4,225)
Net Income (Loss).......  $   (9,188) $   (4,117) $(11,260) $ (9,401) $ (3,986)
Total Assets............  $1,544,931  $1,124,840  $988,180  $834,123  $302,200
Total Liabilities.......  $1,464,502  $1,058,483  $921,888  $815,301  $289,995
Total Capital &
 Surplus................  $   80,430  $   66,357  $ 66,292  $ 18,822  $ 12,205

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The purpose of this section is to discuss and analyze the Company's consoli-dated results of operations. In addition, some analysis and information re-garding financial condition and liquidity and capital resources has also been provided. This analysis should be read in conjunction with the consolidated financial statements and related notes which appear elsewhere in this report. The Company reports financial results on a consolidated basis. The consoli-dated financial statements include the accounts of the Golden American Life Insurance Company ("Golden American") and its subsidiary, First Golden Ameri-can Life Insurance Company New York ("First Golden," and collectively with Golden American the "Company").

RESULTS OF OPERATIONS

CHANGE IN CONTROL
 On August 13, 1996, Equitable acquired all of the outstanding capital stock of BT Variable, Inc. ("BT Variable") and its wholly owned subsidiaries Golden American and Directed Services, Inc. ("DSI") for $144 million. The purchase price consisted of $93 million in cash paid to Whitewood (parent of BT Vari-able) and $51 million in cash paid to Bankers Trust (parent of Whitewood) to retire certain debt owed by BT Variable to Bankers Trust.

 For financial statement purposes, the change in control of Golden American through the acquisition of BT Variable was accounted for as a purchase acqui-sition effective August 14, 1996. This acquisition resulted in a new basis of accounting reflecting estimated fair values of assets and liabilities at that date. As a result, the Company's financial statements for periods subsequent to August 13, 1996, are presented on the Post-Acquisition new basis of ac-counting, while the financial statements for August 13, 1996 and prior peri-ods are presented on the Pre-Acquisition historical cost basis of accounting.

 The purchase price was allocated to the three companies purchased--BT Vari-able, DSI, and Golden American. Goodwill of $39.3 million was established for the excess of the acquisition cost over the fair value of the assets and lia-bilities and pushed down to Golden American. The acquisition cost is prelimi-nary with respect to the final settlement of taxes with Bankers Trust and es-timated expenses and, as a result, goodwill may change. The allocation of the purchase price to Golden American was approximately $139.9 million. Goodwill resulting from the acquisition is being amortized over 25 years on a straight line basis. The carrying value will be reviewed periodically for any indica-tion of impairment in value.

BUSINESS ENVIRONMENT
 The current business and regulatory environment remains challenging for the insurance industry. Increasing competition from traditional insurance carri-ers as well as banks and mutual fund companies offer consumers many choices. However, overall demand for variable products remains strong for several rea-sons including: strong stock market performance over the last 3 years; rela-tively low interest rates; an aging U.S. population that is increasingly con-cerned about retirement and estate planning, as well as maintaining their standard of living in retirement; and potential reductions in government and employer-provided benefits at retirement as well as lower public confidence in the adequacy of those benefits.

 In 1995, Golden American experienced a significant decline in sales, due to a number of factors. First, some portfolio managers performed poorly in 1993 and 1994. Second, as more products came to market the cost structure of the DVA product became less competitive. Third, because no fixed interest rate options were available in 1994 during a time of rising interest rates and flat or declining equity markets, market share was lost. Consequently, the Company took steps to respond to these business challenges. Several portfolio managers were replaced and new funds were added to give contractholders more options. In October of 1995, the Company introduced the Combination Deferred Variable and Fixed Annuity (GoldenSelect DVA PLUS) and the GoldenSelect Gene-sis I and Genesis Flex life insurance products.

 The analysis following combines the post-acquisition and pre-acquisition ac-tivity for 1996 in order to compare the results to 1995. Such a comparison does not recognize the impact of the purchase accounting and goodwill amorti-zation except for the period after August 13, 1996.

 PREMIUMS
                               POST-
                            ACQUISITION     COMBINED         PRE-ACQUISITION
                          --------------- ------------ ----------------------------
                          FOR THE PERIOD  FOR THE YEAR
                          AUGUST 14, 1996    ENDED     FOR THE PERIOD  FOR THE YEAR
                              THROUGH     DECEMBER 31, JANUARY 1,1996     ENDED
                           DECEMBER 31,       1996         THROUGH     DECEMBER 31,
                               1996         COMBINED   AUGUST 13, 1996     1995
                          --------------- ------------ --------------- ------------
                                           (DOLLARS IN THOUSANDS)
Variable annuity premi-
 ums....................     $169,258       $427,630      $258,372       $110,587
Variable life premiums..        3,619         14,125        10,506          5,114
                             --------       --------      --------       --------
 Total premiums.........     $172,877       $441,755      $268,878       $115,701
                             ========       ========      ========       ========


 Variable annuity premiums increased 286.4%, or $317.0 million, in 1996, and variable life premiums increased 176.2%, or $9.0 million, in 1996. Strong stock market returns, a relatively low interest rate environment and flat yield curve have made returns provided by variable annuities and mutual funds more attractive than fixed rate products such as certificates of deposits and fixed annuities. During 1995, the fund offerings underlying Golden American's variable products were improved and a fixed account option was added. These changes and the current environment have contributed to the significant growth in the Company's variable annuity premiums from 1995. Premiums, net of reinsurance, for variable products from two significant sellers for the year ended December 31, 1996, totaled $298.0 million, or 67% of premiums.
REVENUES

                               POST-
                            ACQUISITION     COMBINED         PRE-ACQUISITION
                          --------------- ------------ ----------------------------
                          FOR THE PERIOD  FOR THE YEAR
                          AUGUST 14, 1996    ENDED     FOR THE PERIOD  FOR THE YEAR
                              THROUGH     DECEMBER 31, JANUARY 1, 1996    ENDED
                           DECEMBER 31,       1996         THROUGH     DECEMBER 31,
                               1996         COMBINED   AUGUST 13, 1996     1995
                          --------------- ------------ --------------- ------------
                                           (DOLLARS IN THOUSANDS)
Annuity and interest
 sensitive life product
 charges................      $ 8,768       $21,027        $12,259       $18,388
Management fee revenue..          877         2,267          1,390           987
Net investment income...        5,795        10,785          4,990         2,818
Realized gains (losses)
 on investments.........           42          (378)          (420)          297
Other income............          486           556             70            63
                              -------       -------        -------       -------
                              $15,968       $34,257        $18,289       $22,553
                              =======       =======        =======       =======

 Total revenues increased 51.9%, or $11.7 million, to $34.3 million in 1996. Annuity and interest sensitive life product charges increased 14.4%, or $2.6 million in 1996. The increase is due to additional fees earned from the in-creasing block of business under management in the Separate Accounts and an increase in the collection of surrender charges partially offset by a de-crease in the revenue recognition of net distribution fees.

 Golden American provides certain managerial and supervisory services to DSI. This fee, calculated as a percentage of average assets in the variable sepa-rate accounts, was $2.3 million for 1996 and $1.0 million for 1995.

 Net investment income increased 287.7%, or $8.0 million, to $10.8 million in 1996 from $2.8 million in 1995. This increase resulted from growth in in-vested assets. During 1996, the Company had realized losses on the disposal of investments, which were the result of voluntary sales, of $0.4 million compared to realized gains of $0.3 million in 1995.

EXPENSES

                                                                         POST-
                                                                      ACQUISITION     COMBINED         PRE-ACQUISITION
                                                                    --------------- ------------ ----------------------------
                                                                    FOR THE PERIOD  FOR THE YEAR FOR THE PERIOD
                                                                    AUGUST 14, 1996    ENDED     JANUARY 1, 1996 FOR THE YEAR
                                                                        THROUGH     DECEMBER 31,     THROUGH        ENDED
                                                                     DECEMBER 31,       1996       AUGUST 13,    DECEMBER 31,
QUARTER                                                                  1996         COMBINED        1996           1995
-------                                                             --------------- ------------ --------------- ------------
                                                                                     (DOLLARS IN THOUSANDS)
Insurance benefits and expenses:
 Annuity and interest sensitive life benefits:
 Interest credited to account balances.............................    $  5,741       $ 10,096      $  4,355       $ 1,322
 Benefit claims incurred in excess of account balances.............       1,262          2,177           915         1,824
Underwriting, acquisition, and insurance expenses:
 Commissions.......................................................       9,866         26,415        16,549         7,983
 General expenses..................................................       5,906         15,328         9,422        12,650
 Insurance taxes...................................................         672          1,897         1,225           952
 Policy acquisition costs deferred.................................     (11,712)       (31,012)      (19,300)       (9,804)
Amortization:
 Deferred policy acquisition costs.................................         244          2,680         2,436         2,710
 Present value of in force acquired................................       2,745          3,696           951         1,552
 Goodwill..........................................................         589            589            --            --
                                                                       --------       --------      --------       -------
                                                                       $ 15,313       $ 31,866      $ 16,553       $19,189

 Total insurance benefits and expenses increased 66.1%, or $12.7 million, in 1996 from $19.2 million in 1995. Interest credited to account balances in-creased 663.6%, or $8.8 million, in 1996 as a result of higher account bal-ances associated with the Company's fixed account option within its variable products. Benefit claims incurred in excess of account balances increased 19.4%, or $0.4 million, in 1996 from $1.8 million in 1995.

 Commissions increased 230.9%, or $18.4 million, in 1996 from $8.0 million in 1995. Insurance taxes increased 99.3%, or $0.9 million, in 1996 from $1.0 million in 1995. Increases and decreases in commissions and insurance taxes are generally related to changes in the level of variable product sales. Most costs incurred as the result of new sales have been deferred, thus having very little impact on earnings.

 General expenses increased 21.2%, or $2.7 million, in 1996 from $12.7 million in 1995. The Company uses a network of wholesalers to distribute its products and the salaries of these wholesalers are included in general expenses. The portion of these salaries and related expenses which vary with sales produc-tion levels are deferred, thus having little impact on earnings. Management expects general expenses to continue to increase in 1997 as a result of the emphasis on expanding the salaried wholesaler distribution network.

 The Company's deferred policy acquisition costs ("DPAC"), previous balance of present value of in force acquired ("PVIF") and unearned revenue reserve, as of the purchase date, were eliminated and an asset of $85.8 million repre-senting the PVIF was established for all policies in force at the acquisition date. The amortization of PVIF and DPAC increased $2.1 million, or 49.6%, in 1996. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, amortization of PVIF is expected to be approximately $9.7 million in 1997, $10.1 million in 1998, $9.2 million in 1999, $7.9 million in 2000 and $6.8 million in 2001. The elimination of the unearned revenue reserve, related to in force acquired at the acquisition date, will result in lower annuity and interest sensitive life product charges compared to 1995 levels.

 Amortization of goodwill during the period from the acquisition date to De-cember 31, 1996 totaled $0.6 million. Goodwill resulting from the acquisition is being amortized on a straight-line basis over 25 years and is expected to total $1.6 million annually.

INCOME
 Net income on a combined basis for 1996 was $3.5 million, an increase of $0.2 million, or 5.5%, from 1995.


1995 COMPARED TO 1994
 Net income for 1995 was $3.4 million, an increase of $1.1 million or 51% from 1994.

 Variable life and annuity product fees and policy charges were $18.4 million in 1995, an increase of $0.9 million or 5% from 1994. This increase was due to an additional $0.9 million in fees earned from the increasing block of business under management in the separate accounts, an increase of $1.5 million in the collection of surrender charges, and a decrease of $1.5 million in the revenue recognition of net distribution fees.

 Net investment income was $2.8 million for 1995, an increase of $2.3 million or 403% over the comparable 1994 period. Approximately $1.5 million of the increase was due to the additional investment income earned on invested as-sets held to back the fixed interest divisions that were introduced in 1995. The balance of the increase in investment income was attributable to an in-crease in the investment income on surplus.

 In 1995, the service agreement between DSI and Golden American was amended to provide for a management fee from DSI to Golden American for certain manage-rial and supervisory services provided by Golden American. This fee, calcu-lated as a percentage of average assets in the variable separate accounts, was $1.0 million for 1995.

 Policy benefits were $3.2 million for 1995, an increase of $3.1 million from 1994. In 1995, benefit expenses increased $1.3 million as a result of inter-est credited to policyholders related to the fixed interest divisions intro-duced in 1995. Additionally, death benefit costs net of reinsurance increased by $.3 million in 1995 as compared to 1994. Additionally, 1994 policy bene-fits reflected a $1.5 million decrease in mortality reserves.

 Commissions and overrides were $7.7 million in 1995, a decrease of $9.1 mil-lion or 54% from 1994. The decrease in commissions resulted from the decrease in new business premium receipts which went from $310.7 million in 1994 to $130.5 million in 1995, a decrease of 55%.

 Employee related expenses and general administrative and operating expenses were a combined $13.7 million for 1995, an increase of $.3 million or 2.5% from 1994.

 Interest expense was $0 for 1995 as compared to $2.0 million in 1994. The elimination of interest expense in 1995 resulted from the retirement of the Company's debt in December 1994 with the proceeds from the issuance of pre-ferred stock. In 1995, the Company paid dividends on preferred stock of $3.4 million. There were no preferred stock dividends in 1994.

 Amortization of intangible assets, deferred policy acquisition costs and un-amortized cost assigned to insurance contracts in force, was $4.3 million for 1995, a decrease of $2.5 million or 37% from the prior year. The intangible assets are being amortized over the lives of the policies in relation to the present value of estimated future gross profits. The relatively strong per-formance of the funds in 1995 has slowed the amortization in 1995 as compared to 1994. Additionally, amortization was increased in 1994 due to the decrease in mortality reserves during 1994.

FINANCIAL CONDITION

INVESTMENTS

 The financial statement carrying value of the Company's total investments grew 381.9% in 1996. The amortized cost basis of the Company's total invest-ment portfolio grew 388.3% during the same period. All of the Company's in-vestments, other than mortgage loans, are carried at fair value in the Company's financial statements. As such, growth in the carrying value of the Company's investment portfolio included changes in unrealized appreciation and depreciation of fixed maturity and equity securities as well as growth in the cost basis of these securities. Growth in the cost basis of the Company's investment portfolio resulted from the investment of premiums from the sale of the Company's variable insurance products. Late in 1995, the fixed account option was offered within the Company's variable products. The large growth in invested assets during 1996 was primarily a result of premium inflow from this fixed account option. The Company manages the growth of its insurance operations in order to maintain adequate capital ratios.

 To support the fixed account option of the Company's variable insurance prod-ucts, cash flow was invested primarily in fixed maturity securities. At De-cember 31, 1996, the Company's investment portfolio at amortized cost was $314.7 million with a yield of 6.9% and carrying value of $315.1 million.

 Fixed Maturity Securities: At December 31, 1996 the Company had fixed maturi-ties with an amortized cost of $275.2 million and a market value of $275.6 million. The ratings assigned by Standard & Poor's Corporation ("Standard & Poor's") to the individual securities in the companies fixed maturities port-folio (shown at amortized cost) include investment grade securities compris-ing U.S. governments, agencies and AAA corporates to BBB- ($242.7 million or 88.2%), and below investment grade securities BB+ to BB- ($28.4 million or 10.3%). Securities not rated by

 Standard & Poor's had an NAIC rating of 1 or 2 ($4.1 million or 1.5%).

 The Company classifies 100% of its securities as available for sale. On De-cember 31, 1996, fixed income securities with an amortized cost of $275.2 million and an estimated fair value of $275.6 million were designated as available for sale. Net unrealized appreciation of fixed maturity securities of $0.4 million was comprised of gross appreciation of $1.2 million and gross depreciation of $0.8 million. Unrealized holding gains on these securities, net of adjustments to deferred policy acquisition costs and deferred income taxes, increased stockholder's equity by $0.3 million at December 31, 1996.

 The Company began investing in below investment grade securities during 1996. At December 31, 1996, the amortized cost value of the Company's total invest-ment in below investment grade securities was $25.9 million, or 8.2%, of the Company's investment portfolio. The Company intends to purchase additional below investment grade securities, but it does not expect the percentage of its portfolio invested in below investment grade securities to exceed 10% of its investment portfolio. At December 31, 1996, the yield at amortized cost on the Company's below investment grade portfolio was 8.4% compared to 6.7% for the Company's investment grade corporate bond portfolio. The Company es-timates that the fair value of its below investment grade portfolio was $26.1 million, or 100.7% of amortized cost value, at December 31, 1996.

 Below investment grade securities have different characteristics than invest-ment grade corporate debt securities. Risk of loss upon default by the bor-rower is significantly greater with respect to below investment grade securi-ties than with other corporate debt securities. Below investment grade securities are generally unsecured and are often subordinated to other credi-tors of the issuer. Also, issuers of below investment grade securities usu-ally have higher levels of debt and are more sensitive to adverse economic conditions, such as recession or increasing interest rates, than are invest-ment grade issuers. The Company attempts to reduce the overall risk in its below investment grade portfolio, as in all of its investments, through care-ful credit analysis, strict investment policy guidelines, and diversification by company and by industry.

 The Company analyzes its investment portfolio, including below investment grade securities, at least quarterly in order to determine if its ability to realize its carrying value on any investment has been impaired. For debt and equity securities, if impairment in value is determined to be other than tem-porary (i.e. if it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the security), the cost ba-sis of the impaired security is written down to fair value, which becomes the security's new cost basis. The amount of the writedown is included in earn-ings as a realized loss. Future events may occur, or additional or updated information may be received, which may necessitate future write-downs of se-curities in the Company's portfolio. Significant write-downs in the carrying value of investments could materially adversely affect the Company's net in-come in future periods.

 At December 31, 1996, no fixed maturity securities were deemed to have im-pairments in value that are other than temporary. The Company's fixed matu-rity investment portfolio had a combined yield at amortized cost of 6.9% at December 31, 1996.

 Mortgage Loans: Mortgage loans represent 10.0% of the Company's investment portfolio. Subsequent to the acquisition, the Company purchased mortgage loans from an affiliate to broaden its investment alternatives. Mortgages outstanding were $31.5 million at December 31, 1996 with an estimated fair value of $31.0 million. The Company's mortgage loan portfolio includes 18 loans with an average size of $1.7 million and average seasoning of 1.9 years if weighted by the number of loans, and 2.0 years if weighted by mortgage loan carrying values. The Company's mortgage loans are typically secured by occupied buildings in major metropolitan locations and not speculative devel-opments, and are diversified by type of property and geographic location. At December 31, 1996, the yield on the Company's mortgage loan portfolio was 7.6%.

 At December 31, 1996, no mortgage loans were delinquent by 90 days or more. The Company does not expect to incur material losses from its mortgage loan portfolio. The Company's loan investment strategy is consistent with that of other life insurance subsidiaries of its ultimate parent, Equitable. Equita-ble has experienced a historically low default rate in its mortgage loan portfolio and has been able to recover 99% of the principal amount of problem mortgages resolved in the last three years.

 At December 31, 1996, the Company had no investments in default. The Company estimates its total investment portfolio, excluding policy loans, had a fair value approximately equal to 100.0% of its amortized cost value for account-ing purposes at December 31, 1996.

OTHER ASSETS
 Accrued investment income increased $3.4 million during 1996 due to an in-crease in new fixed income investments and in the overall size of the portfo-lio resulting from the investment of premiums allocated to the fixed account option of the Company's variable products.

 The Company's DPAC and previous balance of PVIF, as of the purchase date, were eliminated and an asset representing the PVIF was established for all policies in force at the acquisition date. PVIF is amortized into income in proportion to the expected gross profits of the in force acquired in a manner similar to DPAC amortization. Any expenses which vary with the sales of the Company's products are deferred and amortized. At December 31, 1996, the Com-pany had DPAC and PVIF balances of $11.5 million and $83.1 million, respec-tively.

 Goodwill totaling $39.3 million, representing the excess of the acquisition cost over the fair value of net assets acquired, was established at the ac-quisition date. Amortization of goodwill through December 31, 1996 was $0.6 million.

 At December 31, 1996, the Company had $1.2 billion of separate account assets compared to $1.0 billion at December 31, 1995. The increase in separate ac-count assets is due to growth in sales of the Company's variable products.

 At December 31, 1996, the Company had total assets of $1.7 billion, an in-crease of 39.5% over total assets at December 31, 1995.

LIABILITIES
 In conjunction with the volume of variable insurance sales, the Company's to-tal liabilities increased $432.5 million, or 39.1%, during 1996 and totaled $1.5 billion at December 31, 1996. Future policy benefits for annuity and in-terest sensitive life products increased $251.6 million, or 747.2%, to $285.3 million reflecting large premium growth in the Company's fixed account option of its variable products. Premium growth also accounted for the $158.3 mil-lion, or 15.1%, increase in separate account liabilities to $1.2 billion at December 31, 1996.

 As of the acquisition date, the Company's existing unearned revenue reserve was eliminated. This treatment corresponds with treatment of the present value of in force acquired.

 On December 17, 1996, Golden American issued a $25 million, 8.25% surplus note to Equitable. The note matures on December 17, 2026. On December 17, 1996, Golden American contributed the $25 million to First Golden, acquiring 200,000 shares of common stock (100% of shares outstanding) of First Golden.

EQUITY
 On December 30, 1994, the Company issued $50 million of redeemable preferred stock to its immediate parent, BT Variable. On September 23, 1996, the pre-ferred stock was redeemed and the proceeds were contributed to the Company as additional paid-in capital.

 The effects of inflation and changing prices on the Company are not material since insurance assets and liabilities are both primarily monetary and remain in balance. An effect of inflation, which has been low in recent years, is a decline in purchasing power when monetary assets exceed monetary liabilities.

LIQUIDITY AND CAPITAL RESOURCES

 The liquidity requirements of the Company are met by cash flow from variable insurance premiums, investment income and maturities of fixed maturity in-vestments and mortgage loans. The Company primarily uses funds for the pay-ment of insurance benefits, commissions, operating expenses and the purchase of new investments.

 The Company's home office operations are currently housed in a leased loca-tion in Wilmington, Delaware and a leased location in New York, New York. The Company intends to spend approximately $1 million on capital needs for 1997.

 The ability of Golden American to pay dividends to its parent is restricted because prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual limitation. During 1997, Golden American could pay dividends to its parent of approxi-mately $2.2 million without prior approval of statutory authorities. The Com-pany has maintained adequate statutory capital and surplus and have not used surplus relief or financial reinsurance, which have come under scrutiny by many state insurance departments.

 The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to identify inade-quately capitalized insurance companies based upon the type and mixture of risks inherent in the company's operations. The formula includes components for asset risk, liability risk, interest rate exposure and other factors. Golden American has complied with the NAIC's risk-based capital reporting re-quirements. Amounts reported indicate that Golden American has total adjusted capital which is well above all required capital levels. First Golden intends to comply with these requirements in 1997, as its insurance license was ap-proved on January 2, 1997, and expects to exceed levels that require regula-tory action.

 Surplus Note: On December 17, 1996, Golden American issued a surplus note in the amount of $25 million to Equitable. The note matures on December 17, 2026 and will accrue interest of 8.25% per annum until paid. The note and accrued interest thereon shall be subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made shall be subject to the prior approval of the Delaware Insurance Commissioner. On December 17, 1996, Golden American contributed the $25 million to First Golden acquiring 200,000 shares of common stock (100% of shares outstanding) of First Golden.

 Line of Credit: Golden American maintains a line of credit agreement with Eq-uitable to facilitate the handling of unusual and/or unanticipated short-term cash requirements. The maximum borrowing allowed under this facility is $25 million expiring on December 31, 1997. At December 31, 1996, no amounts were outstanding under this agreement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
 Any forward-looking statement contained herein or in any other oral or writ-ten statement by the Company or any of its officers, directors or employees is qualified by the fact that actual results of the company may differ mate-rially from such statement due to the following important factors, among other risks and uncertainties inherent in the Company's business:

  1. Prevailing interest rate levels which may affect the ability of the Com-pany to sell its products, the market value of the Company's investments and the lapse rate of the Company's policies, notwithstanding product de-sign features intended to enhance persistency of the Company's products.

  2. Changes in the federal income tax laws and regulations which may affect the relative tax advantages of the Company's products.

  3. Changes in the regulation of financial services, including bank sales and underwriting of insurance products, which may affect the competitive environment for the Company's products.

  4. Other factors affecting the performance of the Company, including, but not limited to market conduct issues, stock market performance, litigation, insurance industry insolvencies, investment performance of the underlying portfolios of the variable products, variable product design and sales vol-ume by significant sellers of the company's variable products.


SEGMENT INFORMATION
 During the period since the acquisition by Bankers Trust, September 30, 1992 to date of this Prospectus, Golden American's operations consisted of one business segment, the sale of annuity and life insurance products. Golden American and its affiliate Directed Services, Inc., are party to in excess of 140 sales agreements with broker-dealers, one of whom, Locust Street Securi-ties, Inc., is an affiliate of Golden American. Two non-affiliated broker-dealers sell a substantial portion of its business.

REINSURANCE
 Golden American reinsures its mortality risk associated with the Contract's guaranteed death benefit with one or more appropriately licensed insurance companies. Golden American also, effective June 1, 1994, entered into a rein-surance agreement on a modified coinsurance basis with an affiliate of a bro-ker-dealer which distributes Golden American's products with respect to 25% of the business produced by that broker-dealer.

RESERVES
 In accordance with the life insurance laws and regulations under which Golden American operates, it is obligated to carry on its books, as liabilities, ac-tuarially determined reserves to meet its obligations on outstanding Con-tracts. Reserves, based on valuation mortality tables in general use in the United States, where applicable, are computed to equal amounts which, to-gether with in-terest on such reserves computed annually at certain assumed rates, make ade-quate provision according to presently accepted actuarial standards of prac-tice, for the anticipated cash flows required by the contractual obligations and related expenses of Golden American.

COMPETITION
 Golden American is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products comparable to those of Golden American. There are approximately 2,350 stock, mutual and other types of insurers in the life insurance business in the United States, a substantial number of which are significantly larger than Golden American.

CERTAIN AGREEMENTS
 Beginning in 1994 and continuing until August 13, 1996, Bankers Trust (Dela-ware), a subsidiary of Bankers Trust New York Corporation ("BT New York Cor-poration"), and Golden American became parties to a service agreement pursu-ant to which Bankers Trust (Delaware) agreed to provide certain accounting, actuarial, tax, underwriting, sales, management and other services to Golden American. Expenses incurred by Bankers Trust (Delaware) in relation to this service agreement were reimbursed by Golden American on an allocated cost ba-sis. Charges billed to Golden American by Bankers Trust (Delaware) pursuant to the service agreement for 1996 through its termination as of August 13, 1996, 1995 and 1994 were $464,734, $816,264 and $290,248, respectively.

 Prior to 1994, Golden American had arranged with EIC Variable to perform services related to the development and administration of its products. For the year 1993, fees earned by EIC Variable from Golden American for these services aggregated $2,701,000. The agreement was terminated as of January 1, 1994.

 In addition, one or more affiliates of Equitable of Iowa provided to Golden American certain personnel to perform management, administrative and clerical services and the use of certain of its facilities. Golden American was charged for such expenses and all other general and administrative costs, first on the basis of direct charges when identifiable, and second allocated based on the estimated amount of time spent by an affiliate's employees on behalf of Golden American. For the year 1993, EIC Variable allocated to Golden American $1,503,000. The agreement was terminated on January 1, 1994. During 1994, such expenses were allocated directly by BT New York Corporation to Golden American and totaled $1,395,966 for the year.

DISTRIBUTION AGREEMENT
 Prior to 1994, Golden American had entered into agreements with DSI to per-form services related to the management of its investments and the distribu-tion of its products. For the year 1993, Golden American incurred $311,000, respectively, for such services. The agreement was terminated as of January 1, 1994.

 Under a distribution agreement, DSI acts as the principal underwriter (as de-fined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the variable insurance products issued by Golden American which as of December 31, 1996, are sold primarily through two broker/dealer institutions. For the years ended 1996, 1995 and 1994, commissions paid by Golden American to DSI aggregated $27,065,000, $8,440,000 and $17,569,000, respectively.


 Golden American provided to DSI certain of its personnel to perform manage-ment, administrative and clerical services and the use of certain facilities. Golden American charged DSI for such expenses and all other general and ad-ministrative costs, first on the basis of direct charges when identifiable, and the remainder allocated based on the estimated amount of time spent by Golden American's employees on behalf of DSI. In the opinion of management, this method of cost allocation is reasonable. For the years ended December 31, 1994 and 1993, expenses allocated to DSI were $1,983,000 and $2,013,000, respectively, which were comprised of allocated salary charges, premise and equipment charges, and other expenses.


 In 1995, the service agreement between DSI and Golden American was amended to provide for a management fee from DSI to Golden American for managerial and supervisory services provided by Golden American. This fee, calculated as a percentage of average assets in the variable separate accounts, was $2,267,000 and $987,000 for 1996 and 1995, respectively.


EMPLOYEES

 Golden American, as a result of its Service Agreements with each of Bankers Trust (Delaware) and EIC Variable had very few direct employees. Instead, various management services were provided by Bankers Trust (Delaware), EIC Variable and Bankers Trust New York Corporation, as described above under "Certain Agreements." The cost of these services were allocated to Golden American. Since August 14, 1996, Golden American has looked to Equitable of Iowa and its affiliates for management services.


 Certain officers of Golden American are also officers of EIC Variable and DSI, and their salaries are allocated among the three companies. Certain of-ficers of Golden American is also an officer of Equitable of Iowa. See "Di-rectors and Executive Officers."

PROPERTIES
 Golden American's principal office is located at 1001 Jefferson Street, Suite 400, Wilmington, Delaware 19801, where all of Golden American's records are maintained. This office space is sub-leased from Bankers Trust (Delaware) un-der a separate agreement.

DIRECTORS AND EXECUTIVE OFFICERS


                                                      POSITIONS(S) WITH THE
         NAME (AGE)                                          COMPANY
-----------------------------                      ---------------------------
Terry L. Kendall (50)                              Chairman, President and
                                                    Chief Executive Officer
Fred S. Hubbell (46)                               Director
Lawrence V. Durland, Jr. (50)                      Director
Paul E. Larson (44)                                Director, Executive Vice
                                                    President, CFO and
                                                    Assistant Secretary
Thomas L. May (48)                                 Director
John A. Merriman (54)                              Director and Assistant
                                                    Secretary
Beth B. Neppl (39)                                 Director and Vice President
Paul R. Schlaack (50)                              Director
Jerome L. Sychowski (55)                           Director, Senior Vice
                                                    President and Chief
                                                    Information Officer
Barnett Chernow (47)                               Executive Vice President
Dennis D. Hargens (54)                             Treasurer
David L. Jacobson (47)                             Senior Vice President
                                                    and Assistant Secretary
Stephen J. Preston (39)                            Senior Vice President
                                                    and Chief Actuary
Myles R. Tashman (54)                              Executive Vice President,
                                                    General Counsel
                                                    and Secretary
David A. Terwilliger (39)                          Vice President, Controller,
                                                    Assistant Secretary and
                                                    Assistant Treasurer
Edward C. Wilson (56)                              Executive Vice President


Each director is elected to serve for one year or until the next annual meet-ing of shareholders or until his or her successor is elected. Most directors are directors of insurance company subsidiaries of Golden American's ultimate parent, Equitable of Iowa Companies.

The principal positions of Golden American's directors and senior executive officers for the past five years are listed below:


Mr. Terry L. Kendall became Director, President and Chief Executive Officer of Golden American in September, 1993. From September 1993 through September 1996, he also served as Chairman of Golden American. Since June, 1996, he has also served as President, Chief Executive Officer and Chairman of First Golden American Life Insurance Company of New York, Golden American's New York sub-sidiary. From 1982 through June 1993, he was President and Chief Executive Of-ficer of United Pacific Life Insurance Company.

Mr. Fred S. Hubbell became Chairman, President and Chief Executive Officer of Equitable of Iowa in 1991. He also has served as Chairman and President of Eq-uitable Life Insurance Company of Iowa since 1987. He was elected to serve as a director of Golden American in August 1996 and as Chairman of the Board in September 1996. He serves in a similar capacity for most Equitable of Iowa af-filiate companies.


Mr. Lawrence V. Durland, Jr. joined Equitable of Iowa in 1986 as a Senior Vice President. He was elected to serve as a director of Golden American in August 1996.

Mr. Paul E. Larson joined Equitable of Iowa in 1977 and is currently an Execu-tive Vice President, Treasurer and Chief Financial Officer (CFO). He was elected to serve as a director of Golden American in August 1996. He was elected to serve as Executive Vice President, CFO, and Assistant Secretary of Golden American in December 1996.

Mr. Thomas L. May joined Equitable Life Insurance Company of Iowa in 1990 and is currently Senior Vice President. He was elected to serve as a director of Golden American in August 1996.

Mr. John A. Merriman joined Equitable of Iowa in 1987 and is currently Secre-tary and General Counsel. He was elected to serve as a director of Golden American in August 1996.

Ms. Beth B. Neppl joined Equitable of Iowa in 1987 and is currently a Vice President. She was elected to serve as a director of Golden American in August 1996.

Mr. Paul R. Schlaack joined Equitable Investment Services, Inc. in 1984 and is currently President and Chief Executive Officer. He was elected to serve as a director of Golden American in August 1996.

Mr. Jerome L. Sychowski joined Equitable of Iowa in 1996 as Senior Vice Presi-dent and Chief Information Officer. He was elected to serve as a director of Golden American in December 1996.

Mr. Barnett Chernow joined Golden American in October 1993 as Executive Vice President. From 1977 through 1993, he held various positions with Reliance In-surance Companies and was Senior Vice President and Chief Financial Officer of United Pacific Life Insurance Company from 1984 through 1993.

Mr. Dennis D. Hargens was elected Treasurer of Golden American in December 1996. He joined Equitable Life Insurance Company of Iowa in 1961 and is cur-rently Treasurer and was elected Treasurer of USG Annuity & Life Company in 1996.

Mr. David L. Jacobson joined Golden American in November 1993 as Senior Vice President and Assistant Secretary. From April 1974 through November 1993, he held various positions with United Pacific Life Insurance Company and was Vice President upon leaving.


Mr. Stephen J. Preston joined Golden American in December 1993 as Senior Vice President, Chief Actuary and Controller. He currently serves as Senior Vice President and Chief Actuary. From September 1993 through November 1993, he was Senior Vice President and Actuary for Mutual of America Insurance Company. From July 1987 through August 1993, he held various positions with United Pa-cific Life Insurance Company and was Vice President and Actuary upon leaving.


Mr. Myles R. Tashman joined Golden American in August 1994 as Senior Vice President and was named Executive Vice President, General Counsel and Secre-tary effective January 1, 1996. From 1986 through 1993, he was Senior Vice President and General Counsel of United Pacific Life Insurance Company.

Mr. David A. Terwilliger was elected Vice President, Controller, Assistant Secretary and Assistant Treasurer of Golden American in December 1996. He joined Equitable Life Insurance Company of Iowa in 1979 and presently serves as Vice President and Controller of Equitable of Iowa and several of its af-filiates.


Mr. Edward C. Wilson joined Golden American in December, 1995 as Executive Vice President. In December 1996, he became President of DSI. From August, 1994 to December, 1995 he was Senior Managing Director at Van Eck Global In-vestors. From July, 1990 to August, 1994 he was Vice President and National Sales Manager at Keyport Life Insurance Company.


COMPENSATION TABLES AND OTHER INFORMATION

The following sets forth information with respect to the Chief Executive Offi-cer of Golden American as well as the annual salary and bonus for the next five highly compensated executive officers for the fiscal year ended December 31, 1996. Certain executive officers of Golden American are also officers of DSI. The salaries of such individuals are allocated between Golden American and DSI. Executive officers of Golden American are also officers of DSI. The salaries of such individuals are allocated between Golden American and DSI pursuant to an arrangement among these companies. Throughout 1995 and until August 13, 1996, Mr. Kendall served as a Managing Director at Bankers Trust New York Corporation. Compensation amounts for Mr. Kendall which are reflected throughout these tables prior to August 14, 1996 were not charged to Golden American, but were instead absorbed by Bankers Trust New York Corporation.

                         EXECUTIVE COMPENSATION TABLE


The following table sets forth information with respect to the annual salary and bonus for Golden American's Chief Executive Officer and the next five most highly compensated executive officers for the fiscal year ended December 31, 1996.

                                                         LONG-TERM
                             ANNUAL COMPENSATION        COMPENSATION
                             -------------------- ------------------------
                                                   RESTRICTED   SECURITIES
NAME AND                                          STOCK AWARDS  UNDERLYING  ALL OTHER
PRINCIPAL POSITION      YEAR  SALARY  BONUS (/1/) OPTIONS (/2/)  OPTIONS   COMPENSATION
------------------      ---- -------- ----------- ------------- ---------- ------------
Terry L. Kendall,...... 1996 $288,298  $400,000                              $ 11,535(/4/)
 President and Chief    1995 $250,000  $400,000                   8,000      $  6,706(/4/)
 Executive Officer(/3/) 1994 $250,000  $200,000     $103,551      8,000
 (September 1993 to
 Present)
Barnett Chernow,....... 1996 $207,526  $150,000                              $  7,755(/4/)
 Executive Vice         1995 $190,000  $165,000                              $ 15,444(/4/)(/5/)
 President              1994 $185,000  $ 35,000                     500      $ 98,212(/5/)
Edward C. Wilson,...... 1996 $190,582  $327,473
 Executive Vice
 President
Myles R. Tashman,...... 1996 $176,138  $ 90,000                              $  5,127(/4/)
 Executive Vice         1995 $160,000  $ 25,000
 President, General     1994 $ 66,667
 Counsel and Secretary
Mitchell R. Katcher,... 1996 $116,667  $150,000                              $130,068(/4/)(/6/)
 Former Executive Vice  1995 $175,000  $150,000                              $  9,389(/4/)
 President              1994 $175,000  $ 62,500
Stephen J. Preston,.... 1996 $156,937  $ 58,326                              $  9,734(/4/)
 Senior Vice President  1995 $140,000  $ 50,000                              $  4,721(/5/)
 and Chief Actuary and  1994 $131,667
 Controller

-------------------
(1) The amount shown relates to bonuses paid in 1996, 1995 and 1994. $50,000 of Mr. Wilson's bonus paid in 1996 and Mr. Chernow's bonus paid in 1994 represent signing bonuses.

(2) The number of shares underlying the restricted stock award granted in 1994 represented 1,870 shares of Bankers Trust New York Corporation at the end of 1994. The value shown above was computed using the price of common stock of Bankers Trust New York Corporation at the end of 1994. As of 1996, none of the executive officers listed above had any restricted stock holdings of Bankers Trust New York Corporation. During 1996, Bankers Trust New York Corporation redeemed the following restricted stock holdings: Mr. Kendall 3,000 shares, value $233,062; Mr. Chernow 500 shares, value $38,844.

(3) Mr. Kendall has served as President and Chief Executive Officer of Golden American since September of 1993. From that time until September of 1996, he also served as Chairman of Golden American. Until August 14, 1996, Mr. Kendall's salary and bonuses were paid directly by Bankers Trust New York Corporation.

(4) Contributions were made by the Company on behalf of the employee to PartnerShare, the deferred compensation plan sponsored by Bankers Trust
    New York Corporation and its affiliates for the benefit of all Bankers Trust employees, in February of the current year to employees on record as of December 31 of the previous year, after the employee completes one year of service with the company. This contribution may be in the form of de-ferred compensation and/or a cash payment. In 1996, Mr. Kendall received $9,000 of deferred compensation and $2,535 of cash payment from the plan; Mr. Chernow received $6,000 of deferred compensation and $1,755 of cash payment from the plan; Mr. Tashman received $4,000 of deferred compensa-tion and $1,127 of cash payment from the plan; Mr. Preston received $5,433 of deferred compensation and $4,301 of cash payment from the plan; Mr. Katcher received $9,000 of deferred compensation and $2,535 of cash payment from the plan. Mr. Wilson was not eligible for contributions to the PartnerShare Plan in 1996. In 1995, Mr. Kendall received $2,956 of deferred compensation and $3,750 of cash payment from the plan; Mr. Chernow received $1,013 of deferred compensation and $1,267 of cash payment from the plan; Mr. Katcher received $4,139 of deferred compensation and $5,250 of cash payment from the plan. Mr. Wilson, Mr. Tashman and Mr. Preston were not eligible for contributions to the PartnerShare Plan in 1995. In 1994, all executives listed above were not eligible for contributions to the PartnerShare Plan in 1994.

(5) Amounts shown for 1994 and 1995 represent relocation expenses paid on be-half of the employee.

(6) Amount shown for 1996 includes $118,533 severance compensation.

                   OPTION GRANTS IN LAST FISCAL YEAR (1995)

                                                                              POTENTIAL
                                                                         REALIZABLE VALUE AT
                                                                           ASSUMED ANNUAL
                                       % OF TOTAL                          RATES OF STOCK
                           NUMBER OF    OPTIONS                          PRICE APPRECIATION
                          SECURITIES   GRANTED TO                            FOR OPTION
                          UNDERLYING   EMPLOYEES                             TERM (/4/)
                            OPTIONS    IN FISCAL   EXERCISE   EXPIRATION -------------------
NAME                     GRANTED (/1/)    YEAR    PRICE (/2/) DATE (/3/)    5%       10%
----                     ------------- ---------- ----------- ---------- -------- ----------
Terry L. Kendall........    20,000        36.4      $37.50    8/13/2006  $471,671 $1,195,307
Barnet Chernow..........     8,000        14.5      $37.50    8/13/2006  $188,668 $  478,123
Edward C. Wilson........     8,000        14.5      $37.50    8/13/2006  $188,668 $  478,123
Myles Tashman...........     6,000        10.9      $37.50    8/13/2006  $141,501 $  358,592
Stephen J. Preston......     2,000         3.6      $37.50    8/13/2006  $ 47,167 $  119,531

-------------------
(1) Stock options granted on August 13, 1996 by Equitable of Iowa to the offi-cers of Golden American have a five-year vesting period with 20% exercis-able after 3rd year, an additional 30% after 4th year, and the final 50% after 5th year. The options may vest in the event of a change on control of Equitable of Iowa.

(2) The exercise price was equal to the fair market value of the Common Stock on the date of grant.

(3) Incentive Stock Options have a term of ten years. They are subject to ear-lier termination in certain events related to termination of employment.

(4) Total dollar gains based on indicated rates of appreciation of share price over a ten-year term.


Directors of Golden American receive no additional compensation for serving as a director.

 FEDERAL TAX CONSIDERATIONS


INTRODUCTION
The following discussion of the federal income tax treatment of the Contract is not exhaustive, does not purport to cover all situations, and is not in-tended as tax advice. The federal income tax treatment of the Contract is un-clear in certain circumstances, and a qualified tax adviser should always be consulted with regard to the application of the tax law to individual circum-stances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"). Treasury Department regulations, and interpretations ex-isting on the date of this prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

This discussion does not address state or local tax consequences associated with the purchase of the contract. In addition, GOLDEN AMERICAN MAKES NO GUAR-ANTEE REGARDING ANY TAX TREATMENT -- FEDERAL, STATE OR LOCAL -- OF ANY CON-TRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.

TAX STATUS OF GOLDEN AMERICAN
Golden American is taxed as a life insurance company under the Code. Since the operations of Account B are a part of, and are taxed with, the operations of Golden American, Account B is not separately taxed as a "regulated investment company" under the Code. Under existing federal income tax laws, investment income and capital gains of Account B are not taxed to Golden American to the extent they are applied to increase reserves under a contract. Since, under the contracts, investment income and realized capital gains of Account B at-tributable to contract obligations are automatically applied to increase re-serves, Golden American does not anticipate that it will incur any federal in-come tax liability in Account B attributable to contract obligations, and therefore Golden American does not intend to make provision for any such tax-es. If Golden American is taxed on investment income or capital gains of Ac-count B, then Golden American may impose a charge against Account B, as appro-priate, in order to make provision for such taxes.

TAXATION OF NON-QUALIFIED ANNUITIES

TAX DEFERRAL DURING ACCUMULATION PERIOD
 Under existing provisions of the Code, except as described below, any in-crease in an owner's Accumulation Value is generally not taxable to the owner until amounts are received from the Contract, either in the form of annuity payments as contemplated by the Contract, or in some other form of distribu-tion. However, this rule allowing deferral applies only if (1) the invest-ments of Account B are "adequately diversified" in accordance with Treasury Department regulations, (2) Golden American, rather than the owner, is con-sidered the owner of the assets of Account B for federal income tax purposes, and (3) the owner is an individual. In addition to the foregoing, if the Con-tract's annuity commencement date occurs at a time when the annuitant is at an advanced age, such as over age 85, it is possible that the owner will be taxable currently on the annual increase in the Accumulation Value.

  Diversification Requirements. The Code and Treasury Department regulations prescribe the manner in which the investments of a segregated asset ac-count, such as the Divisions of Account B, are to be "adequately diversi-fied." If a Division of Account B failed to comply with these diversifica-tion standards, contracts based on that segregated asset account would not be treated as an annuity contract for federal income tax purposes and the Owner would generally be taxable currently on the income on the contract (as defined in the tax law) beginning with the period of non-diversifica-tion. Golden American expects that the Divisions of Account B will comply with the diversification requirements prescribed by the Code and Treasury Department regulations.

  Ownership Treatment. In certain circumstances, variable annuity contract owners may be considered the owners, for federal income tax purposes, of the assets of a segregated asset account, such as the Divisions of Account B, used to support their contracts. In those circumstances, income and gains from the segregated asset account would be includible in the contract owners' gross income. The Internal Revenue Service (the "IRS") has stated in published rulings that a variable contract owner will be considered the owner of the assets of a segregated asset account if the owner possesses incidents of ownership in those assets, such as the ability to exercise in-vestment control over the assets. In addition, the Treasury Department an-nounced, in connection with the issuance of regulations concerning invest-ment diversification, that those regulations "do not provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor, rather than the in-surance company, to be treated as the owner of the assets in the account." This announcement also stated that guidance would be issued by way of regulations or rulings on the "extent to which policyholders may di-rect their investments to particular sub-accounts (of a segregated asset account) without being treated as owners of the underlying assets." As of the date of this prospectus, no such guidance has been issued.

  The ownership rights under the Contract are similar to, but different in certain respects from, those described by the IRS in rulings in which it was determined that contract owners were not owners of the assets of a seg-regated asset account. For example, the Owner of this Contract has the choice of more investment options to which to allocate purchase payments and the Accumulation Value, and may be able to transfer among investment options more frequently, than in such rulings. These differences could re-sult in the Owner being treated as the owner of all or a portion of the as-sets of Account B. In addition, Golden American does not know what stan-dards will be set forth in the regulations or rulings which the Treasury Department has stated it expects to issue. Golden American therefore re-serves the right to modify the Contract as necessary to attempt to prevent Contract Owners from being considered the owners of the assets of Account
  B. However, there is no assurance that such efforts would be successful.

  Frequently, if the IRS or the Treasury Department sets forth a new position which is adverse to taxpayers, the position is applied on a prospective ba-sis only. Thus, if the IRS or the Treasury Department were to issue regula-tions or a ruling which treated an Owner of this Contract as the owner of Account B, that treatment might apply on a prospective basis. However, if the regulations or ruling were not considered to set forth a new position, an owner might retroactively be determined to be the owner of the assets of Account B.

  Non-Natural Owner. As a general rule, contracts held by "non-natural per-sons" such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax pur-poses. The income on such contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the Owner of the Contract during the taxable year. There are several exceptions to this general rule for non-natural Owners. First, contracts will generally be treated as held by a natural person if the nominal Owner is a trust or other entity which holds the Contract as an agent for a natural person. However, this special exception will not apply in the case of any employer who is the nominal Owner of a contract under a non-qualified deferred compensation arrangement for its employees.

  In addition, exceptions to the general rule for non-natural Owners will ap-ply with respect to (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent, (2) certain Contracts issued in con-nection with qualified retirement plans, (3) certain Contracts purchased by employers upon the termination of certain qualified retirement plans, (4) certain Contracts used in connection with structured settlement agreements, and (5) Contracts purchased with a single purchase payment when the annuity starting date (as defined in the tax law) is no later than a year from pur-chase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

  The remainder of this discussion assumes that the Contract will be treated as an annuity contract for federal income tax purposes.

TAXATION OF PARTIAL WITHDRAWALS AND SURRENDERS
 In the case of a partial withdrawal prior to the annuity commencement date, amounts received generally are includible in income to the extent the Owner's Accumulation Value (determined without regard to any surrender charge, within the meaning of the tax law) before the surrender exceeds his or her "invest-ment in the contract." In the case of a surrender of the Contract for the cash surrender value, amounts received are includible in income to the extent they exceed the "investment in the contract." For these purposes, the invest-ment in the Contract at any time equals the total of the premium payments made under the Contract to that time (to the extent such payments were nei-ther deductible when made nor excludable from income as, for example, in the case of certain contributions to IRAs and other qualified retirement plans) less any amounts previously received from the Contract which were not includ-ible in income.

 In the case of systematic partial withdrawals, the amount of each withdrawal will generally be taxed in the same manner as a partial withdrawal made prior to the annuity commencement date, as described above. However, there is some uncertainty regarding the tax treatment of systematic partial withdrawals, and it is pos-sible that additional amounts may be includible in income.

 The Contract provides a death benefit that in certain circumstances may ex-ceed the greater of the premium payments and the Accumulation Value. As de-scribed elsewhere in this prospectus, Golden American imposes certain charges with respect to the death benefit. It is possible that some portion of those charges could be treated for federal tax purposes as a partial withdrawal from the Contract.

 In certain circumstances, surrender charges may be waived because of the Own-er's need for extended medical care or because of the Owner's terminal ill-ness. Distributions made in respect of which surrender charges are waived are treated as partial withdrawals or surrenders, as the case may be, for income tax purposes.

TAXATION OF ANNUITY PAYMENTS
 Normally, the portion of each annuity payment taxable as ordinary income is equal to the excess of the payment over the exclusion amount. In the case of fixed annuity payments, the exclusion amount is the amount determined by mul-tiplying (1) the fixed annuity payment by (2) the ratio of the "investment in the contract" (defined above), adjusted for any period certain or refund fea-ture, allocated to the fixed annuity option to the total expected amount of fixed annuity payments for the period of the Contract (determined under Trea-sury Department regulations). In the case of variable annuity payments, the exclusion amount for each variable annuity payment is a specified dollar amount equal to the investment in the Contract allocated to the variable an-nuity option when payments begin divided by the number of variable payments expected to be made (determined by Treasury Department regulations).

 Once the total amount of the investment in the Contract is excluded using these formulas, annuity payments will be fully taxable. If annuity payments cease because of the death of the Annuitant and before the total amount of the investment in the Contract is recovered, the unrecovered amount generally will be allowed as a deduction to the annuitant or beneficiary (depending upon the circumstances).

TAXATION OF DEATH BENEFIT PROCEEDS
 Prior to the annuity commencement date, amounts may be distributed from a Contract because of the death of an Owner or, in certain circumstances, the death of the Annuitant. Such death benefit proceeds are includible in income as follows: (1) if distributed in a lump sum, they are taxed in the same man-ner as a surrender, as described above, or (2) if distributed under an annu-ity option, they are taxed in the same manner as annuity payments, as de-scribed above. After the annuity commencement date, where a guaranteed period exists under an annuity option and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income as follows: (1) if received in a lump sum, they are in-cludible in income to the extent that they exceed the unrecovered investment in the contract at that time, or (2) if distributed in accordance with the existing annuity option selected, they are fully excludable from income until the remaining investment in the contract is deemed to be recovered, and all annuity payments thereafter are fully includible in income.


 If certain amounts become payable in a lump sum from a Contract, such as the death benefit, it is possible that such amounts might be viewed as construc-tively received and thus subject to tax, even though not actually received. A lump sum will not be constructively received if it is applied under an annu-ity option within 60 days after the date on which it becomes payable. (Any annuity option selected must comply with applicable minimum distribution re-quirements imposed by the Code.)


ASSIGNMENTS, PLEDGES, AND GRATUITOUS TRANSFERS
 Other than in the case of Contracts issued as IRAs or in connection with cer-tain other qualified retirement plans (which generally cannot be assigned or pledged), any assignment or pledge (or agreement to assign or pledge) of any portion of the value of the Contract is treated for federal income tax pur-poses as a partial withdrawal of such amount or portion. The investment in the Contract is increased by the amount includible as income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Contract without adequate consideration to a person other than the Owner's spouse (or to a former spouse incident to divorce), the Owner will be taxed on the difference between the cash surrender value (within the meaning of the tax law) and the investment in the contract at the time of transfer. In such case, the transferee's investment in the contract will be increased to re-flect the increase in the transferor's income.

SECTION 1035 EXCHANGES
 Code section 1035 provides that no gain or loss is recognized when an annuity contract is received in exchange for a life, endowment, or annuity contract, provided that no cash or other property is received in the exchange transac-tion. Special rules and procedures apply in order for an exchange to meet the requirements of section 1035. Also, there are additional tax considerations involved when the contracts are issued in connection with qualified retire-ment plans. Prospective Owners of this Contract should consult a tax advisor before entering into a section 1035 exchange (with respect to non-qualified annuity contracts) or a trustee-to-trustee transfer or rollover (with respect to qualified annuity contracts).

PENALTY TAX ON PREMATURE DISTRIBUTIONS
 Where a contract has not been issued as an IRA or in connection with another qualified retirement plan, there generally is a 10% penalty tax on the tax-able amount of any payment from the Contract unless the payment is: (a) re-ceived on or after the Owner reaches age 59 1/2; (b) attributable to the Own-er's becoming disabled (as defined in the tax law); (c) made on or after the death of the Owner or, if the Owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law); (d) made as a se-ries of substantially equal periodic payments (not less frequently than annu-ally) for the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and a designated beneficiary (as de-fined in the tax law), or (e) made under a Contract purchased with a single purchase payment when the annuity starting date (as defined in the tax law) is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the an-nuity period.

 In the case of systematic partial withdrawals, it is unclear whether such withdrawals will qualify for exception (d) above. (For reporting purposes, we currently treat such withdrawals as if they do not qualify for this excep-
 tion). In addition, if withdrawals are of interest amounts only, as is the case with systematic partial withdrawals from a Fixed Allocation, exception
 (d) will not apply.

AGGREGATION OF CONTRACTS
 In certain circumstances, the amount of an annuity payment, withdrawal or surrender from a Contract that is includible in income is determined by com-bining some or all of the annuity contracts owned by an individual not issued in connection with qualified retirement plans. For example, if a person pur-chases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including withdrawals and surrenders prior to the an-nuity commencement date) is includible in income. In addition, if a person purchases a Contract offered by this prospectus and also purchases at approx-imately the same time an immediate annuity, the IRS may treat the two con-tracts as one contract. The effects of such aggregation are not clear, howev-er, it could affect the time when income is taxable and the amount which might be subject to the 10% penalty tax described above.

IRA CONTRACTS AND OTHER QUALIFIED RETIREMENT PLANS

IN GENERAL
 In addition to issuing the Contracts as non-qualified annuities, Golden Amer-ican also currently issues the Contracts as IRAs. (As indicated above, in this prospectus, IRAs are referred to as "qualified plans.") Golden American may also issue the Contracts in connection with certain other types of quali-fied retirement plans which receive favorable treatment under the Code. Nu-merous special tax rules apply to the owners under IRAs and other qualified retirement plans and to the contracts used in connection with such plans. These tax rules vary according to the type of plan and the terms and condi-tions of the plan itself. For example, for both surrenders and annuity pay-ments under certain contracts issued in connection with qualified retirement plans, there may be no "investment in the contract" and the total amount re-ceived may be taxable. Also, special rules apply to the time at which distri-butions must commence and the form in which the distributions must be paid. Therefore, no attempt is made to provide more than general information about the use of Contracts with the various types of qualified retirement plans. A qualified tax advisor should be consulted before purchase of a Contract in connection with a qualified retirement plan.

 When issued in connection with a qualified retirement plan, a Contract will be amended as necessary to conform to the requirements of the plan. However, Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under qualified retirement plans may be subject to the terms and conditions of the plans themselves, re-gardless of the terms and conditions of the Contract. In addition, Golden American is not bound by terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the Contract, unless Golden American consents.

INDIVIDUAL RETIREMENT ANNUITIES
 As indicated above, Golden American currently issues the Contract as an IRA. If the Contract is used for this purpose, the Owner must be the Annuitant.


  Premium Payments. Both the premium payments that may be paid, and the tax deduction that the owner may claim for such premium payments, are limited under an IRA. In general, the premium payments that may be made for an IRA for any year are limited to the lesser of $2,000 or 100% of the individu-al's earned income for the year. Also, in the case of an individual who has less income than his or her spouse, premium payments may be made by that individual into an IRA to the extent of (1) $2,000, or the (2) sum of (i) the compensation includible in the gross income of the individual's spouse for the taxable year and (ii) the compensation includible in the gross in-come of the individual's spouse for the taxable year reduced by the amount allowed as a deduction for IRA contributions to such spouse. An excise tax is imposed on IRA contributions that exceed the law's limits.


  The deductible amount of the premium payments made for an IRA for any tax-able year (including a contract for a noncompensated spouse) is limited to the amount of premium payments that may be paid for the contract for that year, or a lesser amount where the individual or his or her spouse is an active participant in certain qualified retirement plans. For a single per-son who is an active participant in a qualified retirement plan (including a qualified pension, profit-sharing, or annuity plan, a simplified employee pension plan, or a "section 403(b)" annuity plan, as discussed below) and who has adjusted gross income in excess of $35,000 may not deduct premium payments, and such a person with adjusted gross income between $25,000 and $35,000 may deduct only a portion of such payments. Also, married persons who file a joint return, one of whom is an active participant in a quali-fied retirement plan, and who have adjusted gross income in excess of $50,000 may not deduct premium payments, and those with adjusted gross in-come between $40,000 and $50,000 may deduct only a portion of such pay-ments. Married persons filing separately may not deduct premium payments if either the taxpayer or the taxpayer's spouse is an active participant in a qualified retirement plan.

  In applying these and other rules applicable to an IRA, all individual re-tirement accounts and IRAs owned by an individual are treated as one con-tract, and all amounts distributed during any taxable year are treated as one distribution.

  Tax Deferral During Accumulation Period. Until distributions are made from an IRA, increases in the Accumulation Value of the Contract are not taxed.


  IRAs and individual retirement accounts (that may invest in this contract) generally may not invest in life insurance contracts, but an annuity con-tract that is issued as an IRA (or that is purchased by an individual re-tirement account) may provide a death benefit that equals the greater of the premiums paid and the contract's cash value. The Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. It is possible that an en-hanced death benefit could be viewed as violating the prohibition on in-vestment in life insurance contracts, with the result that the Contract would not be viewed as satisfying the requirements of an IRA and would not be a permissible investment for an individual retirement account.


  Taxation of Distributions and Rollovers. If all premium payments made to an IRA were deductible, all amounts distributed from the Contract are included in the recipient's income when distributed. However, if nondeductible pre-mium payments were made to an IRA (within the limits allowed by the tax laws), a portion of each distribution from the Contract typically is in-cludible in income when it is distributed. In such a case, any amount dis-tributed as an annuity payment or in a lump sum upon death or surrender is taxed as described above in connection with such a distribution from a non-qualified contract, treating as the investment in the contract the sum of the nondeductible premium payments at the end of the taxable year in which the distribution commences or is made (less any amounts previously distrib-uted that were excluded from income). Also, in such a case, any amount dis-tributed upon a partial withdrawal is partially includible in income. The includible amount is the excess of the distribution over the exclusion amount, which in turn generally equals the distribution multiplied by the ratio of the investment in the Contract to the Accumulation Value.

  In any event, subject to the direct rollover and mandatory withholding re-quirements (discussed below), amounts may be "rolled over" from certain qualified retirement plans to an IRA (or from one IRA or individual retire-ment account to an IRA) without incurring current income tax if certain conditions are met. Only certain types of distributions to eligible indi-viduals from qualified retirement plans, individual retirement accounts, and IRAs may be rolled over.

  Penalty Taxes. Subject to certain exceptions, a penalty tax is imposed on distributions from an IRA equal to 10% of the amount of the distribution includible in income. (Amounts rolled over from an IRA generally are ex-cludable from income.) The exceptions provide, however, that this penalty tax does not apply to distributions made to the Owner (1) on or after age 59 1/2, (2) on or after death or because of disability (as defined in the tax law), or (3) as part of a series of substantially equal periodic pay-ments over the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and his or her beneficiary (as defined in the tax law). In addition to the foregoing, failure to comply with a minimum distribution requirement will result in the imposition of a penalty tax of 50% of the amount by which a minimum required distribution exceeds the actual distribution from an IRA. Under this requirement, dis-tributions of minimum amounts from an IRA as specified in the tax law must generally commence by April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2.

OTHER TYPES OF QUALIFIED RETIREMENT PLANS
 The following sections describe tax considerations of Contracts used in con-nection with various types of qualified retirement plans other than IRAs. Golden American does not currently offer all of the types of qualified re-tirement plans described and may not offer them in the future. Prospective purchasers of Contracts for use in connection with such qualified retirement plans should therefore contact Golden American's Customer Service Center to ascertain the availability of the Contract for qualified retirement plans at any given time.


  Simplified Employee Pensions (SEP-IRAs). Section 408(k) of the Code allows employers to establish simplified employee pension plans for their employ-ees, using the employees' IRAs for such purposes, if certain criteria are met. Under these plans the employer may, within specified limits, make de-ductible contributions on behalf of the employees to IRAs. As discussed above (see Individual Retirement Annuities), there is some uncertainty re-garding the treatment of the Contract's enhanced death benefit for purposes of certain tax rules governing IRAs (which would include SEP-IRAs). Employ-ers intending to use the contract in connection with such plans should seek competent advice.

  SIMPLE IRAs. Section 408(p) of the Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various require-ments, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. As dis-cussed above (see Individual Retirement Annuities), there is some uncer-tainty regarding the proper characterization of the Contract's enhanced death benefit for purposes of certain tax rules governing IRAs (which would include SIMPLE IRAs). Employers intending to use the Contract in connection with a SIMPLE retirement account should seek competent advice.


  Corporate and Self-Employed ("H.R. 10" or "Keogh") Pension and Profit-Shar-ing Plans. Sections 401(a) and 403(a) of the Code permit corporate employ-ers to establish various types of tax-favored retirement plans for employ-ees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed indi-viduals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. The Contract pro-vides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. It is possible that such death benefit could be characterized as an incidental death benefit. There are limitations on the amount of incidental benefits that may be provided under pension and profit sharing plans. In addition, the provision of such benefits may result in currently taxable income to participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

  Section 403(b) Annuity Contracts. Section 403(b) of the Code permits public school employees, employees of certain types of charitable, educational and scientific organizations exempt from tax under section 501(c)(3) of the Code, and employees of certain types of State educational organizations specified in section 170(b)(l)(A)(ii), to have their employers purchase an-nuity contracts for them and, subject to certain limitations, to exclude the amount of premium payments from gross income for federal income tax purposes. Purchasers of the contracts for use as a "Section 403(b) Annuity Contract" should seek competent advice as to eligibility, limitations on permissible amounts of premium payments and other tax consequences associ-ated with such contacts. In particular, purchasers and their advisors should consider that this Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accu-mulation Value. It is possible that such death benefit could be character-ized as an incidental death benefit. If the death benefit were so charac-terized, this could result in currently taxable income to purchasers. In addition, there are limitations on the amount of incidental death benefits that may be provided under a Section 403(b) Annuity Contract. Even if the death benefit under the contract were characterized as an incidental death benefit, it is unlikely to violate those limits unless the purchaser also purchases a life insurance contract as part of his or her Section 403(b) Annuity Contract.

  Section 403(b) Annuity Contracts contain restrictions on withdrawals of (i) contributions made pursuant to a salary reduction agreement in years begin-ning after December 31, 1988, (ii) earnings on those contributions, and
  (iii) earnings after 1988 on amounts attributable to salary reduction con-tributions (and earnings on those contributions) held as of the last year beginning before January 1, 1989. These amounts can be paid only if the em-ployee has reached age 59 1/2, separated from service, died, become disa-bled (within the meaning of the tax law), or in the case of hardship. Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. (These limitations on withdrawals do not apply to the extent Golden American is directed to transfer some or all of the Accumulation Value as a tax-free direct transfer to the issue of another Section 403(b) Annuity Contract or into a section 403(b)(7) custodial account subject to withdrawal restrictions which are at least as stringent.)

  Eligible Deferred Compensation Plans of State and Local Governments and Tax-Exempt Organizations. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current federal income taxes. The em-ployees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-ex-empt organization will not be treated as an annuity contract for federal income tax purposes. Those who intend to use the contracts in connection with such plans should seek competent advice.

DIRECT ROLLOVERS AND FEDERAL INCOME TAX WITHHOLDING FOR "ELIGIBLE ROLLOVER DISTRIBUTIONS"
 In the case of an annuity contract used in connection with a pension, profit-sharing, or annuity plan qualified under sections 401(a) or 403(a) of the Code, or that is a Section 403(b) Annuity Contract, any "eligible rollover distribution" from the contract will be subject to direct rollover and manda-tory withholding requirements. An eligible rollover distribution generally is the taxable portion of any distribution from a qualified pension plan under section 401(a) of the Code, qualified annuity plan under Section 403(a) of the Code, or Section 403(b) Annuity or custodial account, excluding certain amounts (such as minimum distributions required under section 401(a)(9) of the Code and distributions which are part of a "series of substantially equal periodic payments" made for the life (or life expectancy) of the employee, or for the joint lives (or joint life expectancies) of the employee and the em-ployee's designated beneficiary (within the meaning of the tax law), or for a specified period of 10 years or more).

 Under these new requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, the taxpayer cannot elect out of withhold-ing with respect to an eligible rollover distribution. However, this 20% withholding will not apply to that portion of the eligible rollover distribu-tion which, instead of receiving, the taxpayer elects to have directly trans-ferred to certain eligible retirement plans (such as to this Contract when issued as an IRA).

 If this Contract is issued in connection with a pension, profit-sharing, or annuity plan qualified under sections 401(a) or 403(a) of the Code, or is a
 Section 403(b) Annuity Contract, then, prior to receiving an eligible rollover distribution, the owner will receive a notice (from the plan admin-istrator or Golden American) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct transfer.

FEDERAL INCOME TAX WITHHOLDING
Golden American will withhold and remit to the federal government a part of the taxable portion of each distribution made under the Contract unless the distributee notifies Golden American at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circum-stances, Golden American may be required to withhold tax, as explained above. The withholding rates applicable to the taxable portion of periodic annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. In addition, the withholding rate applicable to the taxable portion of non-periodic payments (including surrenders prior to the annuity commencement date) is 10%. Regard-less of whether you elect to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the pay-ment. As discussed above, the withholding rate applicable to eligible rollover distributions is 20%.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Golden American Life Insurance Company

  We have audited the accompanying consolidated balance sheets of Golden Ameri-can Life Insurance Company as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholder's equity, and cash flows for the post-acquisition period from August 14, 1996 to December 31, 1996 and the pre-acquisition period from January 1, 1996 to August 13, 1996 and for each of the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

  In our opinion, the consolidated financial statements referred to above pres-ent fairly, in all material respects, the consolidated financial position of Golden American Life Insurance Company at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for the post-ac-quisition period from August 14, 1996 to December 31, 1996 and the pre-acquisi-tion period from January 1, 1996 to August 13, 1996 and for each of the years ended December 31, 1995 and 1994, in conformity with generally accepted ac-counting principles.

                                                             Ernst & Young LLP

Des Moines, Iowa
February 11, 1997

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY

                          CONSOLIDATED BALANCE SHEETS

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                            POST-ACQUISITION   PRE-ACQUISITION
                                                                                            ----------------- -----------------
                                                                                            DECEMBER 31, 1996 DECEMBER 31, 1995
                                                                                            ----------------- -----------------
ASSETS:
Investments:
 Fixed maturities, available for sale, at fair value
  (cost: 1996 -- $275,153; 1995 -- $48,671)................................................    $  275,563        $   49,629
 Equity securities, at fair value (cost: 1996 -- $36;
  1995 -- $27).............................................................................            33                29
 Mortgage loans on real estate.............................................................        31,459                --
 Policy loans..............................................................................         4,634             2,021
 Short-term investments....................................................................        12,631            15,614
                                                                                               ----------        ----------
  Total Investments........................................................................       324,320            67,293
 Cash and cash equivalents.................................................................         5,839             5,046
 Accrued investment income.................................................................         4,139               768
 Deferred policy acquisition costs.........................................................        11,468            67,314
 Present value of in force acquired........................................................        83,051             6,057
 Property and equipment, less allowances for depreciation of $63 in 1996 and $86 in 1995...           699               490
 Goodwill, less accumulated amortization of $589 in 1996...................................        38,665                --
 Other assets..............................................................................         2,471             7,136
 Separate account assets...................................................................     1,207,247         1,048,953
                                                                                               ----------        ----------
  Total Assets.............................................................................    $1,677,899        $1,203,057
                                                                                               ==========        ==========
LIABILITIES AND STOCKHOLDER'S EQUITY:
Policy liabilities and accruals:
 Future policy benefits:
  Annuity and interest sensitive life products.............................................    $  285,287        $   33,673
  Unearned revenue reserve.................................................................         2,063             6,556
                                                                                               ----------        ----------
                                                                                                  287,350            40,229
Deferred income taxes......................................................................           365                --
Surplus note...............................................................................        25,000                --
Due to affiliates..........................................................................         1,504               675
Other liabilities..........................................................................        15,949            15,075
Separate account liabilities...............................................................     1,207,247         1,048,953
                                                                                               ----------        ----------
  Total Liabilities........................................................................     1,537,415         1,104,932
Commitments and contingencies
STOCKHOLDER'S EQUITY:
 Common stock, par value $10 per share, authorized, issued and outstanding 250,000 shares..         2,500             2,500
 Redeemable preferred stock, par value $5,000 per share, 50,000 shares authorized (1995 --
   10,000 shares issued and outstanding)...................................................            --            50,000
 Additional paid-in capital................................................................       137,372            45,030
 Unrealized appreciation (depreciation) of securities at fair value........................           262               658
 Retained earnings (deficit)...............................................................           350               (63)
                                                                                               ----------        ----------
  Total Stockholder's Equity...............................................................       140,484            98,125
                                                                                               ----------        ----------
  Total Liabilities and Stockholder's Equity...............................................    $1,677,899        $1,203,057
                                                                                               ==========        ==========

                            See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY

                       CONSOLIDATED STATEMENTS OF INCOME

                             (DOLLARS IN THOUSANDS)

                                                        POST-ACQUISITION                    PRE-ACQUISITION
                                                        ----------------- ---------------------------------------------------
                                                         FOR THE PERIOD   FOR THE PERIOD
                                                         AUGUST 14, 1996  JANUARY 1, 1996   FOR THE YEAR      FOR THE YEAR
                                                             THROUGH          THROUGH           ENDED             ENDED
                                                        DECEMBER 31, 1996 AUGUST 13, 1996 DECEMBER 31, 1995 DECEMBER 31, 1994
                                                        ----------------- --------------- ----------------- -----------------
REVENUES:
Annuity and interest sensitive life product charges....     $  8,768         $ 12,259          $18,388          $ 17,519
Management fee revenue.................................          877            1,390              987                --
Net investment income..................................        5,795            4,990            2,818               560
Realized gains (losses) on investments.................           42             (420)             297                65
Other income...........................................          486               70               63                --
                                                            --------         --------          -------          --------
                                                              15,968           18,289           22,553            18,144
INSURANCE BENEFITS AND EXPENSES:
Annuity and interest sensitive life benefits:
 Interest credited to account balances.................        5,741            4,355            1,322                40
 Benefit claims incurred in excess of account
  balances.............................................        1,262              915            1,824                (5)
Underwriting, acquisition, and insurance expenses:
 Commissions...........................................        9,866           16,549            7,983            16,978
 General expenses......................................        5,906            9,422           12,650            12,921
 Insurance taxes.......................................          672            1,225              952               373
 Policy acquisition costs deferred.....................      (11,712)         (19,300)          (9,804)          (23,119)
 Amortization:
  Deferred policy acquisition costs....................          244            2,436            2,710             4,608
  Present value of in force acquired...................        2,745              951            1,552             2,164
  Goodwill.............................................          589               --               --                --
                                                            --------         --------          -------          --------
                                                              15,313           16,553           19,189            13,960
Interest expense.......................................           85               --               --             1,962
                                                            --------         --------          -------          --------
                                                              15,398           16,553           19,189            15,922
                                                            --------         --------          -------          --------
                                                                 570            1,736            3,364             2,222
Income taxes...........................................          220           (1,463)              --                --
                                                            --------         --------          -------          --------
Net Income.............................................     $    350         $  3,199          $ 3,364          $  2,222
                                                            ========         ========          =======          ========

                            See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   PRE-ACQUISITION
                         -------------------------------------------------------------------
                                                        UNREALIZED
                                                       APPRECIATION
                                REDEEMABLE ADDITIONAL (DEPRECIATION) RETAINED      TOTAL
                         COMMON PREFERRED   PAID-IN   OF SECURITIES  EARNINGS  STOCKHOLDER'S
                         STOCK    STOCK     CAPITAL   AT FAIR VALUE  (DEFICIT)    EQUITY
                         ------ ---------- ---------- -------------- --------- -------------
Balance at January 1,
1994.................... $2,500             $ 28,336     $    62      $(2,301)   $ 28,597
 Issuance of 10,000
 shares of preferred
 stock..................     --  $ 50,000         --          --           --      50,000
 Contribution of
 capital................     --        --      8,750          --           --       8,750
 Net income for 1994....     --        --         --          --        2,222       2,222
 Unrealized depreciation
 of securities at fair
 value..................     --        --         --         (63)          --         (63)
                         ------  --------   --------     -------      -------    --------
Balance at December 31,
1994....................  2,500    50,000     37,086          (1)         (79)     89,506
 Contribution of
 capital................     --        --      7,944          --           --       7,944
 Net income for 1995....     --        --         --          --        3,364       3,364
 Preferred stock
 dividends..............     --        --         --          --       (3,348)     (3,348)
 Unrealized appreciation
 of securities at fair
 value..................     --        --         --         659           --         659
                         ------  --------   --------     -------      -------    --------
Balance at December 31,
1995....................  2,500    50,000     45,030         658          (63)     98,125
 Net income for the
 period January 1, 1996
 to August 13, 1996.....     --        --         --          --        3,199       3,199
 Preferred stock
 dividends..............     --        --         --          --         (719)       (719)
 Unrealized depreciation
 of securities at fair
 value..................     --        --         --      (1,175)          --      (1,175)
                         ------  --------   --------     -------      -------    --------
Balance at August 13,
1996.................... $2,500  $ 50,000   $ 45,030     $  (517)     $ 2,417    $ 99,430
                         ======  ========   ========     =======      =======    ========
                                                  POST-ACQUISITION
                         -------------------------------------------------------------------
                                                        UNREALIZED
                                                       APPRECIATION
                                REDEEMABLE ADDITIONAL (DEPRECIATION) RETAINED      TOTAL
                         COMMON PREFERRED   PAID-IN   OF SECURITIES  EARNINGS  STOCKHOLDER'S
                         STOCK    STOCK     CAPITAL   AT FAIR VALUE  (DEFICIT)    EQUITY
                         ------ ---------- ---------- -------------- --------- -------------
Balance at August 14,
1996.................... $2,500  $ 50,000   $ 87,372          --           --    $139,872
 Contribution of
 preferred stock to
 additional paid-in
 capital................     --   (50,000)    50,000          --           --          --
 Net income for the
 period August 14, 1996
 to December 31, 1996...     --        --         --          --      $   350         350
 Unrealized appreciation
 of securities at fair
 value..................     --        --         --     $   262           --         262
                         ------  --------   --------     -------      -------    --------
Balance at December 31,
1996.................... $2,500  $     --   $137,372     $   262      $   350    $140,484
                         ======  ========   ========     =======      =======    ========

                            See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                          POST-ACQUISITION               PRE-ACQUISITION
                          ----------------- -----------------------------------------
                           FOR THE PERIOD   FOR THE PERIOD    FOR THE      FOR THE
                           AUGUST 14, 1996  JANUARY 1, 1996  YEAR ENDED   YEAR ENDED
                               THROUGH          THROUGH     DECEMBER 31, DECEMBER 31,
                          DECEMBER 31, 1996 AUGUST 13, 1996     1995         1994
                          ----------------- --------------- ------------ ------------
OPERATING ACTIVITIES
Net income..............      $    350         $  3,199       $ 3,364      $  2,222
Adjustments to reconcile
net income to net cash
provided by (used in)
operations:
 Adjustments related to
 annuity and interest
 sensitive life
 products:
  Change in annuity and
  interest sensitive
  life product
  reserves..............         5,106            4,472         4,664        (1,370)
  Change in unearned
  revenues..............         2,063            2,084         4,949         1,594
 Increase in accrued
 investment income......          (877)          (2,494)         (676)          (24)
 Policy acquisition
 costs deferred.........       (11,712)         (19,300)       (9,804)      (23,119)
 Amortization of
 deferred policy
 acquisition costs......           244            2,436         2,710         4,608
 Amortization of present
 value of in force
 acquired...............         2,745              951         1,552         2,164
 Change in other assets,
 other liabilities and
 accrued income taxes...           (96)           4,672         4,686        (4,543)
 Provision for
 depreciation and
 amortization...........         1,242              703          (142)           13
 Provision for deferred
 income taxes...........           220           (1,463)           --            --
 Realized (gains) losses
 on investments.........           (42)             420          (297)          (65)
                              --------         --------       -------      --------
Net cash provided by
(used in) operating
activities..............          (757)          (4,320)       11,006       (18,520)
INVESTING ACTIVITIES
Sale, maturity or
repayment of
investments:
 Fixed maturities--
 available for sale.....        47,453           55,091        24,026            --
 Fixed maturities--held
 for investment.........            --               --            --           321
 Equity securities......            --               --            --           313
 Mortgage loans on real
 estate.................            40               --            --            --
 Short-term
 investments--net.......         2,629              354            --         1,299
                              --------         --------       -------      --------
                                50,122           55,445        24,026         1,933
Acquisition of
investments:
 Fixed maturities--
 available for sale.....      (147,170)        (184,589)      (61,723)           --
 Fixed maturities--held
 for investment.........            --               --            --          (857)
 Equity securities......            (5)              --           (10)           (7)
 Mortgage loans on real
 estate.................       (31,499)              --            --            --
 Policy loans--net......          (637)          (1,977)       (1,508)         (369)
 Short-term
 investments--net.......            --               --        (1,681)           --
                              --------         --------       -------      --------
                              (179,311)        (186,566)      (64,922)       (1,233)
 Funds held in escrow
 pursuant to an Exchange
 Agreement..............            --               --        (1,242)       (1,382)
 Purchase of property
 and equipment..........          (137)              --            --            --
                              --------         --------       -------      --------
Net cash used in
investing activities....      (129,326)        (131,121)      (42,138)         (682)

                            See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY

                             (DOLLARS IN THOUSANDS)

                                                                  POST-ACQUISITION               PRE-ACQUISITION
                                                                  ----------------- -----------------------------------------
                                                                   FOR THE PERIOD   FOR THE PERIOD    FOR THE      FOR THE
                                                                   AUGUST 14, 1996  JANUARY 1, 1996  YEAR ENDED   YEAR ENDED
                                                                       THROUGH          THROUGH     DECEMBER 31, DECEMBER 31,
                                                                  DECEMBER 31, 1996 AUGUST 13, 1996     1995         1994
                                                                  ----------------- --------------- ------------ ------------
FINANCING ACTIVITIES
Retirement of short-term debt....................................     $      --        $      --      $     --     $(40,000)
Proceeds from issuance of surplus note...........................        25,000               --            --           --
Receipts from annuity and interest sensitive life policies
credited to policyholder account balances........................       116,819          149,750        29,501           --
Return of policyholder account balances on annuity and interest
sensitive life policies..........................................        (3,315)          (2,695)       (1,543)          --
Net reallocations (to) from Separate Accounts....................       (10,237)          (8,286)           --           --
Contributions of capital by parent...............................            --               --         7,944        8,750
Issuance of preferred stock......................................            --               --            --       50,000
Dividends paid on preferred stock................................            --             (719)       (3,348)          --
                                                                      ---------        ---------      --------     --------
Net cash provided by financing activities........................       128,267          138,050        32,554       18,750
                                                                      ---------        ---------      --------     --------
Increase (decrease) in cash and cash equivalents.................        (1,816)           2,609         1,422         (452)
Cash and cash equivalents at beginning of period.................         7,655            5,046         3,624        4,076
                                                                      ---------        ---------      --------     --------
Cash and cash equivalents at end of period.......................     $   5,839        $   7,655      $  5,046     $  3,624
                                                                      =========        =========      ========     ========


                            See accompanying notes.

                    GOLDEN AMERICAN LIFE INSURANCE COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. SIGNIFICANT ACCOUNTING POLICIES

Consolidation
  The consolidated financial statements include Golden American Life Insurance Company ("Golden American") and its wholly-owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden") collectively the "Company". First Golden was capitalized by Golden American on December 17, 1996. All significant intercompany accounts and transactions have been elimi-nated.

Organization
  Golden American offers variable insurance products and is licensed as a life insurance company in the District of Columbia and all states except New York. On January 2, 1997, First Golden became licensed to sell insurance products in the state of New York. The Company's products are marketed by broker/dealers, financial institutions and insurance agents. The Company's primary customers are individuals and families.

  On August 13, 1996, Equitable of Iowa Companies ("Equitable") acquired all of the outstanding capital stock of BT Variable, Inc. ("BT Variable") and its wholly-owned subsidiaries, Golden American and Directed Services, Inc. ("DSI") from Whitewood Properties Corporation ("Whitewood") pursuant to the terms of a Stock Purchase Agreement between Equitable and Whitewood (the "Purchase Agree-ment"). See Note 5 for additional information.

  For financial statement purposes, the change in control of Golden American through the acquisition of BT Variable was accounted for as a purchase acqui-sition effective August 14, 1996. This acquisition resulted in a new basis of accounting reflecting estimated fair values of assets and liabilities at that date. As a result, the Company's financial statements for periods subsequent to August 13, 1996, are presented on the Post-Acquisition new basis of ac-counting, while the financial statements for August 13, 1996 and prior periods are presented on the Pre-Acquisition historical cost basis of accounting.

Investments
  Fixed Maturities: Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities" re-quires fixed maturity securities to be designated as either "available for sale", "held for investment" or "trading". Sales of fixed maturities desig-nated as "available for sale" are not restricted by SFAS No. 115. Available for sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in stockholder's equity, after ad-justment for related changes in deferred policy acquisition costs, present value of in force acquired, policy reserves and deferred income taxes. At De-cember 31, 1996 and 1995, all of the Company's fixed maturity securities are designated as available for sale although the Company is not precluded from designating fixed maturity securities as held for investment or trading at some future date. Securities the Company has the positive intent and ability to hold to maturity are designated as "held for investment". Held for invest-ment securities are reported at cost adjusted for amortization of premiums and discounts. Changes in the fair value of these securities, except for declines that are other than temporary, are not reflected in the Company's financial statements. Sales of securities designated as held for investment are severely restricted by SFAS No. 115. Securities that are bought and held principally for the purpose of selling them in the near term are designated as trading se-curities. Unrealized gains and losses on trading securities are included in current earnings. Transfers of securities between categories are restricted and are recorded at fair value at the time of the transfer. Securities that are determined to have a decline in value that is other than temporary are written down to estimated fair value which becomes the security's new cost ba-sis by a charge to realized losses in the Company's Statements of Income. Pre-miums and discounts are amortized/accrued utilizing the scientific interest method which results in a constant yield over the security's expected life. Amortization/accrual of premiums and discounts on mortgage-backed securities incorporates a prepayment assumption to estimate the securities' expected lives.

  Equity Securities: Equity securities are reported at estimated fair value if readily marketable or at cost if not readily marketable. The change in unrealized appreciation and depreciation of marketable equity securities (net of related deferred income taxes, if any) is included directly in stockhold-er's equity. Equity

                    GOLDEN AMERICAN LIFE INSURANCE COMPANY

                               DECEMBER 31, 1996
securities that are determined to have a decline in value that is other than temporary are written down to estimated fair value which becomes the security's new cost basis by a charge to realized losses in the Company's Statement of Income.

  Mortgage loans: Mortgage loans on real estate are reported at cost adjusted for amortization of premiums and accrual of discounts. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is re-duced to the present value of expected future cash flows from the loan, dis-counted at the loan's effective interest rate, or to the loan's observable market price, or the fair value of the underlying collateral. The carrying value of impaired loans is reduced by the establishment of a valuation allow-ance which is adjusted at each reporting date for significant changes in the calculated value of the loan. Changes in this valuation allowance are charged or credited to income.

  Other investments: Policy loans are reported at unpaid principal. Short-term investments are reported at cost adjusted for amortization of premiums and ac-crual of discounts.

  Fair Values: Estimated fair values, as reported herein, of publicly traded fixed maturity securities are as reported by an independent pricing service. Fair values of conventional mortgage-backed securities not actively traded in a liquid market are estimated using a third party pricing system. This pricing system uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities. Fair values of pri-vate placement bonds are estimated using a matrix that assumes a spread (based on interest rates and a risk assessment of the bonds) over U.S. Treasury bonds. Estimated fair values of equity securities which consists of the Company's investment in its registered separate accounts are based upon the quoted fair value of the securities comprising the individual portfolios un-derlying the separate accounts. Realized gains and losses are determined on the basis of specific identification and average cost methods for manager ini-tiated and issuer initiated disposals, respectively.

Cash and Cash Equivalents
  For purposes of the consolidated statement of cash flows, the Company con-siders all demand deposits and interest-bearing accounts not related to the investment function to be cash equivalents. All interest-bearing accounts classified as cash equivalents have original maturities of three months or less.

Deferred Policy Acquisition Costs
  Certain costs of acquiring new insurance business, principally commissions and other expenses related to the production of new business, have been de-ferred. Acquisition costs for variable annuity and life products are being am-ortized generally in proportion to the present value (using the assumed cred-iting rate) of expected future gross profits. This amortization is adjusted retrospectively, or "unlocked", when the Company revises its estimate of cur-rent or future gross profits to be realized from a group of products. Deferred policy acquisition costs are adjusted to reflect the pro forma impact of unrealized gains and losses on fixed maturity securities the Company has des-ignated as "available for sale" under SFAS No. 115.

Present Value of in Force Acquired
  As a result of the acquisition of Golden American, a portion of the acquisi-tion cost was allocated to the right to receive future cash flows from the ex-isting insurance contracts. This allocated cost represents the present value of in force acquired ("PVIF") which reflects the value of those purchased pol-icies calculated by discounting actuarially determined expected cash flows at the discount rate determined by the purchaser. Interest is imputed on the un-amortized balance of PVIF at rates of 7.70% to 7.80%. Amortization of PVIF is charged to expense in proportion to expected gross profits. This amortization is adjusted retrospectively, or "unlocked", when the Company revises its esti-mate of current or future gross profits to be realized from the insurance con-tracts acquired. PVIF is adjusted to reflect the pro forma impact of unrealized gains (losses) on available for sale fixed maturities.

                    GOLDEN AMERICAN LIFE INSURANCE COMPANY

                               DECEMBER 31, 1996

Property and Equipment
  Property and equipment primarily represent leasehold improvements at the Golden American headquarters, office furniture and equipment and capitalized computer software and are not considered to be significant to the Company's overall operations. Property and equipment are reported at cost less allow-ances for depreciation. Depreciation expense is computed primarily on the ba-sis of straight-line method over the estimated useful lives of the assets.

Goodwill
  Goodwill was established as a result of the acquisition discussed above and is being amortized over 25 years on a straight line basis. See Note 5 for ad-ditional information.

Future Policy Benefits
  Future policy benefits for fixed interest divisions of the variable prod-ucts, are established utilizing the retrospective deposit accounting method. Policy reserves represent the premiums received plus accumulated interest, less mortality and administration charges. Interest credited to these policies ranged from 4.00% to 7.25% during 1996.

  The unearned revenue reserve represents unearned distribution fees discussed below. These distribution fees have been deferred and are amortized over the life of the contract in proportion to its expected gross profits.

Separate Accounts
  Assets and liabilities of the separate accounts reported in the accompanying balance sheets represent funds that are separately administered principally for variable annuity and variable life contracts. Contractholders, rather than the Company, bear the investment risk for variable products. At the direction of the contractholders, the separate accounts invest the premiums from the sale of variable annuity and variable life products in shares of specified mu-tual funds. The assets and liabilities of the separate accounts are clearly identified and segregated from other assets and liabilities of the Company. The portion of the separate account assets applicable to variable annuity and variable life contracts cannot be charged with liabilities arising out of any other business the Company may conduct.

  Variable separate account assets carried at fair value of the underlying in-vestments generally represent contractholder investment values maintained in the accounts. Variable separate account liabilities represent account balances for the variable annuity and variable life contracts invested in the separate accounts. Net investment income and realized and unrealized capital gains and losses related to separate account assets are not reflected in the accompany-ing Statement of Income.

  Product charges recorded by the Company from variable annuity and variable life products consist of charges applicable to each contract for mortality and expense risk, cost of insurance, contract administration and surrender charges. In addition, some variable annuity and all variable life contracts provide for a distribution fee collected for a limited number of years after each premium deposit. Revenue recognition of collected distribution fees is amortized over the life of the contract in proportion to its expected gross profits. The balance of unrecognized revenue related to the distribution fees is reported as an unearned revenue reserve.

Deferred Income Taxes
  Deferred tax assets or liabilities are computed based on the difference be-tween the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred tax assets or liabilities are adjusted to reflect the pro forma impact of unrealized gains and losses on eq-uity securities and fixed maturity securities the Company has designated as available for sale under SFAS No. 115. Changes in deferred tax assets or lia-bilities resulting from this SFAS No. 115 adjustment are charged or credited directly to stockholder's equity. Deferred income tax expenses or credits re-flected in the Company's Statement of Income are based on the changes in the deferred tax asset or liability from period to period (excluding the SFAS No. 115 adjustment).

                    GOLDEN AMERICAN LIFE INSURANCE COMPANY

                               DECEMBER 31, 1996

Dividend Restrictions
  Golden American's ability to pay dividends to its parent is restricted be-cause prior approval of insurance regulatory authorities is required for pay-ment of dividends to the stockholder which exceed an annual limitation. During 1997, Golden American could pay dividends to its parent of approximately $2,186,000 without prior approval of statutory authorities. The Company has maintained adequate statutory capital and surplus and has not used surplus re-lief or financial reinsurance, which have come under scrutiny by many state insurance departments.

Use Of Estimates
  The preparation of financial statements in conformity with generally ac-cepted accounting principles requires management to make estimates and assump-tions that affect the reported assets and liabilities and disclosure of con-tingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the preparation period. Actual results could differ from those estimates.

  Management is required to utilize historical experience and assumptions about future events and circumstances in order to develop estimates of mate-rial reported amounts and disclosures. Included among the material (or poten-tially material) reported amounts and disclosures that require extensive use of estimates and assumptions are (1) estimates of fair values of investments in securities and other financial instruments, as well as fair values of poli-cyholder liabilities, (2) policyholder liabilities, (3) deferred policy acqui-sition costs and present value of in force acquired, (4) fair values of assets and liabilities recorded as a result of acquisition transactions, (5) asset valuation allowances, (6) guaranty fund assessment accruals, (7) deferred tax benefits (liabilities) and (8) estimates for commitments and contingencies in-cluding legal matters, if a liability is anticipated and can be reasonably es-timated. Estimates and assumptions regarding all of the preceding are inher-ently subject to change and are reassessed periodically. Changes in estimates and assumptions could materially impact the financial statements.

Reclassification
  Certain amounts in the 1995 and 1994 financial statements have been reclas-sified to conform to the 1996 financial statement presentation.

2. BASIS OF FINANCIAL REPORTING
  The financial statements of the Company differ from related statutory-basis financial statements principally as follows: (1) acquisition costs of acquir-ing new business are deferred and amortized over the life of the policies rather than charged to operations as incurred; (2) an asset representing the present value of future cash flows from insurance contracts acquired was es-tablished as a result of an acquisition and is amortized and charged to ex-pense; (3) future policy benefit reserves for the fixed interest divisions of the variable products are based on full account values, rather than the greater of cash surrender value or amounts derived from discounting methodolo-gies utilizing statutory interest rates; (4) reserves are reported before re-duction for reserve credits related to reinsurance ceded and a receivable is established, net of an allowance for uncollectible amounts, for these credits rather than presented net of these credits; (5) fixed maturity investments are designated as "available for sale" and valued at fair value with unrealized appreciation/depreciation, net of adjustments to deferred income taxes (if ap-plicable) and deferred policy acquisition costs, credited/charged directly to stockholder's equity rather than valued at amortized cost; (6) the carrying value of fixed maturity securities is reduced to fair value by a charge to re-alized losses in the Statements of Income when declines in carrying value are judged to be other than temporary, rather than through the establishment of a formula-determined statutory investment reserve (carried as a liability), changes in which are charged directly to surplus; (7) deferred income taxes are provided for the difference between the financial statement and income tax bases of assets and liabilities; (8) net realized gains or losses attributed to changes in the level of interest rates in the market are recognized when the sale is completed rather than deferred and amortized over the remaining life of the fixed maturity security; (9) a liability is established for antic-ipated guaranty fund assessments, net of related anticipated premium tax cred-its, rather than capitalized when assessed and amortized in accordance with procedures permitted by insurance

                    GOLDEN AMERICAN LIFE INSURANCE COMPANY

                               DECEMBER 31, 1996
regulatory authorities; (10) revenues for variable annuity and variable life products consist of policy charges for the cost of insurance, policy adminis-tration charges, amortization of policy initiation fees and surrender charges assessed rather than premiums received; and (11) assets and liabilities are restated to fair values when a change in ownership occurs, with provisions for goodwill and other intangible assets, rather than continuing to be presented at historical cost.

  Net income (loss) for Golden American, as determined in accordance with statutory accounting practices was $(9,188,000) in 1996, $(4,117,000) in 1995 and $(11,260,000) in 1994. Total statutory capital and surplus was $80,430,000 at December 31, 1996 and $66,357,000 at December 31, 1995.

3. INVESTMENT OPERATIONS

Investment Results
  Major categories of net investment income are summarized below:

                                                                  POST-ACQUISITION               PRE-ACQUISITION
                                                                  ----------------- -----------------------------------------
                                                                   FOR THE PERIOD   FOR THE PERIOD    FOR THE      FOR THE
                                                                   AUGUST 14, 1996  JANUARY 1, 1996  YEAR ENDED   YEAR ENDED
                                                                       THROUGH      THROUGH AUGUST  DECEMBER 31, DECEMBER 31,
                                                                  DECEMBER 31, 1996    13, 1996         1995         1994
                                                                  ----------------- --------------- ------------ ------------
                                                                                    (DOLLARS IN THOUSANDS)
   Fixed maturities..............................................      $5,083           $4,507         $1,610        $142
   Equity securities.............................................         103               --             --           1
   Mortgage loans on real estate.................................         203               --             --          --
   Policy loans..................................................          78               73             56          11
   Short-term investments........................................         441              341            899         226
   Other, net....................................................           2               22            148          99
   Funds held in escrow..........................................          --              145            166          83
                                                                       ------           ------         ------        ----
   Gross investment income.......................................       5,910            5,088          2,879         562
   Less investment expenses......................................        (115)             (98)           (61)         (2)
                                                                       ------           ------         ------        ----
   Net investment income.........................................      $5,795           $4,990         $2,818        $560
                                                                       ======           ======         ======        ====

  Realized gains (losses) are as follows:

                                                                                           REALIZED*
                                                                  -----------------------------------------------------------
                                                                  POST-ACQUISITION               PRE-ACQUISITION
                                                                  ----------------- -----------------------------------------
                                                                   FOR THE PERIOD   FOR THE PERIOD
                                                                   AUGUST 14, 1996  JANUARY 1, 1996  YEAR ENDED   YEAR ENDED
                                                                       THROUGH      THROUGH AUGUST  DECEMBER 31, DECEMBER 31,
                                                                  DECEMBER 31, 1996    13, 1996         1995         1994
                                                                  ----------------- --------------- ------------ ------------
                                                                                    (DOLLARS IN THOUSANDS)
   Fixed maturities:
    Available for sale...........................................        $42             $(420)         $297
    Held for investment..........................................         --                --            --         $ 2
   Equity securities.............................................         --                --            --          63
                                                                         ---             -----          ----         ---
   Realized gains (losses) on investments........................        $42             $(420)         $297         $65
                                                                         ===             =====          ====         ===

-------------------
* See Note 6 for the income tax effects attributable to realized gains and losses on investments.

                    GOLDEN AMERICAN LIFE INSURANCE COMPANY

                               DECEMBER 31, 1996

  The change in unrealized appreciation (depreciation) on securities at fair value is as follows:

                                                                                         UNREALIZED
                                                                -------------------------------------------------------------
                                                                 POST-ACQUISITION                PRE-ACQUISITION
                                                                ------------------- -----------------------------------------
                                                                  FOR THE PERIOD    FOR THE PERIOD
                                                                  AUGUST 14, 1996   JANUARY 1, 1996  YEAR ENDED   YEAR ENDED
                                                                      THROUGH       THROUGH AUGUST  DECEMBER 31, DECEMBER 31,
                                                                DECEMBER 31, 1996**    13, 1996         1995         1994
                                                                ------------------- --------------- ------------ ------------
                                                                                   (DOLLARS IN THOUSANDS)
   Fixed maturities:
    Available for sale.........................................        $410             $(2,087)       $  958       $ (65)
    Held for investment........................................          --                  --            90          --
   Equity securities...........................................          (3)                  1             3         (63)
                                                                       ----             -------        ------       -----
   Unrealized appreciation (depreciation) of securities........        $407             $(2,086)       $1,051       $(128)
   --------------------------------------------------
                                                                       ====             =======        ======       =====

-------------------
** On August 13, 1996, all fixed maturities and equity securities in the Company's investment portfolio were marked to market.

  At December 31, 1996 and December 31, 1995, amortized cost, gross unrealized gains and losses and estimated fair values of fixed maturity securities, all of which are designated as available for sale, are as follows:

                                                 POST-ACQUISITION
                                     -----------------------------------------
                                                 GROSS      GROSS    ESTIMATED
                                     AMORTIZED UNREALIZED UNREALIZED   FAIR
   DECEMBER 31, 1996                   COST      GAINS      LOSSES     VALUE
   -----------------                 --------- ---------- ---------- ---------
                                              (DOLLARS IN THOUSANDS)
   U.S. government and governmental
   agencies and authorities:
    Mortgage-backed securities...... $ 70,902    $  122     $(247)   $ 70,777
    Other...........................    3,082         2        (4)      3,080
   Public utilities.................   35,893       193       (38)     36,048
   Investment grade corporate.......  134,487       586      (466)    134,607
   Below investment grade
   corporate........................   25,921       249       (56)     26,114
   Mortgage-backed securities.......    4,868        69        --       4,937
                                     --------    ------     -----    --------
   Total............................ $275,153    $1,221     $(811)   $275,563
                                     ========    ======     =====    ========

                                                   PRE-ACQUISITION
                                      -----------------------------------------
                                                  GROSS      GROSS    ESTIMATED
                                      AMORTIZED UNREALIZED UNREALIZED   FAIR
   DECEMBER 31, 1995                    COST      GAINS      LOSSES     VALUE
   -----------------                  --------- ---------- ---------- ---------
                                               (DOLLARS IN THOUSANDS)
   U.S. government and governmental
   agencies and authorities--Other..   $13,334     $176                $13,510
   Public utilities.................     5,276       26                  5,302
   Investment grade corporate.......    27,042      700       $(31)     27,711
   Mortgage-backed securities.......     3,019       87         --       3,106
                                       -------     ----       ----     -------
   Total............................   $48,671     $989       $(31)    $49,629
                                       =======     ====       ====     =======

  At December 31, 1996, net unrealized investment gains on fixed maturities designated as available for sale totaled $410,000. This appreciation caused an increase to stockholder's equity of $265,000 at December 31, 1996 (net of de-ferred income taxes of $145,000). No fixed maturity securities were designated as held for investment at December 31, 1996 or 1995. Short-term investments with maturities of 30 days or less have been excluded from the above sched-ules. Amortized cost approximates fair value for these securities.

                    GOLDEN AMERICAN LIFE INSURANCE COMPANY

                               DECEMBER 31, 1996

  Amortized cost and estimated fair value of fixed maturities designated as available for sale, by contractual maturity, at December 31, 1996, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                              POST-ACQUISITION
                                                             -------------------
                                                                       ESTIMATED
                                                             AMORTIZED   FAIR
   DECEMBER 31, 1996                                           COST      VALUE
   -----------------                                         --------- ---------
                                                                 (DOLLARS IN
                                                                 THOUSANDS)
   Due within one year...................................... $ 15,908  $ 15,930
   Due after one year through five years....................  122,958   123,487
   Due after five years through ten years...................   60,517    60,432
                                                             --------  --------
                                                              199,383   199,849
   Mortgage-backed securities...............................   75,770    75,714
                                                             --------  --------
   Total.................................................... $275,153  $275,563
                                                             ========  ========

  An analysis of sales, maturities and principal repayments of the Company's fixed maturities portfolio is as follows:

                                                      GROSS    GROSS   PROCEEDS
                                           AMORTIZED REALIZED REALIZED   FROM
                                             COST     GAINS    LOSSES    SALE
                                           --------- -------- -------- --------
                                                  (DOLLARS IN THOUSANDS)
   For the period August 14, 1996 through
   December 31, 1996:
    Scheduled principal repayments, calls
    and tenders...........................  $ 1,612                    $ 1,612
    Sales.................................   45,799    $115    $ (73)   45,841
                                            -------    ----    -----   -------
   Total..................................  $47,411    $115    $ (73)  $47,453
                                            =======    ====    =====   =======
   For the period January 1, 1996 through
   August 13, 1996:
    Scheduled principal repayments, calls
    and tenders...........................  $ 1,801                    $ 1,801
    Sales.................................   53,710    $152    $(572)   53,290
                                            -------    ----    -----   -------
   Total..................................  $55,511    $152    $(572)  $55,091
                                            =======    ====    =====   =======
   Year ended December 31, 1995:
    Scheduled principal repayments, calls
    and tenders...........................  $20,279    $305    $ (16)  $20,568
    Sales.................................    3,450       8       --     3,458
                                            -------    ----    -----   -------
   Total..................................  $23,729    $313    $ (16)  $24,026
                                            =======    ====    =====   =======
   Year ended December 31, 1994:
    Scheduled principal repayments,
    tenders (available for sale only) and
    calls--held for investment............  $   319    $  2    $  --   $   321
                                            -------    ----    -----   -------
   Total..................................  $   319    $  2    $  --   $   321
                                            =======    ====    =====   =======

  Investment Valuation Analysis: The company analyzes its investment portfolio at least quarterly in order to determine if the carrying value of any of its investments has been impaired. The carrying value of debt and equity securi-ties is written down to fair value by a charge to realized losses when an im-pairment in value appears to be other than temporary. During 1996 and 1995, no investments were identified as having an impairment other than temporary.

  Investments on Deposit: At December 31, 1996 and 1995, affidavits of depos-its covering bonds with a par value of $6,605,000 and $2,695,000, respective-ly, were on deposit with regulatory authorities pursuant to certain statutory requirements.

                    GOLDEN AMERICAN LIFE INSURANCE COMPANY

                               DECEMBER 31, 1996

  Investment Diversifications: The Company's investment policies related to its investment portfolio require diversification by asset type, company and industry and set limits on the amount which can be invested in an individual issuer. Such policies are at least as restrictive as those set forth by regu-latory authorities. Fixed maturity investments included investments in various government bonds and government or agency mortgage-backed securities (27% in 1996 and 1995), public utilities (13% in 1996, 11% in 1995), basic industrials (30% in 1996, 20% in 1995) and financial companies (18% in 1996, 30% in 1995).
Mortgage loans on real estate have been analyzed by geographical location and 17% of all mortgage loans are in Georgia. There are no other concentrations of mortgage loans in any state exceeding ten percent in 1996. Mortgage loans on real estate have also been analyzed by collateral type with significant con-centrations identified in office buildings (36% in 1996), industrial buildings (31% in 1996) and multi-family residential buildings (27% in 1996). Equity se-curities and investments accounted for by the equity method are not signifi-cant to the Company's overall investment portfolio.

  No investment in any person or its affiliates (other than bonds issued by agencies of the United States government) exceeded ten percent of stockhold-er's equity at December 31, 1996.

4. FAIR VALUES OF FINANCIAL INSTRUMENTS
  SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" re-quires disclosure of estimated fair value of all financial instruments, in-cluding both assets and liabilities recognized and not recognized in a Company's balance sheet, unless specifically exempted. SFAS No. 119, "Disclo-sure about Derivative Financial Instruments and Fair Value of Financial In-struments" requires additional disclosures about derivative financial instru-ments. Most of the Company's investments, insurance liabilities and debt fall within the standards' definition of a financial instrument. Although the Company's insurance liabilities are specifically exempted from this disclosure requirement, estimated fair value disclosure of these liabilities is also pro-vided in order to make the disclosures more meaningful. Accounting, actuarial and regulatory bodies are continuing to study the methodologies to be used in developing fair value information, particularly as it relates to such things as liabilities for insurance contracts. Accordingly, care should be exercised in deriving conclusions about the Company's business or financial condition based on the information presented herein.

  The Company closely monitors the composition and yield of its invested as-sets, the duration and interest credited on insurance liabilities and result-ing interest spreads and timing of cash flows. These amounts are taken into consideration in the Company's overall management of interest rate risk, which attempts to minimize exposure to changing interest rates through the matching of investment cash flows with amounts expected to be due under insurance con-tracts. As discussed below, the Company has used discount rates in its deter-mination of fair values for its liabilities which are consistent with market yields for related assets. The use of the asset market yield is consistent with management's opinion that the risks inherent in its asset and liability portfolios are similar. This assumption, however, might not result in values consistent with those obtained through an actuarial appraisal of the Company's business or values that might arise in a negotiated transaction.

                    GOLDEN AMERICAN LIFE INSURANCE COMPANY

                               DECEMBER 31, 1996

  The following compares carrying values as shown for financial reporting pur-poses with estimated fair values.

                                                           DECEMBER 31, 1996
                                                         ---------------------
                                                          CARRYING  ESTIMATED
                                                           VALUE    FAIR VALUE
                                                         ---------- ----------
                                                              (DOLLARS IN
                                                              THOUSANDS)
   ASSETS
   Balance sheet financial assets:
    Fixed maturities available for sale................. $  275,563 $  275,563
    Equity securities...................................         33         33
    Mortgage loans on real estate.......................     31,459     30,979
    Short-term investments..............................     12,631     12,631
    Cash and cash equivalents...........................      5,839      5,839
    Other receivables...................................      4,214      4,214
    Separate account assets.............................  1,207,247  1,207,247
                                                         ---------- ----------
                                                          1,536,986  1,536,506
   Deferred policy acquisition costs....................     11,468         --
   Present value of in force acquired...................     83,051         --
   Goodwill.............................................     38,665         --
   Deferred income taxes on fair value adjustments......         --      7,741
   Non-financial assets.................................      3,095      3,095
                                                         ---------- ----------
   Total assets......................................... $1,673,265 $1,547,342
                                                         ========== ==========
   LIABILITIES AND STOCKHOLDER'S EQUITY
   Balance sheet financial liabilities:
    Future policy benefits (net of related policy
    loans):
     Annuity products................................... $  280,076 $  253,012
     Interest sensitive life products...................      2,640      2,368
                                                         ---------- ----------
                                                            282,716    255,380
   Surplus note.........................................     25,000     28,878
   Separate account liabilities.........................  1,207,247  1,119,158
                                                         ---------- ----------
                                                          1,514,963  1,403,416
   Non-financial liabilities............................     17,818     17,818
                                                         ---------- ----------
   Total liabilities....................................  1,532,781  1,421,234
   Stockholder's equity.................................    140,484    126,108
                                                         ---------- ----------
   Total liabilities and stockholder's equity........... $1,673,265 $1,547,342
                                                         ========== ==========

  The following methods and assumptions were used by the Company in estimating fair values.

  Fixed maturities: Estimated fair values of publicly traded securities are as reported by an independent pricing service. Estimated fair values of conven-tional mortgage-backed securities not actively traded in a liquid market are estimated using a third party pricing system. This pricing system uses a ma-trix calculation assuming a spread over U.S. Treasury bonds based upon the ex-pected average lives of the securities.

  Equity securities: Estimated fair values of equity securities, which consist of the Company's investment in the portfolios underlying its separate ac-counts, are based upon the quoted fair value of the individual securities com-prising the individual portfolios underlying the separate accounts. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable yield and quality.

  Mortgage loans on real estate: Fair values are estimated by discounting ex-pected cash flows, using interest rates currently offered for similar loans.

                    GOLDEN AMERICAN LIFE INSURANCE COMPANY

                               DECEMBER 31, 1996

  Short-term investments, cash and cash equivalents, and other receivables: Carrying values reported in the Company's historical cost basis balance sheet approximate estimated fair value for these instruments, due to their short-term nature.

  Deferred policy acquisition costs, present value of in force acquired and goodwill: For historical cost purposes, the recovery of policy acquisition costs and present value of in force acquired is based on the realization, among other things, of future interest spreads and gross premiums on in force business. Because these cash flows are considered in the computation of the future policy benefit cash flows, the deferred policy acquisition cost and present value of in force acquired balances do not appear on the estimated fair value balance sheet. Goodwill does not appear in the estimated fair value balance sheet because no cash flows are related to this asset.

  Separate account assets: Separate account assets represent the estimated fair values of the underlying securities in the Company's historical cost and estimated fair value basis balance sheets.

  Future policy benefits: Estimated fair values of the Company's liabilities for future policy benefits for the fixed interest division of the variable products are based upon discounted cash flow calculations. Cash flows of fu-ture policy benefits are discounted using the market yield rate of the assets supporting these liabilities. Estimated fair values are presented net of the estimated fair value of corresponding policy loans due to the interdependent nature of the cash flows associated with these items.

  Surplus note: Estimated fair value of the Company's surplus note was based upon discounted future cash flows using a discount rate approximating the Company's return on invested assets.

  Separate account liabilities: Separate account liabilities are reported at full account value in the Company's historical cost balance sheet. Estimated fair values of separate account liabilities are based upon assumptions using an estimated long-term average market rate of return to discount future cash flows. The reduction in fair values for separate account liabilities reflect the present value of future revenue from product charges, distribution fees or surrender charges.

  Deferred income taxes on fair value adjustments: Deferred income taxes have been reported at the statutory rate for the differences (except for those at-tributed to permanent differences) between the carrying value and estimated fair value of assets and liabilities set forth herein.

  Non-financial assets and liabilities: Values are presented at historical cost. Non-financial assets consist primarily of property and equipment, re-ceivable from the Separate Accounts and restricted stock assets. Non-financial liabilities consist primarily of outstanding checks, guaranty fund assessments payable, payables for investments and suspense accounts.

  At December 31, 1995, the carrying amounts reported for the financial in-struments consisting primarily of short-term investments, policy loans, the adjustable principal amount promissory note and insurance and annuity reserves approximate fair value.

  SFAS No. 107 and SFAS No. 119 require disclosure of estimated fair value in-formation about financial instruments, whether or not recognized in the con-solidated balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, estimated fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the de-rived fair value estimates cannot be substantiated by comparison to indepen-dent markets and, in many cases, could not be realized in immediate settlement of the instrument. The above presentation should not be viewed as an appraisal as there are several factors, such as the fair value associated with customer or agent relationships and other intangible items, which have not been consid-ered. In addition, interest rates and other assumptions might be modified if an actual appraisal were to be performed. Accordingly, the aggregate estimated fair value amounts presented herein are limited by each of these factors and do not purport to represent the underlying value of the Company.

                    GOLDEN AMERICAN LIFE INSURANCE COMPANY

                               DECEMBER 31, 1996

5. ACQUISITION
  Transaction: On August 13, 1996, Equitable acquired all of the outstanding capital stock of BT Variable from Whitewood, a wholly-owned subsidiary of Bankers Trust, pursuant to the terms of the Purchase Agreement dated as of May 3, 1996 between Equitable and Whitewood. In exchange for the outstanding capi-tal stock of BT Variable, Equitable paid the sum of $93,000,000 in cash to Whitewood in accordance with the terms of the Purchase Agreement. Equitable also paid the sum of $51,000,000 in cash to Bankers Trust to retire certain debt owed by BT Variable to Bankers Trust pursuant to a revolving credit ar-rangement. Subsequent to the acquisition, the BT Variable, Inc. name was changed to EIC Variable, Inc.

  Accounting Treatment: The acquisition was accounted for as a purchase re-sulting in a new basis of accounting, reflecting estimated fair values for as-sets and liabilities at August 13, 1996. The purchase price was allocated to the three companies purchased--BT Variable, DSI and Golden American. Goodwill was established for the excess of the acquisition cost over the fair value of the net assets acquired and pushed down to Golden American. The acquisition cost is preliminary with respect to the final settlement of taxes with Bankers Trust and estimated expenses and, as a result, goodwill may change. The allo-cation of the purchase price to Golden American was approximately $139,872,000. The amount of goodwill relating to the acquisition was $39,254,000 at the acquisition date and is being amortized over 25 years on a straight line basis. The carrying value of goodwill will be reviewed periodi-cally for any indication of impairment in value.

  Pro Forma Information (Unaudited): The following pro forma information is presented as if the acquisition had occurred on January 1, 1995. The informa-tion is combined to reflect the purchase accounting in the pre-acquisition pe-riods of January 1, 1996 through August 13, 1996 and for the year ended Decem-ber 31, 1995. This information is intended for informational purposes only and may not be indicative of the Company's future results of operations.

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                 ---------------
                                                                  1996    1995
                                                                 ------- -------
                                                                   (DOLLARS IN
                                                                   THOUSANDS)
                                                                   (UNAUDITED)
   Revenues..................................................... $35,955 $25,149
   Net income...................................................     799   1,093

  The primary pro forma effects are revised amortization of deferred policy acquisition costs, present value of in force acquired, unearned revenue, good-will and the elimination of deferred tax benefits.

  Present Value of In Force Acquired: As part of the acquisition, a portion of the acquisition cost was allocated to the right to receive future cash flows from the insurance contracts existing with Golden American at the date of ac-quisition. This allocated cost represents the present value of in force ac-quired ("PVIF") which reflects the value of those purchased policies calcu-lated by discounting the actuarially determined expected future cash flows at the discount rate determined by Equitable.

  An analysis of the PVIF asset is as follows:

                                                                  POST-ACQUISITION               PRE-ACQUISITION
                                                                  ----------------- -----------------------------------------
                                                                   FOR THE PERIOD   FOR THE PERIOD
                                                                   AUGUST 14, 1996  JANUARY 1, 1996  YEAR ENDED   YEAR ENDED
                                                                       THROUGH          THROUGH     DECEMBER 31, DECEMBER 31,
                                                                  DECEMBER 31, 1996 AUGUST 13, 1996     1995         1994
                                                                  ----------------- --------------- ------------ ------------
                                                                                    (DOLLARS IN THOUSANDS)
   Beginning balance.............................................      $85,796          $ 6,057       $ 7,620      $ 9,784
   Imputed interest..............................................        2,465              273           548          696
   Amortization..................................................       (5,210)          (1,224)       (2,100)      (2,860)
   Adjustment for unrealized gains on available for sale
   securities....................................................           --               11           (11)          --
                                                                       -------          -------       -------      -------
   Ending balance................................................      $83,051          $ 5,117       $ 6,057      $ 7,620

                    GOLDEN AMERICAN LIFE INSURANCE COMPANY

                               DECEMBER 31, 1996

  Pre-Acquisition PVIF represents the remaining value assigned to in force contracts when Bankers Trust purchased Golden American from Mutual Benefit on September 30, 1992. See Note 8, contingent liability for additional informa-tion.

  Interest is imputed on the unamortized balance of PVIF at rates of 7.70% to 7.80% for the period August 14, 1996 through December 31, 1996. PVIF is charged to expense and adjusted for the unrealized gains (losses) on available for sale securities. Based on current conditions and assumptions as to the fu-ture events on acquired policies in force, the expected approximate net amor-tization for the next five years, relating to the balance of the PVIF as of December 31, 1996, is as follows:

   YEAR                                                           AMOUNT
   ----                                                   ----------------------
                                                          (DOLLARS IN THOUSANDS)
   1997..................................................         $9,664
   1998..................................................         10,109
   1999..................................................          9,243
   2000..................................................          7,919
   2001..................................................          6,798

6. INCOME TAXES
  The Company files a federal income tax return separate from its parent com-pany. Under the Internal Revenue Service Code, a newly acquired insurance com-pany must file a separate return for 5 years. Deferred income taxes have been established based upon the temporary differences, the reversal of which will result in taxable or deductible amounts in future years when the related asset or liability is recovered or settled.

  At December 31, 1995 and 1994, Golden American had net operating loss ("NOL") carryforwards for federal income tax purposes of approximately $22,600,000 and $17,400,000, respectively. As a result of the election made in connection with the acquisition, the Company will be treated as a new taxpayer commencing on August 14, 1996. For the period August 14, 1996 through December 31, 1996, the Company incurred a NOL of $4,725,000.

Income Tax Expense
  Income tax expenses (credits) are included in the consolidated financial statements as follows:

                                                                                              POST-ACQUISITION  PRE-ACQUISITION
                                                                                              ----------------- ---------------
                                                                                               FOR THE PERIOD   FOR THE PERIOD
                                                                                               AUGUST 14, 1996  JANUARY 1, 1996
                                                                                                   THROUGH      THROUGH AUGUST
                                                                                              DECEMBER 31, 1996    13, 1996
                                                                                              ----------------- ---------------
                                                                                                   (DOLLARS IN THOUSANDS)
   Taxes provided in consolidated statements of income--deferred.............................       $220            $(1,463)
   Taxes provided in consolidated statement of changes in stockholder's equity on unrealized
   gains--deferred...........................................................................        145                 --
                                                                                                    ----            -------
                                                                                                    $365            $(1,463)
                                                                                                    ====            =======


                    GOLDEN AMERICAN LIFE INSURANCE COMPANY

                               DECEMBER 31, 1996

  Income tax expense (credits) attributed to realized gains and losses on in-vestments amounted to $15,000 and $(147,000) and for the periods August 14, 1996 through December 31, 1996, and January 1, 1996 through August 13, 1996, respectively. The effective tax rate on income before income taxes and equity income (loss) is different from the prevailing federal income tax rate as fol-lows:

                                                                  POST-ACQUISITION               PRE-ACQUISITION
                                                                  ----------------- -----------------------------------------
                                                                   FOR THE PERIOD   FOR THE PERIOD
                                                                   AUGUST 14, 1996  JANUARY 1, 1996  YEAR ENDED   YEAR ENDED
                                                                       THROUGH      THROUGH AUGUST  DECEMBER 31, DECEMBER 31,
                                                                  DECEMBER 31, 1996    13, 1996         1995         1994
                                                                  ----------------- --------------- ------------ ------------
                                                                                    (DOLLARS IN THOUSANDS)
   Income before income taxes....................................       $570            $ 1,736        $3,364       $2,222
   Income tax at federal statutory rate..........................        200                607         1,177          778
   Tax effect (decrease) of:
    Realization of NOL carryforwards.............................         --             (1,214)           --           --
    Dividends received deduction.................................         --                 --          (350)        (368)
    Other items..................................................         20                 --            17         (210)
    Valuation allowance..........................................         --               (856)         (844)        (200)
                                                                        ----            -------        ------       ------
   Income tax expense (benefit)..................................       $220            $(1,463)       $   --       $   --
                                                                        ====            =======        ======       ======

Deferred Income Taxes
  The tax effect of temporary differences giving rise to the Company's de-ferred income tax assets and liabilities at December 31, 1996 and 1995 is as follows:

                                                                                               POST-ACQUISITION PRE-ACQUISITION
                                                                                               ---------------- ---------------
   DECEMBER 31,                                                                                      1996            1995
   ------------                                                                                ---------------- ---------------
                                                                                                    (DOLLARS IN THOUSANDS)
   Deferred tax assets:
    Future policy benefits....................................................................     $19,102          $15,520
    Deferred policy acquisition costs.........................................................       1,985            3,666
    Goodwill..................................................................................       5,918               --
    Net operating loss carryforwards..........................................................       1,653            7,891
    Other.....................................................................................         235               57
                                                                                                   -------          -------
                                                                                                    28,893           27,134
   Deferred tax liabilities:
    Net unrealized appreciation of available for sale fixed maturity securities...............         145               --
    Deferred policy acquisition costs.........................................................          --           23,560
    Unamortized cost assigned to present value of in force acquired...........................      29,068            2,120
    Other.....................................................................................          45              598
                                                                                                   -------          -------
                                                                                                    29,258           26,278
   Valuation allowance, for deferred tax assets...............................................          --             (856)
                                                                                                   -------          -------
   Deferred income tax liability..............................................................     $   365          $    --
                                                                                                   =======          =======

7. RELATED PARTY TRANSACTIONS
  DSI acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the variable in-surance products issued by Golden American which as of December 31, 1996 are sold primarily through two broker/dealer institutions. For the periods August 14, 1996, through December 31, 1996 and January 1, 1996 through August 13, 1996, Golden American paid

                    GOLDEN AMERICAN LIFE INSURANCE COMPANY

                               DECEMBER 31, 1996
commissions to DSI totaling $9,995,000 and $17,070,000, respectively. For the years ended December 31, 1995, and 1994, commissions paid by Golden American to DSI aggregated $8,440,000 and $17,569,000, respectively.

  Golden American charged DSI for various expenses and all other general and administrative costs, first on the basis of direct charges when identifiable, with the remainder allocated based on the estimated amount of time spent by Golden American's employees on behalf of DSI. For the year ended December 31, 1994 expenses allocated to DSI were $1,983,000.

  Golden American provides certain managerial and supervisory services to DSI. In 1996 and 1995, this fee was calculated as a percentage of average assets in the variable separate accounts. For the periods August 14, 1996 through Decem-ber 31, 1996 and January 1, 1996 through August 13, 1996 the fee was $877,000 and $1,390,000, respectively. This fee was $987,000 for 1995.

  On August 14, 1996, the Company began purchasing investment management serv-ices from an affiliate. Payments for these services totaled $72,000 through December 31, 1996. On August 14, 1996, all employees of Golden American, ex-cept wholesalers, became statutory employees of Equitable Life Insurance Com-pany of Iowa, an affiliate.

  Surplus Note: On December 17, 1996, Golden American issued a surplus note in the amount of $25,000,000 to Equitable. The note matures on December 17, 2026 and will accrue interest of 8.25% per annum until paid. The note and accrued interest thereon shall be subordinate to payments due to policyholders, claim-ant and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made shall be subject to the prior approval of the Delaware Insurance Commissioner. On December 17, 1996, Golden American contributed the $25,000,000 to First Golden acquiring 200,000 shares of common stock (100% of outstanding stock) of First Golden.

  Line of Credit: Golden American maintains a line of credit agreement with Equitable to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under the current agreement, which became effective December 1, 1996 and expires on December 31, 1997, Golden American can borrow up to $25,000,000. Interest on any borrowings is charged at the rate of Equitable's monthly average aggregate cost of short-term funds plus 1.00%. For the period August 14 through December 31, 1996, the Company paid $85,000 of interest under this agreement. At December 31, 1996, no amounts were outstand-ing under this agreement.

  Short-term Debt: All short-term debt was repaid as of December 30, 1994. In-terest paid during 1994 was $1,962,000. The repayment of amounts under this loan had been guaranteed by Bankers Trust.

  Stockholder's Equity: On September 23, 1996, EIC Variable, Inc. (formally known as BT Variable, Inc.) contributed $50,000,000 of Preferred Stock to the Company's additional paid-in capital.

8. COMMITMENTS AND CONTINGENCIES
  Contingent Liability: In a transaction that closed on September 30, 1992, Bankers Trust Company ("Bankers Trust") acquired from Mutual Benefit Life In-surance Company in Rehabilitation ("Mutual Benefit"), in accordance with the terms of an Exchange Agreement, all of the issued and outstanding capital stock of Golden American and DSI and certain related assets for consideration with an aggregate value of $13,200,000 and contributed them to BT Variable. The transaction involved settlement of pre-existing claims of Bankers Trust against Mutual Benefit. The ultimate value of these claims has not yet been determined by the Superior Court of New Jersey and, prior to August 13, 1996, was contingently supported by a $5,000,000 note payable from Golden American and a $6,000,000 letter of credit from Bankers Trust. Bankers Trust had esti-mated that the contingent liability due from Golden American amounted to $439,000 at August 13, 1996 and December 31, 1995. At August 13, 1996 the bal-ance of the escrow account established to fund the contingent liability was $4,293,000 ($4,150,000 at December 31, 1995).

  On August 13, 1996, Bankers Trust made a cash payment to Golden American in an amount equal to the balance of the escrow account less the $439,000 contin-gent liability discussed above. In exchange, Golden American irrevocably as-signed to Bankers Trust all of Golden American's rights to receive any amounts to

                    GOLDEN AMERICAN LIFE INSURANCE COMPANY

                               DECEMBER 31, 1996
be disbursed from the escrow account in accordance with the terms of the Ex-change Agreement. Bankers Trust also irrevocably agreed to make all payments becoming due under the Golden American note and to indemnify Golden American for any liability arising from the note.

  Reinsurance: At December 31, 1996, Golden American had reinsurance treaties with reinsurers covering a significant portion of the mortality risks under its variable contracts with unaffiliated reinsurers. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements. Reinsurance in force for life mortality risks were $58,368,000 and $24,709,000 at December 31, 1996 and 1995. Included in the ac-
companying financial statements are net considerations to reinsurers of $875,000, $600,000, $2,800,000 and $2,400,000 and net policy benefits recov-
eries of $654,000, $1,267,000, $3,500,000 and $1,900,000 for the periods Au-
gust 14, 1996 through December 31, 1996, and January 1, 1996 through August 13, 1996 and the years ended 1995 and 1994, respectively.

  Effective June 1, 1994, Golden American entered into a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying financial state-ments are presented net of the effects of the treaty which increased income by $10,000 and $56,000 for the periods August 14, 1996 through December 31, 1996 and January 1, 1996 through December 31, respectively. In 1995 and 1994, net income was reduced by $109,000 and $27,000, respectively.

  Guaranty Fund Assessments: Assessments are levied on the Company by life and health guaranty associations in most states in which the Company is licensed to cover losses of policyholders of insolvent or rehabilitated insurers. In some states, these assessments can be partially recovered through a reduction in future premium taxes. The Company cannot predict whether and to what extent legislative initiatives may affect the right to offset. Based upon information currently available from the National Organization of Life and Health Insur-ance Guaranty Associations (NOLHGA), the Company believes that it is probable these insolvencies will result in future assessments which could be material to the Company's financial statements if the Company's reserve is not suffi-cient. The Company regularly reviews its reserve for these insolvencies and updates its reserve based upon the Company's interpretation of information from the NOLHGA annual report. The associated cost for a particular insurance company can vary significantly based upon its fixed account premium volume by line of business and state premiums levels as well as its potential for pre-mium tax offset. Accordingly, the Company accrued and charged to expense an additional $291,000 for the period August 14, 1996 through December 31, 1996 and $480,000 for the period January 1, 1996 through August 13, 1996. At Decem-ber 31, 1996, the Company has an undiscounted reserve of $771,000 to cover es-timated future assessments (net of related anticipated premium tax credits) and has established an asset totaling $3,000 for assessments paid which may be recoverable through future premium tax offsets. The Company believes this re-serve is sufficient to cover expected future insurance guaranty fund assess-ments, based upon previous premium levels, and known insolvencies at this time.

  Litigation: In the ordinary course of business, the Company is engaged in litigation, none of which management believes is material.

  Vulnerability from Concentrations: The Company has various concentrations in its investment portfolio (see Note 3 for further information). The Company's asset growth, net investment income and cash flow are primarily generated from the sale of variable products and associated future policy benefits and sepa-rate account liabilities. A significant portion of the Company's sales are generated by two broker/dealers. Substantial changes in tax laws that would make these products less attractive to consumers, extreme fluctuations in in-terest rates or stock market returns which may result in higher lapse experi-ence than assumed, could cause a severe impact to the Company's financial con-dition.

  Other Commitments: At December 31, 1996, outstanding commitments to fund mortgage loans on real estate totaled $14,250,000.

--------------------------------------------------------------------------------
                      STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

TABLE OF CONTENTS

ITEM                     PAGE
INTRODUCTION............    1
Description of Golden
American Life Insurance
Company.................    1
Safekeeping of Assets...    1
The Administrator.......    1
Independent Auditors....    2
Distribution of
Contracts...............    2
Performance
Information.............    2

IRA Partial Withdrawal
Option..................    9
Other Information.......    9
Financial Statements of
Separate Account B......   10
Financial Statements of
The Managed Global
Account of Separate
Account D...............   10

Appendix -- Description
of Bond Ratings.........  A-1

                 (This page has been intentionally left blank.)

--------------------------------------------------------------------------------
                STATEMENT OF ADDITIONAL INFORMATION (CONTINUED)
--------------------------------------------------------------------------------

PLEASE TEAR OFF, COMPLETE AND RETURN THE FORM BELOW TO ORDER A FREE STATEMENT OF ADDITIONAL INFORMATION FOR THE CONTRACTS OFFERED UNDER THE PROSPECTUS. AD-DRESS THE FORM TO OUR CUSTOMER SERVICE CENTER, THE ADDRESS IS SHOWN ON THE COV-ER.

 ................................................................................

PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION FOR SEPA-RATE ACCOUNT B

                              PLEASE PRINT OR TYPE

                     -------------------------------------
                                      NAME
                     -------------------------------------
                             SOCIAL SECURITY NUMBER
                     -------------------------------------
                                 STREET ADDRESS
                     -------------------------------------
                                CITY, STATE, ZIP

(IN 6050 DVA PLUS (5/97)

 ................................................................................

                                  APPENDIX A

                       MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

  Assume $100,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.50%, an initial Index Rate ("I") of 7.00%; that a full surrender is requested three years into the Guarantee Period; that the then Index Rate for a seven year Guarantee Period ("J") is 8.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

  1. The Accumulation Value of the Fixed Allocation on the date of surrender is $124,230 ($100,000 X 1.075/3/)
  2. N = 2,555 (365 X 7)
  3. Market Value Adjustment = $124,230 X   1.07    (/2,555/365/)    = $9,700
                                           -------
                                         [ (1.0825) -1]

  Therefore, the amount paid to you on full surrender ignoring any surrender charge is $114,530 ($124,230 - $9,700).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

  Assume $100,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.5%, an initial Index Rate ("I") of 7.00%; that a full surrender is requested three years into the Guarantee Period; that the then Index Rate for a seven year Guarantee Period ("J") is 6.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

  1. The Accumulation Value of the Fixed Allocation on the date of surrender is $124,230 ($100,000 X 1.075)
  2. N = 2,555 (365 X 7)
  3. Market Value Adjustment = $124,230 X   1.07    (/2,555/365/)    = $6,270
                                           -------
                                         [ (1.0625) -1]

  Therefore, the amount paid to you on full surrender ignoring any surrender charge is $130,500 ($124,230 + $6,270).

EXAMPLE #3: PARTIAL WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE
ADJUSTMENT

  Assume $200,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.5%, an initial Index Rate ("I") of 7.00%; that a partial withdrawal of $114,530 is requested three years into the Guarantee period; that the then Index Rate ("J") for a seven year Guaran-tee Period is 8.0%; and that no prior transfers or partial withdrawals affect-ing this Fixed Allocation have been made.

  First calculate the amount that must be withdrawn from the Fixed Allocation to provide the amount requested.

  1. The Accumulation Value of the Fixed Allocation on the date of withdrawal is $248,459 ($200,000 X 1.075)
  2. N = 2,555 (365 X 7)
  3. Amount that must be withdrawn = $114,530/ 1.07   /2,555/365/  = $124,230
                                               ------
                                    [         (1.0825)           ]

  Then calculate the Market Value Adjustment on that amount

  4. Market Value Adjustment = $124,230 X 1.07   (/2,555/365/)    = $9,700
                                          ------
                                        [(1.0825)    -1]

                                      A1

  Therefore, the amount of the partial withdrawal paid to you is $114,530, as requested. The Fixed Allocation will be reduced by the amount of the partial withdrawal, $114,530, and also reduced by the Market Value Adjustment of $9,700, for a total reduction in the Fixed Allocation of $124,230.

EXAMPLE #4: PARTIAL WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE
ADJUSTMENT

  Assume $200,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.5%, an initial Index Rate of 7.0%; that a partial withdrawal of $130,500 requested three years into the Guarantee Period; that the then Index Rate ("J") for a seven year Guarantee Period is 6.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

  First calculate the amount that must be withdrawn from the Fixed Allocation to provide the amount requested.

  1. The Accumulation Value of Fixed Allocation on the date of surrender is $248,459 ($200,000 X 1.075)
  2. N = 2,555 (365 X 7)
  3. Amount that must be withdrawn =  $130,500/ 1.07   /2,555/365/  = $124,230
                                                ------
                                        [      (1.0625)   ]

  Then calculate the Market Value Adjustment on that amount

  4. Market Value Adjustment = $124,230 X   1.07   /2,555/365/  = $6,270
                                            ------
                                          [(1.0625)    -1]

  Therefore, the amount of the partial withdrawal paid to you is $130,500, as requested. The Fixed Allocation will be reduced by the amount of the partial withdrawal, $130,500, but increased by the Market Value Adjustment of $6,270, for a total reduction in the Fixed Allocation of $124,230.

                                      A2

                    GOLDEN AMERICAN LIFE INSURANCE COMPANY
                    Golden American Life Insurance Company is a stock company domiciled in Wilmington, Delaware
IN 3306 DVA PLUS 5/97

                                   PART II

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following provisions regarding the Indemnification of Directors and Officers of the Registrant are applicable:

     INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND
     INCORPORATORS

     Delaware General Corporation Law, Title 8, Section 145 provides that corporations incorporated in Delaware may indemnify their officers, directors, employees or agents for threatened, pending or past legal action by reason of the fact he/she is or was a director, officer, employee or agent. Such indemnification is provided for under the Company's By-Laws under Article VI. Indemnification includes all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. Prepayment of expenses is permitted, however, reimbursement is required if it is ultimately determined that indemnification should not have been given.

     DIRECTORS' AND OFFICERS' INSURANCE

     The directors, officers, and employees of the registrant, in addition to the indemnifications described above, are indemnified through the blanket liability insurance policy of Bankers Trust Company, an affiliate of Registrant, for liabilities not covered through the indemnification provided under the By-Laws.

     SECURITIES AND EXCHANGE COMMISSION POSITION ON
     INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  EXHIBITS.

     1 Underwriting Agreement Between Golden American Life Insurance Company and Directed Services, Inc. (Incorporated by reference to registrant's pre-effective amendment No. 1 to the Registration Statement Filed with the Securities and Exchange Commission on October 6, 1988 (File No. 33-23351)).

     3(a) Articles of Incorporation of Golden American Life
          Insurance Company (Incorporated herein by reference to the depositor's post-effective amendment No. 17 to the registration statement on Form N-4 filed with the Securities and Exchange Commission on May 2, 1994 (File No. 33-23351)).

     3(b) (i)   By-laws of Golden American Life Insurance
          Company (Incorporated herein by reference to the depositor's initial registration statement on Form N-4 filed with the Securities and Exchange Commission on July 27, 1988 (File No. 33-23351)).

          (ii)  By-laws of Golden American Life Insurance
          Company, as amended (Incorporated herein by reference to the depositor's post-effective amendment No. 5 to the registration statement on Form N-4 filed with the Securities and Exchange
          Commission on May 2, 1991 (File No. 33-23351)).

          (iii) Certificate of Amendment of the By-laws of MB
          Variable Life Insurance Company, as amended
          (Incorporated herein by reference to the depositor's registration statement on Form N-3 filed with the Securities and Exchange Commission on August 19, 1992 (File No. 33-51028)).

          (iv)  By-laws of Golden American, as amended
          (12/21/93) (Incorporated herein to the depositor's post-effective amendment No. 17 to the registration statement filed with the Securities and Exchange Commission on May 2, 1994 (File No. 33-23351)).

     4(a) Individual Deferred Variable and Fixed Annuity
          Contract. (1)

     4(b) Discretionary Group Deferred Variable and Fixed
          Annuity Contract. (1)

     4(c) Individual Deferred Variable and Fixed Annuity
          Application. (1)

     4(d) Group Deferred Variable and Fixed Annuity
          Enrollment Form. (1)

     4(e) Individual Deferred Combination Variable and Fixed
          Annuity Contract. (3)

     4(f) Discretionary Group Deferred Combination Variable and Fixed Annuity Contract. (3)

     4(g) Individual Deferred Variable Annuity Contract. (3)

     4(h) External Exchange Program Endorsement. (2)

     4(i) DVA Update Program Schedule Page. (2)

     4(j) Individual Retirement Annuity Rider Page. (2)

     4(k) Individual Deferred Combination Variable and Fixed
          Annuity Application. (3)

     4(l) Group Deferred Combination Variable and Fixed
          Annuity Enrollment Form. (3)

     4(m) Individual Deferred Variable Annuity Application. (3)

     5    Opinion and Consent of Myles R. Tashman, Esq.

     23(a)   Consent of Sutherland, Asbill & Brennan, L.L.P.

     23(b)   Consent of Ernst & Young LLP, independent auditors.

     24(a)   Powers of Attorney.

     27      Financial Data Schedule
_______________
(1)  Incorporated herein by reference to Pre-Effective
     Amendment No. 1 of this registration statement filed with the Securities and Exchange Commission on February
     13, 1995.

(2) Incorporated herein by reference to Amendment No. 3 of this registration statement filed with the Securities and Exchange Commission on September 7, 1995.

(3) Incorporated herein by reference to Amendment No. 4 of this registration statement filed with the Securities and Exchange Commission on May 1, 1996.

(b)  FINANCIAL STATEMENT SCHEDULE.

     (1) All financial statements are included in the Prospectus as indicated therein
     (2)   Schedules I, III and IV follow:


                                SCHEDULE I
                          SUMMARY OF INVESTMENTS
                  OTHER THAN INVESTMENTS IN RELATED PARTIES
                           (Dollars in thousands)


                                                                       Balance
                                                                         Sheet
December 31, 1996                           Cost 1         Value        Amount
_______________________________________________________________________________
TYPE OF INVESTMENT
Fixed maturities, available for sale:
  Bonds:
    United States Government and govern-
      mental agencies and authorities      $73,984       $73,857       $73,857
    Public utilities                        35,893        36,048        36,048
    Investment grade corporate             134,487       134,607       134,607
    Below investment grade corporate        25,921        26,114        26,114
    Mortgage-backed securities               4,868         4,937         4,937
                                        ___________   ___________   ___________
Total fixed maturities, available
  for sale                                 275,153       275,563       275,563

Equity securities:
  Common stocks:  industrial, miscel-
    laneous and all other                       36            33            33

Mortgage loans on real estate               31,459                      31,459
Policy loans                                 4,634                       4,634
Short-term investments                      12,631                      12,631
                                        ___________                 ___________
Total investments                         $323,913                    $324,320
                                        ===========                 ===========

Note 1: Cost is defined as original cost for stocks and other invested assets, amortized cost for bonds and unpaid principal for policy loans and mortgage loans on real estate, adjusted for amortization of premiums and accrual of discounts.


















                                SCHEDULE III
                     SUPPLEMENTARY INSURANCE INFORMATION
                           (Dollars in thousands)

          Column              Column      Column     Column   Column    Column
             A                  B           C          D         E         F
________________________________________________________________________________
                                            Future
                                            Policy              Other
                                  De-    Benefits,             Policy
                               ferred      Losses,             Claims    Insur-
                               Policy       Claims      Un-       and      ance
                               Acqui-          and   earned     Bene-  Premiums
                               sition         Loss  Revenue      fits       and
Segment                         Costs     Expenses  Reserve   Payable   Charges
________________________________________________________________________________
                                              POST-ACQUISITION
________________________________________________________________________________
Period August 14, 1996
 through December 31, 1996:
Life insurance                $11,469     $285,287   $2,063        --    $8,768

                                              PRE-ACQUISITION
________________________________________________________________________________
Period January 1, 1996
 through August 13, 1996:
Life insurance                 85,265      176,914    8,826        --    12,259

Year ended December 31, 1995:
Life insurance                 67,314       33,673    6,556        --    18,388

Year ended December 31, 1994:
Life insurance                 60,662        1,051    1,759        --    17,519























                                SCHEDULE III
                  SUPPLEMENTARY INSURANCE INFORMATION - CONTINUED
                           (Dollars in thousands)

          Column              Column      Column     Column   Column    Column
             A                  G           H          I         J         K
________________________________________________________________________________

                                                    Amorti-
                                          Benefits   zation
                                           Claims,       of
                                            Losses  Deferred
                                  Net          and   Policy     Other
                              Invest-      Settle-   Acqui-    Opera-
                                 ment         ment   sition      ting  Premiums
Segment                        Income     Expenses    Costs  Expenses   Written
________________________________________________________________________________
                                              POST-ACQUISITION
________________________________________________________________________________
Period August 14, 1996
 through December 31, 1996:
Life insurance                 $5,795       $7,003     $244    $8,066        --

                                              PRE-ACQUISITION
________________________________________________________________________________
Period January 1, 1996
 through August 13, 1996:
Life insurance                  4,990        5,270    2,436     8,847        --

Year ended December 31, 1995:
Life insurance                  2,818        3,146    2,710    13,333        --

Year ended December 31, 1994:
Life insurance                    560           35    4,608     9,317        --






















                                 SCHEDULE IV
                                 REINSURANCE
              GOLDEN AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARY

Column A               Column B     Column C  Column D     Column E   Column F
_______________________________________________________________________________
                                                                     Percentage
                                    Ceded to   Assumed               of Amount
                          Gross        Other  from Other        Net    Assumed
                         Amount    Companies  Companies      Amount     to Net
_______________________________________________________________________________
 At December 31, 1996:
 Life insurance in
  force             $86,192,000  $58,368,000        --  $27,824,000         --
                    ============ ============ ========= ============ ==========
 At December 31, 1995:
 Life insurance in
  force             $38,383,000  $24,709,000        --  $13,674,000         --
                    ============ ============ ========= ============ ==========
 At December 31, 1994:
 Life insurance in
  force             $30,227,000  $23,061,000        --   $7,166,000         --
                    ============ ============ ========= ============ ==========






ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)  To include any prospectus required by Section
             10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

As required by the Securities Act of 1933, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington and State of Delaware, on the 1st day of May, 1997.

                                     GOLDEN AMERICAN LIFE
                                          INSURANCE COMPANY
                                     (Registrant)


                                By:  /s/Terry L. Kendall
                                     ------------------------
                                     Terry L. Kendall*
                                     President and Chief
                                          Executive Officer
Attest: /s/Marilyn Talman
        ----------------------
        Marilyn Talman
        Vice President, Assistant Secretary
             and Associate General Counsel

As required by the Securities Act of 1933, this Registration
Statement has been signed below by the following persons in the capacities indicated on April 30, 1997.

Signature                          Title

/s/Terry L. Kendall           President, Director
--------------------            and Chief  Executive
Terry L. Kendall*               Officer of Depositor


/s/Paul E. Larson             Executive Vice President,
--------------------            Director, Chief Financial
Paul E. Larson*                 Officer and Assistant Secretary


                     DIRECTORS OF DEPOSITOR
/s/Fred S. Hubbell*            /s/Lawrence V. Durland*
----------------------         -----------------------
Fred S. Hubbell*               Lawrence V. Durland*

/s/Thomas L. May*              /s/John A. Merriman*
----------------------         -----------------------
Thomas L. May*                 John A. Merriman*

/s/Beth B. Neppl*              /s/Paul R. Schlaack*
----------------------         -----------------------
Beth B. Neppl*                 Paul R. Schlaack*

/s/Jerome L. Sychowski
----------------------
Jerome L. Sychowski



       By: /s/ Marilyn Talman,   Attorney-in-Fact
           ------------------------------------------
           Marilyn Talman

_________________________
*Executed by Marilyn Talman on behalf of those indicated pursuant to Power of Attorney.

                                  EXHIBIT INDEX

ITEM      EXHIBIT                                                         PAGE #


5         Opinion and Consent of Myles R. Tashman, Esq.. . . . . . . . . .

23(a)     Consent of Sutherland, Asbill & Brennan, L.L.P.. . . . . . . . .

23(b)     Consent of Ernst & Young LLP, Independent Auditors . . . . . . .

24        Powers of Attorney . . . . . . . . . . . . . . . . . . . . . . .

27        Financial Data Schedule. . . . . . . . . . . . . . . . . . . . .